UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Walmart Inc.
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# Building Our Flywheel

Best, first place to shop
Even more items and services
Health and Wellness
Financial Services
Lower Cost
Leveraging our assets for B2B opportunities
Customer and Member Value

To learn more about Walmart's strategy and business performance, please see our digital annual report for fiscal 2022, available at *http://stock.walmart.com/annual-reports*.

MESSAGE FROM OUR CHAIRMAN

Dear Fellow Shareholders:
In last year’s letter, I highlighted some of the ways in which the COVID-19 pandemic had accelerated many customer trends we had already been focused on. Looking back at the past year, I am even more confident in our strategy going forward. As it always has, our strategy starts with putting the customer first, by running great stores and offering seamless delivery and pickup services, all while maintaining our focus on everyday low prices.
That is enabling us to diversify our business model and deepen our relationships with our customers. We continue to expand our flywheel model by broadening offerings such as financial services, health and wellness, marketplace, fulfillment, last-mile delivery, and advertising.
We are committed to doing all this in a way that drives long-term shareholder value by creating shared value for all of our stakeholders, including customers, associates, suppliers, business partners, and communities. In late 2020, we set a goal to become a regenerative company - one that works to restore, renew, and replenish in addition to preserving our planet, and encourages others to do the same. The Board reinforced this commitment in 2021 when it adopted Walmart's Statement on Climate Policy, which sets forth our key goals and strategies for climate action.
None of this would be possible without the dedication and creativity of our associates. We continue to invest in our associates, and since 2015, we raised minimum starting wages by more than 65% for our hourly associates in the U.S. We also continue to invest in training and development, and in 2021 announced that we will pay 100% of college tuition and books for eligible associates enrolled in Live Better U.
Your Board is highly engaged in overseeing our strategic transformation during this time of rapid change. I am confident that the Board has the right mix of diverse skills, experience, and backgrounds to serve as a strategic asset for our company, and is well-positioned to continue to guide us in the years to come.
Thank you for your continued support of Walmart, and I encourage you to attend our virtual shareholders’ meeting. Regardless of whether you are able to join us live virtually for the 2022 Annual Shareholders’ Meeting, your views are important to us, and I encourage you to vote your Shares as described on page 104.
Sincerely,
Gregory B. Penner, Chairman

2022 Proxy Statement	1

MESSAGE FROM OUR LEAD INDEPENDENT DIRECTOR

Dear Fellow Shareholders:
As I look back at my four years as your Lead Independent Director, I have seen first-hand that your Board’s engagement and commitment to robust oversight is a key to driving sustainable, long-term value through a period of rapid change. I believe this commitment has served us well during the extraordinary challenges of the past two years.
As Walmart’s transformation continues to accelerate, the skills, qualifications, experience, and backgrounds that the Board needs to maximize its effectiveness will continue to evolve. Our Board conducts a rigorous succession planning process, which has resulted in four new independent directors - including female and diverse directors - joining the Board in the last five years. Our 12-year term limits for independent directors promote a disciplined director refreshment process and give us visibility into future Board turnover, which we believe is an advantage in Board succession planning. We believe this approach to Board refreshment has resulted in a diverse and highly skilled Board with the right mix of perspectives, experience, and tenures to guide us through this exciting time.
Your Board actively seeks and values feedback from shareholders and other stakeholders. Since our 2021 Annual Shareholders’ Meeting, we have engaged with shareholders representing approximately 490 million Shares on topics including strategy, governance, compensation, sustainability, human capital management, and diversity, equity and inclusion. This feedback is regularly shared with the Nominating and Governance Committee of the Board, which I chair, and has helped inform our decision-making and shape the disclosure in this proxy statement.
We are also committed to ensuring that our compensation program continues to be tied to performance in a way that supports our strategy during this period of rapid change. The Board’s Compensation and Management Development Committee regularly reviews our incentive plan design and performance metrics to ensure that they promote strong operating results while enabling investments that support our ongoing transformation. You can learn more about our executive compensation program in the CD&A beginning on page 41.
Thank you for your investment in Walmart, and I encourage you to attend our virtual shareholders' meeting. The Board continues to work to represent your interests and earn your trust.
Sincerely,
Thomas W. Horton, Lead Independent Director

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NOTICE OF 2022 ANNUAL SHAREHOLDERS’ MEETING

How to Attend the Virtual Shareholders' Meeting

Virtual Shareholders’ Meeting at:
www.virtualshareholdermeeting.com/WMT2022
Like prior years, our 2022 Annual Shareholders’ Meeting will be held in a virtual meeting format only with no physical location. Shareholders who held Shares as of the record date may attend the meeting online by logging in at: www.virtualshareholdermeeting.com/WMT2022 on the date and time provided in this notice. You will not be able to attend the meeting in person.
The live audio webcast for the meeting will begin promptly at 10:30 a.m., Central Time on Wednesday, June 1, 2022. Please see pages 103-107 for additional information about how to access, vote, examine the list of shareholders, and submit questions during the meeting. For shareholders of record who are entitled to attend the meeting, the list of shareholders of record will be available during the meeting at www.virtualshareholdermeeting.com/WMT2022.

Who Can Vote
The record date for the 2022 Annual Shareholders’ Meeting is April 8, 2022. This means that you are entitled to receive notice of the meeting and vote your Shares held as of that date during the meeting if you were a shareholder of record as of the close of business on April 8, 2022.

Items of Business

To elect as directors the 11 nominees identified in this proxy statement.	To vote on a non-binding, advisory resolution to approve the compensation of Walmart’s named executive officers.	To ratify the appointment of Ernst & Young LLP as the company’s independent accountants for the fiscal year ending January 31, 2023.	To vote on the 7 shareholder proposals described in the accompanying proxy statement, if properly presented at the meeting.
(PAGE 8) ➔	(PAGE 40) ➔	(PAGE 77) ➔	(PAGE 82) ➔

Vote	Vote	Vote	Vote
each Shareholder Proposal
Shareholders may also transact any other business properly brought before the 2022 Annual Shareholders’ Meeting or any adjournment or postponement thereof.

How to Cast Your Vote ➔ (PAGE 104)

INTERNET (BEFORE THE MEETING) www.proxyvote.com	CALL 1-800-690-6903	MOBILE DEVICE Scan the QR code on your proxy card, notice of internet availability of proxy materials, or voting instruction form	MAIL Mail your signed proxy card or voting instruction form	DURING THE VIRTUAL MEETING Please see pages 103-107 for details about how to attend and vote your Shares during the virtual meeting.

April 21, 2022
By Order of the Board of Directors,
Rachel Brand
Executive Vice President, Global Governance, Chief Legal Officer, and Corporate Secretary

This proxy statement and our Annual Report to Shareholders for the fiscal year ended January 31, 2022, are available in the “Investors” section of our corporate website at http://stock.walmart.com/annual-reports.

2022 Proxy Statement	3

PROXY VOTING SUMMARY

You have received these proxy materials because the Board is soliciting your proxy to vote your Shares during the 2022 Annual Shareholders’ Meeting or any adjournment or postponement thereof. This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider in deciding how to vote your Shares, and you should read the entire proxy statement carefully before voting. Page references (“XX”) are supplied to help you find further information in this proxy statement. Please refer to the Table of Abbreviations beginning on page 111 for the meaning of certain terms used in this summary and the rest of this proxy statement. This proxy statement and the related proxy materials were first released to shareholders and made available on the internet on April 21, 2022.
Shareholders who held Shares as of the close of business on the record date can attend the virtual meeting at www.virtualshareholdermeeting.com/WMT2022.

PROPOSAL NO. 1 Election of Directors (page 8) ➔

Board Demographics
Age 55 years Median Age Tenure •8 years Median Tenure •12-year term limit for Independent Directors •4 nominees were appointed in the last 5 years; 3 of whom are women or racially/ethnically diverse
Highly Engaged Board
•Actively involved in Walmart’s strategic transformation
•98% overall attendance rate at Board and Board committee meetings during fiscal 2022
•5 Board and 19 Board committee meetings during fiscal 2022

Independence
•7 of 11 nominees are independent and 10 of 11 nominees are non-management
•All members of the Audit Committee; Compensation and Management Development Committee; and Nominating and Governance Committee are independent
•Robust Lead Independent Director role

Relevant Skills and Experience
The nominees possess a balance of distinguished leadership, diverse perspectives, strategic skill sets, and professional experience relevant to our business and strategic objectives, including:

Senior Leadership Experience	Retail Experience

Finance, Accounting, or Financial Reporting Experience	Global or International Business Experience

Regulatory, Legal, or Risk Management Experience	Technology or eCommerce Experience

Women	Marketing or Brand Management Experience

Racially/ethnically diverse

The Board recommends a vote FOR each director nominee.

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Proxy Voting Summary

PROPOSAL NO. 2 Advisory Vote to Approve Named Executive Officer Compensation (page 40) ➔

Compensation Aligned with Performance
•Executive compensation program aligned with our strategy and heavily tied to performance
•More than 75% of our CEO’s fiscal 2022 target total direct compensation was based on achieving goals related to operating income, sales, and ROI
Fiscal 2022 Total Direct Compensation (at target)

## Cash

BASE SALARY

**CEO:** about 6% of target TDC

**Other NEOs:** about 9%–12% of target TDC

ANNUAL INCENTIVE

**CEO:** about 15% of target TDC

**Other NEOs:** about 16%–19% of target TDC

- Based on operating income and sales-related metrics
- Pays out between 0% and 125% of target (37.5% if threshold goals met)

Performance Based

## Equity

RESTRICTED STOCK

**CEO:** about 19% of target TDC

**Other NEOs:** about 16%-17% of target TDC

- Vests over 3 years

PERFORMANCE EQUITY

Largest component of target TDC

**CEO:** about 61% of target TDC

**Other NEOs:** about 54%–58% of Target TDC

- Based on ROI and sales performance during the first year of a 3-year vesting period
- Pays out between 0% and 150% of target (50% if threshold goals met)

The Board recommends a vote FOR this proposal.

2022 Proxy Statement	5

Proxy Voting Summary

PROPOSAL NO. 3 Ratification of Independent Accountants (page 77) ➔	PROPOSALS NO. 4-10 Shareholder Proposals, in each case, if properly presented at the meeting (page 82) ➔

Quality, Experienced Independent Audit Firm
•Ernst & Young LLP is an independent registered accounting firm with significant experience on Walmart’s audit.
•The firm’s expertise and fees are appropriate for the breadth and complexity of our company’s global operations.

Each shareholder proposal included in this proxy statement is followed by Walmart’s response. For the reasons set forth in Walmart’s responses, the Board recommends a vote AGAINST each shareholder proposal, if properly presented at the meeting.

The Board recommends a vote FOR this proposal.	The Board recommends a vote AGAINST each shareholder proposal.
This document may include forward-looking statements within the meaning of Section 21E of the Exchange Act that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Exchange Act as well as protections afforded by other federal securities laws. All statements other than statements of historical or current facts, including statements regarding our environmental, social, and other sustainability plans, goals, commitments and strategies made in this document are forward-looking. We use words such as “anticipates,” “believes,” “expects,” “future,” “intends,” and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. The forward-looking statements in this document are subject to certain risks, uncertainties and other factors including the risks relating to the company’s strategy, operations and performance and the financial, legal, tax, regulatory, compliance, reputational, and other factors discussed in the “Risk Factors” and other sections of the company’s Annual Report on Form 10-K for fiscal 2022 and subsequent filings with the SEC, which are available at http://www.sec.gov. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document. We undertake no obligation to revise or update any of the forward-looking statements or information, which speak as of their respective dates.

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2022 Proxy Statement	7

PROPOSAL NO. 1 ELECTION OF DIRECTORS

What am I voting on?
You are voting to elect each nominee named below as a director of Walmart for a one-year term. If you return your proxy, your proxy holder will vote your Shares FOR the election of each Board nominee named below unless you instruct otherwise. If the shareholders elect all the director nominees named in this proxy statement at the 2022 Annual Shareholders’ Meeting, Walmart will have 11 directors. Each director nominee named in this proxy statement has consented to act as a director of Walmart if elected. If a nominee becomes unwilling or unable to serve as a director, your proxy holder will have the authority to vote your Shares for any substitute candidate nominated by the Board, or the Board may decrease the size of the Board.

Overview of Director Nominees and Committee Assignments
Seven of our eleven Board nominees are independent, and all members of the Audit Committee, the CMDC, and the NGC are independent. Our Board has separated the roles of Chairman and CEO, and we have a robust Lead Independent Director role. Despite their significant Share ownership, only three members of the Walton family serve as non-management Board members.

Board Committees:	●	Chair	●	Member

Audit	Nominating and Governance	Technology and eCommerce

Compensation and Management Development	Strategic Planning and Finance

Cesar Conde Independent Chairman of NBCUniversal News Group Age 48 | Director Since 2019 Other Public Company Boards 1	Carla Harris Independent Senior Client Advisor, Morgan Stanley Age 59 | Director Since 2017 Other Public Company Boards 1

Tim Flynn Independent Retired Chairman and CEO, KPMG Age 65 | Director Since 2012 Other Public Company Boards 2	Tom Horton Lead Independent Director Partner, Global Infrastructure Partners; and retired Chairman, American Airlines Age 60 | Director Since 2014 Other Public Company Boards 1

Sarah Friar Independent CEO and Director, Nextdoor Holdings, Inc. Age 49 | Director Since 2018 Other Public Company Boards 2	Marissa Mayer Independent Co-founder and CEO, Sunshine Products, Inc.; and Former President and CEO, Yahoo! Inc. Age 46 | Director Since 2012 Other Public Company Boards 0

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Proposal No. 1 Election of Directors
Board Demographics
Our Board nominees bring a variety of backgrounds, qualifications, skills and experiences that contribute to a well-rounded Board uniquely positioned to effectively guide our strategy and oversee our operations in a rapidly evolving retail industry.

Independence
Highly Engaged Board
Actively involved in Walmart’s strategy
98% overall attendance rate at Board and Board committee meetings during fiscal 2022
19 Board committee meetings and 5 Board meetings during fiscal 2022
Thoughtful Board Refreshment
12-year term limit for Independent Directors
4 of the nominees joined the Board in the last 5 years, 3 of whom are women or racially/ethnically diverse
Adopted policy to include women and racially/ethnically diverse candidates in all director candidate pools
Ongoing Board and committee succession planning

64% Independent

Age

55 years	56 years
BOARD NOMINEE MEDIAN AGE	BOARD NOMINEE AVERAGE AGE

Gender	Racial/Ethnic Diversity

27% Female	18% Racially/Ethnically Diverse

Tenure

8 years	10 years
BOARD NOMINEE MEDIAN TENURE	BOARD NOMINEE AVERAGE TENURE

Doug McMillon President and CEO, Walmart Age 55 | Director Since 2013 Other Public Company Boards 0	Rob Walton Retired Chairman, Walmart Age 77 | Director Since 1978 Other Public Company Boards 0

Greg Penner Non-Executive Chairman General Partner, Madrone Capital Partners Age 52 | Director Since 2008 Other Public Company Boards 0	Steuart Walton Founder and Chair, RZC Investments Age 40 | Director Since 2016 Other Public Company Boards 0

Randall Stephenson Independent Retired Executive Chair and CEO, AT&T Age 61 | Director Since 2021 Other Public Company Boards 0

2022 Proxy Statement	9

Proposal No. 1 Election of Directors
Board Skills Criteria and Qualifications

What qualifications do the Nominating and Governance Committee and the Board consider when selecting candidates for nomination?
At Walmart, we believe an effective Board should be made up of individuals who collectively provide an appropriate balance of distinguished leadership, diverse perspectives and viewpoints, strategic skill sets, and professional experience relevant to our business and strategic objectives.
The NGC selects potential candidates on the basis of outstanding achievement in their professional careers; broad experience and wisdom; personal and professional integrity; ability to make independent, analytical inquiries; experience and understanding of the business environment; willingness and ability to devote adequate time to Board duties; and such other experience, attributes, and skills that the NGC determines qualify candidates for service on the Board.
Because we take a shared-value approach and integrate ESG priorities into our strategy, the Board believes that our approach of seeking directors with the skills and experiences identified in this proxy statement has resulted in a Board whose backgrounds, skills, and experience are appropriate for oversight of our ESG strategy.
The NGC also considers whether a potential candidate satisfies the independence and other requirements for service on the Board and its committees, as set forth in the NYSE Listed Company Rules and the SEC’s rules. Additional information regarding qualifications for service on the Board and the nomination process for director candidates is set forth in the NGC’s charter and our Corporate Governance Guidelines, which are available on the Corporate Governance page of our website at http://stock.walmart. com/ investors/corporate-governance/ governance-documents.

Director Skills Criteria:
The NGC and Board regularly review the skills and experiences relevant to our Board in light of our ongoing strategic transformation. Depending on the current composition of the Board and Board committees and expected future turnover on our Board, the NGC generally seeks director candidates with experience, skills, or background in one or more of the following areas:
Experience and Skills Relevant to the Successful Oversight of our Strategy

Retail Experience As the world’s largest retailer, we seek directors who possess an understanding of financial, operational, and strategic issues facing large retail companies.

Technology or eCommerce Experience In order to support our omni-channel strategy to combine our unique physical and digital assets and capabilities, we seek directors with experience in related industries who can provide advice and guidance on the development and uses of technology as well as eCommerce, omni-channel, and digital businesses.

Global or International Business Experience Directors with broad international exposure provide useful business and cultural perspectives, and as a global organization, we seek directors with experience at multinational companies or in international markets.

Marketing or Brand Management Experience Directors with relevant experience in consumer marketing or brand management, especially on a global basis, provide important insights to our Board.

Experience and Skills Relevant to Effective Oversight and Governance

Senior Leadership Experience Directors who have served in relevant senior leadership positions bring unique experience and perspective. We seek directors who have demonstrated expertise in governance, strategy, development, human capital management, workforce development, and execution.

Regulatory, Legal, or Risk Management Experience Our company’s business requires compliance with a variety of regulatory requirements across a number of federal, state, and international jurisdictions. Our Board values the insights of directors who have experience advising or working at companies in regulated industries, and it benefits from the perspectives of directors with governmental, public policy, legal, and risk management experience and expertise.

Finance, Accounting, or Financial Reporting Experience We value an understanding of finance and financial reporting processes because of the importance our company places on accurate financial reporting and robust financial controls and compliance. We also seek to have multiple directors who qualify as audit committee financial experts.

Board Diversity Diversity, equity and inclusion are values embedded in our culture and fundamental to our business. We believe that a board comprised of directors with diverse backgrounds, experiences, and perspectives and viewpoints improves the dialogue and decision-making in the boardroom and contributes to overall Board effectiveness. The Board assesses the effectiveness of its approach to Board diversity as part of the Board and committee evaluation process.

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Proposal No. 1 Election of Directors
Summary of Director Nominee Qualifications and Experience
The chart below identifies the balance of skills and qualifications each director nominee brings to the Board. The fact that a particular skill or qualification is not designated does not mean the director nominee does not possess that particular attribute. Rather, the skills and qualifications noted below are those reviewed by the NGC as part of the Board succession planning process. We believe the combination of the skills and qualifications shown below demonstrates how our Board is well positioned to provide strategic advice and effective oversight to our management.

	Experience and Skills Relevant to the Successful Oversight of our Strategy				Experience and Skills Relevant to Effective Oversight and Governance

Director Nominee	Retail	Global or International Business	Technology or eCommerce	Marketing or Brand Management	Senior Leadership	Finance, Accounting, or Financial Reporting	Regulatory, Legal, or Risk Management
Cesar Conde
Tim Flynn
Sarah Friar
Carla Harris
Tom Horton
Marissa Mayer
Doug McMillon
Greg Penner
Randall Stephenson
Rob Walton
Steuart Walton
TOTAL

2022 Proxy Statement	11

Proposal No. 1 Election of Directors
Director Nominees for 2022

The Board recommends that shareholders vote FOR each of the nominees named below for election to the Board.

Who are the 2022 director nominees?
Based on the recommendation of the NGC, the Board has nominated the following candidates for election as directors at the 2022 Annual Shareholders’ Meeting. All eleven nominees were previously elected by our shareholders at the 2021 Annual Shareholders’ Meeting. The information provided below includes, for each nominee, his or her age, principal occupation and employment during the past five years, the year in which he or she first became a director of Walmart, each Board committee on which he or she currently serves, whether he or she is independent, and directorships of other public companies held by each nominee during the past five years.

Cesar Conde INDEPENDENT DIRECTOR

Age: 48 Joined the Board: 2019	Board Committees: Audit TeCC	Other Current Public Company Directorships: PepsiCo, Inc.
Career Highlights

May 2020 to present	Chairman of NBCUniversal News Group, a global media and entertainment company

October 2015 to May 2020	Chairman of NBCUniversal Telemundo Enterprises and NBCUniversal International Group

2013 to 2015	Executive Vice President of NBCUniversal, including oversight of NBCUniversal International and NBCUniversal Digital Enterprises

2009 to 2013	President of Univision Networks, a leading American media company with a portfolio of Spanish language television networks, radio stations, and digital platforms

2003 to 2009	Variety of senior executive capacities at Univision Networks, where he is credited with transforming it into a leading global, multi-platform media brand

2002 to 2003	White House Fellow for Secretary of State Colin L. Powell

Prior to 2002	Positions at StarMedia Network, the first internet company focused on Spanish- and Portuguese-speaking audiences globally

Further Information
Mr. Conde has served on the board of directors of PepsiCo, Inc. since March 2016, and from August 2014 to April 2019 he served on the board of directors of Owens Corning. He also is a Trustee of the Aspen Institute and the Paley Center for Media, and he has served as a Young Global Leader for the World Economic Forum. Mr. Conde holds a B.A. with honors from Harvard University and an M.B.A. from the Wharton School at the University of Pennsylvania.
Skills and Qualifications

The Board benefits from Mr. Conde’s broad experience with large media companies that produce and distribute high-quality content across a range of broadcast, cable, and digital platforms.
Mr. Conde brings valuable perspectives in business, finance, and media gained from his experience in a variety of senior leadership roles at large, global media companies.
With his senior leadership experience at large, multi-platform media companies such as NBCUniversal and Univision, Mr. Conde brings valuable perspectives regarding consumer and media landscapes.

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Proposal No. 1 Election of Directors

Timothy P. Flynn INDEPENDENT DIRECTOR

Age: 65 Joined the Board: 2012	Board Committees: Audit (Chair) TeCC	Other Current Public Company Directorships: JPMorgan Chase & Co. UnitedHealth Group Incorporated
Career Highlights

2007 to 2011	Chairman of KPMG International (“KPMG”), a global professional services organization that provides audit, tax, and advisory services

2005 to 2010	Served as Chairman of KPMG LLP in the U.S., the largest individual member firm of KPMG

2005 to 2008	CEO of KPMG LLP

Prior to 2005	Held various leadership roles at KPMG, including as Global Head of Audit, and Vice Chairman, Audit and Risk Advisory Services, with operating responsibility for Audit, Risk Advisory and Financial Advisory Services practices

Further Information
Mr. Flynn joined the board of directors of UnitedHealth Group Incorporated in January 2017 and has served as a member of the board of directors of JPMorgan Chase & Co. since 2012. Mr. Flynn also served on the board of Alcoa Corporation from November 2016 until May 2021. He previously served as a member of the board of directors of The Chubb Corporation from September 2013 until its acquisition in January 2016. He also previously served as a trustee of the Financial Accounting Standards Board, a member of the World Economic Forum’s International Business Council, and a director of the International Integrated Reporting Council. Mr. Flynn graduated from the University of St. Thomas, St. Paul, Minnesota and is a member of the school’s board of trustees.
Skills and Qualifications

Mr. Flynn has more than 32 years of experience in risk management, financial services, financial reporting, and accounting.
Mr. Flynn also brings extensive experience with issues facing complex, global companies, and expertise in accounting, auditing, risk management, and regulatory affairs for such companies.
In addition, Mr. Flynn brings his experiences in executive leadership positions at KPMG and his service on the boards of directors of other large public companies.

Sarah J. Friar INDEPENDENT DIRECTOR

Age: 49 Joined the Board: 2018	Board Committees: Audit SPFC (Chair)	Other Current Public Company Directorships: Nextdoor Holdings, Inc. Dragoneer Growth Opportunities Corp. III
Career Highlights

December 2018 to present	CEO, President and Chairperson of the Board of Nextdoor Holdings, Inc. (previously Nextdoor, Inc.), the neighborhood network that connects neighborhood stakeholders, including neighbors, businesses, and public services, online and in real life to build stronger, more vibrant, and resilient neighborhoods

July 2012 to November 2018	CFO of Block, Inc. (previously Square, Inc.)

2011 to 2012	Senior Vice President of Finance & Strategy at Salesforce.com, Inc.

2000 to 2011	Various positions at The Goldman Sachs Group, Inc. including as a Managing Director in the Equity Research Division and other various positions where she focused on corporate finance, and mergers and acquisitions

Prior to 2000	McKinsey & Company

Further Information
Ms. Friar has served as a director of Nextdoor Holdings, Inc. since November 2021 and as a director of Dragoneer Growth Opportunities Corp. III since March 2021. She previously served as a director of Slack Technologies, Inc. from March 2017 until July 2021, Dragoneer Growth Opportunities Corp. from August 2020 until July 2021, Dragoneer Growth Opportunities Corp. II from November 2020 until December 2021, and New Relic, Inc., a software analytics company, from December 2013 until April 2018. Ms. Friar is the co-founder of Ladies Who Launch, a nonprofit organization focused on empowering female entrepreneurs. Ms. Friar is a Fellow of the inaugural class of the Finance Leaders Fellowship Program and a member of the Aspen Global Leadership Network. Ms. Friar graduated from the University of Oxford with a Master of Engineering in Metallurgy, Economics, and Management and also from Stanford Graduate School of Business with an M.B.A.
Skills and Qualifications

Ms. Friar brings financial, accounting, and risk management expertise as the former CFO of a multinational publicly-traded company and from her prior experience with a multinational investment banking firm.

The Board benefits from her leadership experience as the CEO of a large platform that connects neighbors and her prior experience as the CFO of a publicly-traded company and other various leadership positions at Square, Salesforce.com, and Goldman Sachs.

Ms. Friar brings a global perspective gained from her experience as the CEO of a multinational company that supports customers across a variety of businesses and industries.

The Board also benefits from Ms. Friar’s perspective regarding eCommerce and information technology in light of her leadership positions with digital community-based platforms and a publicly-traded company that provides managed payments and point-of-sale systems for businesses and mobile financial offerings for consumers.

2022 Proxy Statement	13

Proposal No. 1 Election of Directors

Carla A. Harris INDEPENDENT DIRECTOR

Age: 59 Joined the Board: 2017	Board Committees: CMDC* NGC SPFC	Other Current Public Company Directorships: Cummins Inc.

* Ms. Harris will be appointed as Chair of the CMDC contingent upon her re-election at the 2022 Annual Shareholders' Meeting.

Career Highlights

December 2021 to present	Senior Client Advisor at Morgan Stanley, a multinational investment bank and financial services company

2013 to December 2021	Vice Chair, Wealth Management and Head of Multicultural Client Strategy for Morgan Stanley

2012 to December 2021	Managing Director and Senior Client Advisor for Morgan Stanley

Since 1987	Member and a leader on execution teams across mergers and acquisitions, equity capital markets and asset management, and has held a number of other positions during her tenure with Morgan Stanley

Further Information
Ms. Harris is a senior client advisor at Morgan Stanley. She is responsible for being a co-portfolio manager of the Next Level Fund and advising the Multicultural Innovation Lab. Her prior experience with Morgan Stanley includes investment banking, equity capital markets, equity private placements, and initial public offerings in a number of industries such as technology, media, retail, telecommunications, transportation, healthcare, and biotechnology. In August 2013, President Obama appointed Ms. Harris to serve as Chair of the National Women’s Business Council. She has served on the board of directors of Cummins Inc. since May 2021, and she is expected to join the board of MetLife, Inc. effective in April 2022. She currently serves on the boards of several nonprofit organizations including Seize Every Opportunity, Sesame Workshop, Mother Cabrini Health Foundation, and Landit. She serves as an advisor to the NBA Player's Association and is a member of the Board of Overseers for Harvard University. Ms. Harris holds a B.A. magna cum laude from Harvard University and also holds an M.B.A. from Harvard Business School.
Skills and Qualifications

Ms. Harris brings broad-based and valuable insights in finance and strategy gained from more than 30 years of experience at a prominent global investment banking firm.

The Board benefits from Ms. Harris’ senior leadership experience at Morgan Stanley. The Board values Ms. Harris’ extensive work experience in a regulated industry and advising clients across a broad range of other regulated industries.

Thomas W. Horton LEAD INDEPENDENT DIRECTOR

Age: 60 Joined the Board: 2014	Board Committees: Audit Executive Committee NGC (Chair) SPFC	Other Current Public Company Directorships: General Electric Company
Career Highlights

April 2019 to present	Partner, Global Infrastructure Partners, a global infrastructure investment firm

October 2015 to April 2019	Senior Advisor at Warburg Pincus LLC, a private equity firm focused on growth investing

2013 to 2014	Chairman of American Airlines Group Inc. (“American”)

2011 to 2013	Chairman and CEO of American

2010 to 2011	President of American

2006 to 2010	Executive Vice President of Finance and Planning at American

2002 to 2005	Served in various roles at AT&T Corporation, including as Vice Chairman and CFO

1985 to 2002	Served in various roles at American, including as Senior Vice President and CFO

Further Information
Mr. Horton has served on the board of directors of General Electric Company since April 2018, where he has served as Lead Director since October 2018. From August 2019 to March 2022, he served on the board of directors of EnLink Midstream, LLC, a portfolio company of Global Infrastructure Partners that provides midstream energy services. From 2008 to March 2019, Mr. Horton served on the board of directors of QUALCOMM Incorporated. Mr. Horton also serves on the executive board of the Cox School of Business at Southern Methodist University.
Skills and Qualifications

Mr. Horton brings unique insights gained from his executive leadership roles at large, global, publicly-traded companies.
Our Board benefits from Mr. Horton’s leadership experience in several complex, international industries.

In addition, Mr. Horton brings valuable perspective developed from more than 30 years of experience in finance, accounting, auditing, and risk management. Mr. Horton also brings financial expertise to the Board, having held a chief financial officer position in several complex international industries.

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Proposal No. 1 Election of Directors

Marissa A. Mayer INDEPENDENT DIRECTOR

Age: 46 Joined the Board: 2012	Board Committees: CMDC TeCC	Other Current Public Company Directorships: None
Career Highlights

March 2018 to present	Ms. Mayer is the co-founder and CEO of Sunshine Products, Inc. (formerly Lumi Labs Inc.), a technology startup focused on making everyday tasks, like contact management or scheduling, magical.

2012 to June 2017	President and CEO and a member of the board of directors of Yahoo! Inc. (“Yahoo”) (now Altaba Inc.). At Yahoo, she led the internet giant’s push to reinvent itself for the mobile era. With a renewed focus on user experience, Ms. Mayer grew Yahoo to serve over 1 billion people worldwide - with over 600 million mobile users - and transformed its advertising approach.

1999 to 2012	Led Google Search for more than a decade, as well as Google Maps, Gmail, and Google News. She was one of Google’s earliest employees, later moving into leadership roles as a member of their Operating Committee.

Further Information
In July 2019, Ms. Mayer joined the board of directors of Go Forward, Inc., a company that combines virtual and in-person primary care practice. Since April 2019, Ms. Mayer has served on the board of directors of Maisonette, LLC, an online company focused on providing customized shopping experiences in children’s luxury brands and boutique clothing, accessory, and home decor items. From March 2013 until October 2016, Ms. Mayer served on the board of directors for AliphCom, which operated as Jawbone. She also serves on the board of the San Francisco Ballet, and she previously served on the foundation board for the Forum of Young Global Leaders at the World Economic Forum from 2013 to 2020. Ms. Mayer holds a bachelor’s degree in symbolic systems and a master’s degree in computer science from Stanford University.
Skills and Qualifications

Ms. Mayer brings extensive expertise in technology and consumer internet industries, and her senior leadership experience is demonstrated by her executive role at a prominent consumer internet company and her positions on the boards of several nonprofit organizations.

Ms. Mayer brings distinguished experience in internet product development, engineering, and brand management.
The Board values Ms. Mayer’s insights into global business and strategy gained from her experience as the CEO of a global company.

C. Douglas McMillon PRESIDENT AND CEO AND DIRECTOR

Age: 55 Joined the Board: 2013	Board Committees: Executive Committee (Chair)	Other Current Public Company Directorships: None
Career Highlights

2014 to present	President and CEO of Walmart

2009 to 2014	Executive Vice President, President and CEO, Walmart International

2005 to 2009	Executive Vice President, President and CEO, Sam’s Club

Prior to 2005	Mr. McMillon has held a variety of other leadership positions since joining our company 31 years ago

Further Information
Mr. McMillon has served as a member of the board of the Business Roundtable since 2014, where he also served as chairman from January 2020 through December 2021. He also serves as a member of the boards of directors of a number of organizations, including The Consumer Goods Forum, Tsinghua University School of Economics and Management, and Crystal Bridges Museum of American Art.
Skills and Qualifications

Mr. McMillon brings years of executive leadership experience at our company and extensive expertise in corporate strategy, development, and execution.
In addition, Mr. McMillon brings extensive knowledge and unique experience leading Walmart’s International segment.
The Board benefits from Mr. McMillon’s 30+ years of retail experience and his leadership role developing and executing our omni-channel strategy.

2022 Proxy Statement	15

Proposal No. 1 Election of Directors

Gregory B. Penner* NON-EXECUTIVE CHAIRMAN

Age: 52 Joined the Board: 2008	Board Committees: Executive Committee	Other Current Public Company Directorships: None

*Greg Penner is the son-in-law of Rob Walton.

Career Highlights

2015 to present	Chairman of the Board of Walmart

2014 to 2015	Vice Chairman of the Board of Walmart

2005 to present	General Partner of Madrone Capital Partners, LLC, an investment management firm

2002 to 2005	Walmart’s Senior Vice President and CFO – Japan

2001 to 2002	Senior Vice President of Finance and Strategy for Walmart.com

Prior to 2001	General Partner at Peninsula Capital, an early stage venture capital fund, and a financial analyst for Goldman, Sachs & Co.

Further Information
In May 2020, Mr. Penner joined the board of trustees of the Corporation of Brown University. He previously served on the board of directors of Baidu, Inc. from May 2004 to December 2017 and Hyatt Hotels Corporation from August 2007 to September 2014.
Skills and Qualifications

Mr. Penner brings expertise in strategic planning, finance, and investment matters, including prior experience as a CFO for our company’s operations in Japan, and his service on the boards of directors of public and private companies in a variety of industries.

The Board benefits from Mr. Penner’s retail experiences with our company’s operations internationally and at Walmart.com, as well as his leadership service as our non-executive Chairman.
In addition, Mr. Penner has broad knowledge of international business, particularly in Japan and China.
Mr. Penner brings unique expertise gained through both his service with the company and as a director of various technology companies.

Randall L. Stephenson INDEPENDENT DIRECTOR

Age: 61 Joined the Board: 2021	Board Committees:* CMDC SPFC	Other Current Public Company Directorships: None
* Mr. Stephenson will be appointed to the NGC contingent upon his re-election at the 2022 Annual Shareholders' Meeting.

Career Highlights

July 2020 to January 2021	Executive Chairman of the Board, AT&T Inc. (“AT&T”), a leading provider of telecommunications, media, and technology services globally

2007 to July 2020	Chairman of the Board and Chief Executive Officer, AT&T, also served as President from 2007 until September 2019

2004 to 2007	Chief Operating Officer, AT&T

2001 to 2004	Chief Financial Officer, AT&T

Prior to 2002	Various positions at AT&T, including as Corporate Controller and other various positions

Further Information
In addition to his service on the board of directors of AT&T from 2005 until his retirement in January 2021, Mr. Stephenson also had previously served on the boards of directors of The Boeing Company from February 2016 to December 2017 and Emerson Electric Co. from June 2006 to December 2017. Mr. Stephenson previously served as the chairman of the Business Roundtable from 2014 to 2016, and he currently serves on the boards of Boy Scouts of America and the PGA Tour. He has a B.S. in accounting from Central State University (now known as the University of Central Oklahoma) and earned his Master of Accountancy degree from the University of Oklahoma.
Skills and Qualifications

Mr. Stephenson brings valuable experience gained from his nearly 40 years of service at AT&T, where at different times during his career he served in various high-level financial and operational positions at a company in a regulated industry.

In addition, Mr. Stephenson brings unique operations and marketing experience at a large international telecommunications, media, and technology company, where he was responsible for leading the development, evolution, and execution of AT&T’s strategy during a period of change in the industry.

Mr. Stephenson brings valuable executive leadership experience gained from a large international telecommunications, media, and technology company.

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Proposal No. 1 Election of Directors

S. Robson Walton* DIRECTOR

Age: 77 Joined the Board: 1978	Board Committees: SPFC Executive Committee	Other Current Public Company Directorships: None
*Greg Penner is the son-in-law of Rob Walton, and Steuart Walton is the nephew of Rob Walton.
Career Highlights

1978 to present	Mr. Walton was the Chairman of Walmart from 1992 to June 2015 and has been a member of the Board since 1978. Prior to becoming Chairman, he had been an officer of the company since 1969 and held a variety of positions during his service, including Senior Vice President, Corporate Secretary, General Counsel, and Vice Chairman

Prior to 1978	Partner with the law firm of Conner & Winters in Tulsa, Oklahoma, during which time he also served as an officer of Walmart from 1969 to 1978

Further Information
In addition to his duties at Walmart, Mr. Walton is involved with a number of nonprofit and educational organizations, including Conservation International, where he previously served as Chairman of that organization’s executive committee, and the College of Wooster, where he is an Emeritus Life Trustee for the college. Mr. Walton is also an Emeritus Trustee for the African Parks Foundation, U.S.A.
Skills and Qualifications

Mr. Walton brings decades of leadership experience with Walmart and his expertise in strategic planning gained through his service on the boards and other governing bodies of nonprofit organizations.
Mr. Walton has extensive legal, risk management, and corporate governance expertise gained as Walmart’s Chairman, Corporate Secretary, and General Counsel and as an attorney in private practice.

The Board benefits from Mr. Walton’s in-depth knowledge of our company, its history and the global retail industry, all gained through more than 40 years of service on the Board and more than 20 years of service as our company’s Chairman.

Steuart L. Walton* DIRECTOR

Age: 40 Joined the Board: 2016	Board Committee: TeCC (Chair)	Other Current Public Company Directorships: None
*Steuart Walton is the nephew of Rob Walton.
Career Highlights

May 2016 to present	Founder and Chairman of RZC Investments, LLC, an investment business

2015 to present	Co-founder of Runway Group, LLC, a holding company that makes investments in real estate, outdoor initiatives, and hospitality

2013 to November 2017	Founder of Game Composites, Ltd., a company that manufactures carbon fiber aircraft and aircraft parts. He served as the CEO of Game Composites from its founding until November 2017

2011 to 2013	Senior Director, International Mergers and Acquisitions, Walmart International division

2007 to 2010	Associate at Allen & Overy, LLP in London, where he advised companies on securities offerings

Further Information
Mr. Walton serves on the boards of directors of Rapha Racing Limited, Crystal Bridges Museum of American Art, and the Smithsonian National Air and Space Museum. From August 2018 to January 2021, he served as a member of the board of directors of Flipkart Private Limited. He is a graduate of Georgetown University Law Center, and he holds a bachelor’s degree in business administration from the University of Colorado, Boulder.
Skills and Qualifications

Mr. Walton brings broad-based and valuable international legal and regulatory experience gained from his work on complex, international financial transactions.

Mr. Walton has a strong history and familiarity with our company and its global retail and eCommerce operations. He also brings valuable leadership, financial, and omni-channel insights gained from his entrepreneurial experiences and investments, as well as his experience gained as chair of the TeCC and prior service on the board of Flipkart.

2022 Proxy Statement	17

Proposal No. 1 Election of Directors
Are there any directors not standing for re-election?
Yes. Steven S Reinemund will retire from the Board at the conclusion of his current term and will not stand for re-election at the 2022 Annual Shareholders’ Meeting. As a result, the size of the Board will be reduced to 11 directors as of the 2022 Annual Shareholders' Meeting. In accordance with the term limits set forth in our Corporate Governance Guidelines, Mr. Reinemund is retiring from our Board after 12 years of service.

Steven S Reinemund INDEPENDENT DIRECTOR

Age: 74 Joined the Board: 2010	Board Committees: CMDC (Chair) NGC TeCC	Other Current Public Company Directorships: Vertiv Holdings Co. Catalyst Partners Acquisition Corp.

Career Highlights

December 2019 to present	Managing Partner at Highline Group, a family office of strategic operators

June 2014 to December 2019	Advisory role at Wake Forest University as Executive-in-Residence

2008 to 2014	Dean of Business and Professor of Leadership and Strategy at Wake Forest University

2006 to 2007	Chairman of the Board of PepsiCo, Inc. (“PepsiCo”)

2001 to 2006	Chairman and CEO of PepsiCo

1999 to 2001	President and Chief Operating Officer at PepsiCo

1996 to 1999	Chairman and CEO of Frito-Lay, Inc. (“Frito-Lay”)

Further Information
Mr. Reinemund has served as a director of Catalyst Partners Acquisition Corp. since May 2021. He previously served as a director of GS Acquisition Holdings Corp II from July 2020 until October 2021, and he also served as a director of GS Acquisition Holdings Corp. from June 2018 until February 2020, until the completion of business combination transactions that resulted in Vertiv Holdings Co., where Mr. Reinemund continues to serve on the board of directors. From 2007 until May 2020, Mr. Reinemund served as a director of each of Exxon Mobil Corporation and Marriott International, Inc. He previously served as a director of American Express Company from 2007 to 2015 and Johnson & Johnson from 2003 to 2008. Mr. Reinemund served on the board of directors of Chick-fil-A, Inc. from June 2015 to December 2021, and he is a member of the boards of trustees of The Cooper Institute and the U.S. Naval Academy Foundation.
Skills and Qualifications

Mr. Reinemund has considerable international business leadership experience gained through his service as Chairman and CEO of a global public company, his service as dean of a prominent business school, and his service on the boards of several large companies in a variety of industries.

Mr. Reinemund also brings valuable experience with large, international businesses.

In addition, Mr. Reinemund’s experience in executive leadership positions at PepsiCo and Frito-Lay provides valuable insights to our Board regarding brand management, marketing, finance, and strategic planning.

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Proposal No. 1 Election of Directors
Board Refreshment and Succession Planning
The NGC is responsible for identifying and evaluating potential director candidates, for reviewing the composition of the Board and Board committees, and for making recommendations to the full Board on these matters. The NGC actively manages the Board succession planning process throughout the year, informed by the following considerations:

Director Tenure Policies Allows Board to anticipate future Board and committee turnover
The Board believes that a mix of longer-tenured directors and newer directors with fresh perspectives contributes to an effective Board. In order to promote thoughtful Board refreshment, the Board has adopted the following tenure policies for Independent Directors, as set forth in Walmart’s Corporate Governance Guidelines:
Term Limit: Independent Directors are expected to commit to at least six years of service and may not serve for more than 12 years.
Retirement Age: Unless they have not yet completed their initial six-year commitment, Independent Directors may not stand for re-election after age 75.

Board/Committee Evaluations Identify skill sets that would enhance Board effectiveness

Director Recruitment Identify a diverse pool of director talent with desired background and skill sets

Director Onboarding Tailored onboarding enables new directors to learn our business and contribute quickly
The Board may make exceptions to the term limit and retirement age if circumstances warrant. For example, the Board could extend the term limit or retirement age for an individual director with particular skills or qualifications that are valuable to the Board’s effectiveness until a suitable replacement is found. Similarly, an Independent Director may retire before serving 12 years in order to stagger turnover on the Board or a Board committee. The Board believes these policies provide discipline to the Board refreshment process and have resulted in a diverse Board with an effective mix of skills and experiences, as shown on page 4.
From time to time, the NGC engages third-party consultants to assist it with the Board refreshment process and to help cultivate a pipeline of potential future director candidates. The Board has adopted a policy that all director candidate pools will include women and racially/ethnically diverse candidates. As a part of the process of identifying potential director candidates, the NGC may also consult with other directors and senior officers. If the NGC decides to proceed with further consideration of a potential candidate, the Chair of the NGC and other members of the NGC, as well as other members of the Board, may interview the candidate. The NGC then may recommend that the full Board appoint or nominate the candidate for election to the Board.

2022 Proxy Statement	19

CORPORATE GOVERNANCE

Effective corporate governance is essential for maximizing long-term value for our shareholders. Our beliefs have been grounded in being a values-based ethically led organization, and it’s this foundation that continues to influence our decisions and leadership.
Our governance structure is set forth in our Corporate Governance Guidelines and other key governance documents. These guidelines are reviewed at least annually and updated as appropriate in response to evolving best practices, regulatory requirements, feedback from our annual Board evaluations, and recommendations made by our shareholders, all with the goal of supporting and effectively overseeing our ongoing strategic transformation.
Corporate Governance Highlights
Our strong corporate governance practices demonstrate our Board’s commitment to enabling an effective structure to support the successful oversight of our strategy.

Board Independence
 Majority Independent Board
 Lead Independent Director
 Governance Committees are Fully Independent
Other Board and Board Committee Practices
 Separate Chair and CEO
 Oversight of Risk and Enterprise Strategy
 Oversight of Human Capital Management
 Oversight of Political and Social Engagement and ESG Strategy
 Robust Stock Ownership Guidelines
 No Hedging and Restrictions on Pledging
 No Employment Agreements with NEOs
 No Change-in-Control Provisions
 Policy to include women and ethnically diverse candidates in all new director candidate pools
Board Performance

The Board’s Year in Strategy
The Board’s activities are structured to oversee Walmart’s strategy and to provide advice and counsel to management. The Board, working closely with the executive management team, has committed to important initiatives to better serve our customers and pursue our key objectives of making every day easier for busy families, sharpening our culture and becoming more digital, operating with discipline, and making trust a competitive advantage.
Over the past year, and among other matters, the Board was involved in these governance and strategy discussions and actions:
 Walmart’s ongoing investments in associate wages, training and education to support our omni-channel transformation
 Ongoing review of our international portfolio of operations
 Approval of Walmart's Statement on Climate Policy
 Oversight of our flywheel enterprise strategy

Board Oversight of Company Strategy

  Annual Board Evaluations
  Robust Shareholder Engagement
  Commitment to Board Refreshment and Succession Planning
  Focus on Management Development and Succession Planning
Shareholder Rights
  Market Standard Proxy Access Right
  Shareholder Right to Call Special Meetings
  No Poison Pill
  No Supermajority Voting Requirements
  Annual Election of All Directors
  Majority Voting for Director Elections

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Corporate Governance
Board Structure and Effectiveness
Board Leadership Structure
The leadership structure of our Board is designed to promote robust oversight, independent viewpoints, and the promotion of the overall effectiveness of the Board. The Board annually reviews its leadership structure as part of the process described on page 26. As discussed on page 101, approximately 47% of our company’s Shares are held by members of the family of Sam Walton, our company’s founder. Three generations of Walton family members have served on our Board, which demonstrates the Walton family’s interest in and commitment to the long-term success of our company. Despite their substantial ownership in the company, the members of the Walton family traditionally have held only three seats on our Board.

Our current Board leadership structure consists of:

NON-EXECUTIVE CHAIRMAN	LEAD INDEPENDENT DIRECTOR	PRESIDENT AND CEO
Greg Penner	Tom Horton	Doug McMillon
Primary Responsibilities •Presides over meetings of the Board and shareholders •Focuses on Board oversight and governance matters •Provides advice and counsel to the CEO •Agenda review process	Primary Responsibilities •Liaison between Independent Directors and Chairman •Agenda review process •Board and Board committee evaluations •Shareholder engagement	Primary Responsibilities •Leadership of Walmart’s complex global business •Implements strategic initiatives •Development of robust management team

We have separated the Chairman and CEO roles since 1988. By separating these roles, our CEO is able to focus on executing our strategy and managing Walmart’s complex daily operations, and our Chairman, who is an Outside Director, can devote his time and attention to matters of Board oversight and governance.
We have had a Lead Independent Director since 2004. The role of the Lead Independent Director is designed to enhance the candor and communication between the independent members of the Board, the Chairman, and the CEO. Our Lead Independent Director is appointed annually by the independent members of the Board and has a robust set of responsibilities, including:
•presiding over executive private sessions of the Outside Directors and the Independent Directors;
•authority to call meetings of the directors, including separate meetings of the Outside Directors and the Independent Directors; and
•is available, when appropriate, for consultation with major shareholders.
Mr. Horton became our Lead Independent Director immediately following our 2018 Annual Shareholders’ Meeting. In addition to his role as Lead Independent Director, Mr. Horton also serves as the Chair of the NGC, which means he also oversees the annual Board evaluation process and actively participates in the work related to overall Board effectiveness, including Board development, succession planning, and refreshment.

2022 Proxy Statement	21

Corporate Governance
Board Committee Chairs: Our Board committees play a critical role in the oversight of our governance and strategy, and each Board committee has access to management and the authority to retain independent advisors as it deems appropriate. Each of the governance-related Board committees, as well as our Strategic Planning and Finance Committee, is led by an independent chair.

Governance Committees			Strategy Committees

INDEPENDENT CHAIR	INDEPENDENT CHAIR	INDEPENDENT CHAIR	INDEPENDENT CHAIR	CHAIR
Tim Flynn	Steve Reinemund*	Tom Horton	Sarah Friar	Steuart Walton

Audit	Compensation and Management Development	Nominating and Governance	Strategic Planning and Finance	Technology and eCommerce
*    Mr. Reinemund is not standing for re-election. Carla Harris, an Independent Director, will be appointed as Chair of the CMDC contingent upon her re-election at the 2022 Annual Shareholders' Meeting.
Board Committees
To enhance the effectiveness of the Board’s risk oversight function, the Board regularly reviews its committee structure and committee responsibilities to ensure that the Board has an appropriate committee structure focused on matters of strategic and governance importance to Walmart. When possible, Independent Directors are appointed to serve on at least one strategy committee and one governance committee. Currently, the Board has six standing committees, which are described below. In addition to the duties described below, our Board committees perform the risk oversight functions described on page 27.

Strategic Planning and Finance Committee

2 MEETINGS DURING FISCAL 2022 5 MEMBERS Sarah Friar, Chair Carla Harris Tom Horton Rob Walton Randall Stephenson	All five members have global or international business experience	Four members have finance, accounting, or financial reporting experience

	All five members have senior leadership experience	One member has retail experience

	Four members have regulatory, legal, or risk management experience	Two members have technology or eCommerce experience

Primary Responsibilities
•Reviews global financial policies and practices and reviews and analyzes financial matters, acquisition and divestiture transactions
•Oversees long-range strategic planning
•Reviews and recommends a dividend policy to the Board
•Reviews the preliminary annual financial plan and annual capital plan to be approved by the Board, as well as the company’s capital structure and capital expenditures

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Corporate Governance

Technology and eCommerce Committee

2 MEETINGS DURING FISCAL 2022 5 MEMBERS Steuart Walton, Chair Cesar Conde Tim Flynn Marissa Mayer Steve Reinemund#	All five members have global or international business experience	Three members have technology or eCommerce experience

	Four members have senior leadership experience	Three members have marketing or brand management experience

	One member has finance, accounting, or financial reporting experience	Two members have regulatory, legal, or risk management experience

#    not standing for re-election
Primary Responsibilities
•Reviews and provides guidance on the company’s eCommerce, omni-channel, and digital businesses in key markets and in ways that weave together the company’s unique physical and digital assets and capabilities; development and uses of technology; modernization and ongoing evolution of the company’s technology infrastructure; adoption of effective ways of working; data assets, capabilities, and data use cases for commercial purposes; and measurement and tracking of key metrics related to the company’s omni-channel digital enterprise
•Reviews and provides guidance regarding trends relevant to an omni-channel digital enterprise

Audit Committee*

7 MEETINGS DURING FISCAL 2022 4 MEMBERS Tim Flynn, Chair Cesar Conde Sarah Friar Tom Horton	All four members have global or international business experience	All four members have senior leadership experience

	Three members have finance, accounting, or financial reporting experience	Two members have regulatory, legal, or risk management experience

Two members have technology or eCommerce experience

Primary Responsibilities
•Reviews the financial statements and oversees the financial reporting policies, procedures, and internal controls
•Responsible for the appointment, compensation, retention, and oversight of the independent accountants
•Pre-approves audit, audit-related, and non-audit services to be performed by Walmart’s independent accountants
•Reviews and approves any related person transactions and other transactions subject to our Transaction Review Policy
•Reviews risk assessment and risk management process and policies, processes and procedures regarding compliance with applicable laws and regulations, as well as Code of Conduct and Reporting Protocols for Senior Financial Officers
•Reviews risks related to information systems, information security, data privacy, and cybersecurity
•Oversees internal investigatory matters
•Oversees Walmart’s global ethics and compliance program
•Oversees the company’s internal audit function
*    Independence and financial literacy: The Board has determined that each member of the Audit Committee is independent as defined by the Exchange Act, the SEC’s rules, and the NYSE Listed Company Rules. Each Audit Committee member named above is financially literate as required by NYSE Listed Company Rules. The Board has determined that Tim Flynn, Sarah Friar, and Tom Horton are “audit committee financial experts” as defined in the SEC’s rules.

2022 Proxy Statement	23

Corporate Governance

Compensation and Management Development Committee*

6 MEETINGS DURING FISCAL 2022 4 MEMBERS Steve Reinemund, Chair# Carla Harris# Marissa Mayer Randall Stephenson	All four members have global or international business experience	Two members have technology or eCommerce experience

	All four members have senior leadership experience	Two members have finance, accounting, or financial reporting experience

	Three members have marketing or brand management experience	Two members have regulatory, legal, or risk management experience

#    Mr. Reinemund is not standing for re-election. Ms. Harris, an Independent Director, will be appointed as Chair of the CMDC contingent upon her re-election at the 2022 Annual Shareholders' Meeting.
Primary Responsibilities
•In consultation with the CEO, approves compensation of Executive Officers other than the CEO, and reviews compensation of other senior officers
•Reviews and approves the compensation of the CEO and recommends to the Board the compensation of the Outside Directors
•Sets performance measures and goals and verifies the attainment of performance goals under our incentive compensation plans
•Reviews workforce development, education, training, compensation, and benefits matters
•Oversees the management development, succession planning, and retention practices for Executive Officers and senior leaders
•Oversees culture, diversity, equity and inclusion initiatives
*    Independence: The Board has determined that each member of the CMDC is independent as defined by the Exchange Act, the SEC’s rules, and the NYSE Listed Company Rules; and is a “non-employee director” as defined in the SEC’s rules.

Nominating and Governance Committee*

2 MEETINGS DURING FISCAL 2022 3 MEMBERS Tom Horton, Chair Carla Harris Steve Reinemund#	All three members have global or international business experience	Two members have finance, accounting, or financial reporting experience

	All three members have senior leadership experience	Two members have regulatory, legal, or risk management experience

One member has marketing or brand management experience

#    Mr. Reinemund is not standing for re-election. Randall Stephenson, an Independent Director, will be appointed to the NGC contingent upon his re-election at the 2022 Annual Shareholders' Meeting.
Primary Responsibilities
•Oversees corporate governance issues and makes recommendations to the Board
•Identifies, evaluates, and recommends candidates for nomination to the Board
•Reviews and makes recommendations to the Board regarding director independence
•Reviews and advises management on legislative affairs and public policy engagement, as well as on social, community, and sustainability initiatives, including those related to climate change
*    Independence: The Board has determined that each member of the NGC is independent as defined by the NYSE Listed Company Rules.

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Corporate Governance
The last standing committee of the Board is responsible for various administrative matters.

Executive Committee

0 MEETINGS* DURING FISCAL 2022 4 MEMBERS Doug McMillon, Chair Tom Horton Greg Penner Rob Walton

Primary Responsibilities
•Implements policy decisions of the Board
•Acts on the Board’s behalf between Board meetings
*    The Executive Committee acted by unanimous written consent 9 times during fiscal 2022, primarily for routine actions such as the annual review of the charter of the committee and the appointment and removal of officers pursuant to our Bylaws. Each unanimous written consent was reviewed and ratified by the Board.
Governing Documents
In addition to our Corporate Governance Guidelines, each standing committee of the Board has a written charter, which defines the roles and responsibilities of the Board committee. The Board committee charters and the Corporate Governance Guidelines, all of which are available on our corporate website, provide the overall framework for our corporate governance practices. The NGC and the Board review the Corporate Governance Guidelines, and the NGC, the Board, and each Board committee review the Board committee charters at least annually to determine whether any updates or revisions to these documents may be necessary or appropriate.

2022 Proxy Statement	25

Corporate Governance
Board Evaluations
The Board is committed to using its annual Board evaluation process as an important tool for promoting effectiveness and continuous improvement. In fiscal 2022, the process was conducted under the leadership of the Lead Independent Director. From time to time, the Board has engaged a third-party consulting firm to lead the evaluation process in order to bring an outside perspective.
Our Board Evaluation Process

Questionnaires Each director completes a detailed questionnaire.
Topics covered include, among others:
•The effectiveness of the Board’s leadership structure and the Board committee structure;
•Board and committee skills, composition, diversity, and succession planning;
•Board culture and dynamics, including the effectiveness of discussion and debate at Board and committee meetings;
•The quality of Board and committee agendas and the appropriateness of Board and committee priorities; and
•Board/management dynamics, including management development and succession planning and the quality of management presentations and information provided to the Board and committees.

Action Items These evaluations have consistently found that the Board and Board committees are operating effectively.
Over the past several years, this evaluation process has contributed to various refinements in the way the Board and Board committees operate, including:
•Reducing the size of the Board to promote engagement and input into our strategic decision-making;
•Changing the Board committee structure to create a separate Compensation and Management Development Committee and a Nominating and Governance Committee;
•Changing committee assignments so that Independent Directors generally sit on one “strategy” committee and one “governance” committee;
•Ensuring that Board and committee agendas are appropriately focused on strategic priorities and provide adequate time for director input;
•Additional responsibilities for our Lead Independent Director, including active participation in the agenda-setting process for the Board and Board committees; and
•Increased focus on continuous Board succession planning and refreshment, including developing and maintaining a long-term director candidate pipeline.

Director Onboarding and Engagement
All directors are expected to invest the time and energy required to quickly gain an in-depth understanding of our business and operations in order to enhance their strategic value to our Board. We develop tailored onboarding plans for each new director. Shortly after joining our Board, each new director has “learn the business” meetings with the leaders of key operational and corporate support functions. Occasionally, a Board meeting is held at a location away from our home office, usually in a market in which we operate. In connection with these Board meetings, our directors learn more about the local business market through meetings with our business leaders in these markets, visits to our stores and other facilities in the local market, and visits to the stores of our competitors. We also sometimes hold a Board meeting near one of our other facilities, where our Board members participate in intensive sessions focused on our strategies and operations.

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Corporate Governance
Our Board members are also expected to participate in other company activities and engage directly with our associates at a variety of events throughout the year. While the COVID-19 pandemic limited instances of participating at in-person meetings and travel, several of our Board members attended and participated in various virtual diversity, equity, and inclusion events that were hosted by the company during the year. Other examples of activities and events that members of our Board have participated in during the past few years include:
•attending Walmart leadership meetings and accompanying senior business leaders on trips to domestic and international markets;
•touring facilities with our compliance associates;
•speaking at various Walmart culture, diversity, equity and inclusion events; and
•attending and speaking at meetings of Walmart business segments, divisions, and corporate support departments.
Board Meetings and Director Attendance
The Board held a total of five meetings during fiscal 2022. The Outside Directors and Independent Directors met regularly in separate executive sessions, with the Lead Independent Director presiding over those sessions. As a whole, during fiscal 2022, our directors attended approximately 98% of the aggregate number of Board meetings and meetings of Board committees on which they served. Each director attended at least 75% of all Board meetings and meetings of Board committees on which he or she served.
All directors are expected to attend the company’s annual shareholders’ meetings. While the Board understands that there may be situations that prevent a director from attending an annual shareholders’ meeting, the Board encourages all directors to make attendance at all annual shareholders’ meetings a priority.
All members of the Board attended the 2021 Annual Shareholders’ Meeting.
Key Board Responsibilities
The Board’s Strategic Oversight Role
The Board has oversight responsibility for our company’s business strategy and strategic planning. Walmart operates in a rapidly changing environment that requires significant Board engagement with our strategy. As Walmart continues to transform its business, the Board works with management to respond to a dynamically changing environment. Given the iterative nature of this transformation, the Board’s oversight over strategy is a continuous process. Throughout the year, the Board and its committees oversee and guide management with respect to a variety of strategic matters, and strategic discussions are embedded in Board and Board committee meetings. Walmart’s Independent Directors also regularly hold executive sessions without management present, at which sessions strategy is discussed.
While the Board and its committees oversee our strategic planning process, management is responsible for executing our strategy. The Board receives regular updates and engages actively with our senior management team regarding key strategic initiatives, technology updates, competitive and economic trends, and other developments. The Board’s oversight and our management’s execution of our business strategy are intended to help promote the creation of long-term shareholder and stakeholder value in a sustainable manner, with a focus on assessing both potential opportunities available to us and risks that we might encounter.
The Board’s Role in Risk Oversight
Taking reasonable and responsible risks is an inherent part of Walmart’s business and is critical to our continued innovation, growth, and achievement of our strategic objectives. The Board and the Board committees actively oversee and monitor the management of the most significant risks that could impact our company. The Board does not view risk in isolation, but instead considers risk in conjunction with its oversight of Walmart’s strategy and operations.

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Corporate Governance
Walmart identifies, assesses, and assigns responsibility for managing risks through its annual enterprise risk management process, other internal processes, and internal control environment. The Board, Board committees, and management coordinate risk oversight and management responsibilities in a manner that we believe serves the long-term interests of our company and our shareholders through established periodic reporting and open lines of communication.

Board Oversight

•Has primary responsibility for overseeing risk management
•Evaluates and approves strategic objectives and defines risk tolerance
•Delegates certain risk management oversight responsibilities to Board committees and receives regular reports from Board committee chairs regarding risk-related matters
•Engages with and receives regular reports from management regarding risk-related matters

Technology and eCommerce Committee	Strategic Planning and Finance Committee	Audit Committee

•Responsible for oversight of overall risk identification, monitoring, and mitigation processes and policies
Oversees risks associated with:
•Financial statements, systems, and reporting
•Legal, ethics, and compliance
•Information systems, information security, data privacy, and cybersecurity
•Related person transactions
•Internal investigatory matters

Oversees risks associated with: •Integration of information technology, eCommerce, and innovation efforts with overall strategy •Emerging trends in technology and eCommerce
Oversees risks associated with:
•Financial status and financial matters, including capital expenditures, annual financial plans, and dividend policies
•Long-range strategic plans
•Potential acquisitions and divestitures

Compensation and Management Development Committee	Nominating and Governance Committee

Oversees risks associated with:
•Senior executive compensation
•Senior executive development, succession planning, and retention
•Human capital management, including pay; benefits; diversity, equity, and inclusion; recruiting and retention; and culture

Oversees risks associated with:
•Corporate governance
•Director succession planning
•Social, community, and sustainability initiatives, including those related to climate change
•Charitable giving strategy
•Legislative affairs and public policy engagement strategy

Strategic and Operational Management Committees	Legal, Regulatory and Compliance Risk Management Committees	Financial Risk Management Committees	Global Audit Services

Management Oversight
Management is responsible for the enterprise risk assessment process and the day-to-day management of risks. Management considers risks in categories which include, but are not limited to, the following:
•Strategic risks
•Reputational risks
•Financial risks
•Legal, regulatory, and compliance risks
•Operational risks, including information systems, information security, data privacy, cybersecurity, physical security, geopolitical, supply chain, and the long-term impacts of climate change, whether involving physical or transition risks

Additional information regarding risks considered by management can be found in Item 1A Risk Factors in the company’s Annual Report on Form 10-K for fiscal 2022. Additional information regarding the roles and responsibilities of our Board committees can be found under “Board Committees” beginning on page 22.

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Corporate Governance
Management Development and Succession Planning
Our Board places a high value in developing a talented and diverse pipeline of leaders. The CMDC has primary responsibility for executive succession planning, and senior management development is a regular topic on the agendas for meetings of the CMDC.
At these meetings, the members of our CMDC, in consultation with our CEO, our Chief People Officer, and others as the CMDC may deem appropriate, review development plans for current senior leaders, the pipeline of potential future leaders, and executive succession plans, including succession plans for our CEO position. This process has contributed to two successful CEO transitions since 2009. The Board has also adopted a CEO succession planning process to address unanticipated events and emergency situations.
Board’s Oversight of Culture and Human Capital Management
Under its charter, the CMDC has responsibility for reviewing and advising management regarding Walmart’s human capital management strategies, and the CMDC and the Board oversee Walmart’s workforce strategy, which includes the strategic priorities of inclusion, well-being, growth, and digital transformation. Management regularly presents to the CMDC and to the Board regarding workforce development; compensation; benefits; recruiting and retention; training and education; culture; and diversity, equity, and inclusion at all levels of the company.
An inclusive culture and a diverse associate base are important for serving our customers now and in the future, and we are focused on creating an environment where all associates believe they belong and are empowered to be themselves. We publish our diversity representation twice yearly, and hold ourselves accountable for providing recurring culture, diversity, equity, and inclusion updates to senior leadership, including our President and CEO, and members of the Board of Directors.
We believe the strength of our workforce is a significant contributor to our success, and have implemented a workforce strategy designed to promote upward mobility. Walmart is a place of opportunity, not only as a foundational entry point to develop critical skills that are relevant for a variety of careers, but also as a place where people can grow in their careers across our global omni-channel business. To help us attract, develop and retain associates to thrive in an ever-changing omni-channel environment, we have invested in associate development—including new roles and career paths, cross-training, on-the-job learning and coaching, and formal, classroom-style training such as Walmart Academy in the U.S. We also provide access to educational opportunities for our eligible associates through our Live Better U program, which provides a pathway to earn a high school diploma or a college degree at no cost, as well as multiple digital learning opportunities. Approximately 75% of our U.S. salaried store, club, and supply chain management associates started their careers in hourly positions.
Board Oversight of Legislative Affairs, Public Policy Engagement, and Charitable Giving
Under its charter, the NGC reviews and advises management regarding the company’s legislative affairs and public policy engagement strategy, as well as the company’s charitable giving strategy. Consistent with Walmart’s Government Relations Policy, management provides regular updates at least annually to the NGC concerning the company’s public policy strategy. In fiscal 2022, management discussed and provided updates to the NGC about a number of topics, including:
•Walmart’s planned U.S. federal government affairs and policy priorities for the upcoming year;
•A review of prior year activities (including engagement with and through key trade associations);
•Walmart Inc. Political Action Committee for Responsible Government (WALPAC) contribution strategies, contributions and plans for the upcoming year; and
•International government affairs strategies.
Highlights from these discussions were shared with the full Board.
Walmart engages in the political process when we believe that doing so will serve the best interests of the company and our stakeholders. Walmart is committed to engaging in the political process as a good corporate citizen and in a manner that complies with all applicable laws. Over the years, Walmart has provided greater transparency regarding the company’s political engagement. Within the last year, we have substantially enhanced our policies and disclosures in response to shareholder feedback, including by publishing a dedicated ESG brief on Engagement in Public Policy that provides a comprehensive view of our approach to public policy. Since 2015, we have compiled lobbying disclosure information from our U.S. state-level public filings and presented them on our corporate website, and since 2016 we have also disclosed on our corporate website the lobbying expense from our public filings at the U.S. federal level. Walmart’s Government Relations Policy is available on our corporate website.

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Corporate Governance
Charitable giving by Walmart is overseen by a committee of Walmart executives, consisting of our president and CEO and a group of executives selected for their experience and expertise, and by the NGC which reviews and advises management regarding our charitable giving strategy. Walmart’s charitable giving includes the company’s donations to the Walmart Foundation—a separately incorporated 501(c)(3) private foundation, entirely funded by the company—and other cash and in-kind donations. In support of our commitment to transparency, Walmart discloses recipients of individual grants $25,000 and above that were applied for and administered by the Walmart.org team for fiscal 2021 and fiscal 2022 on https://walmart.org. The Walmart.org team is responsible for administering the combined philanthropic efforts of Walmart Inc. and the Walmart Foundation.
Board Oversight of Environmental, Social, and Governance Strategy
Board committees have oversight responsibility for matters relevant to environmental, social, and governance (ESG) issues, including the following committees comprised entirely of independent directors:
•Audit Committee: oversight of our Ethics and Compliance program, information systems, information security, data privacy, and cybersecurity;
•Compensation and Management Development Committee: oversight of our human capital management strategies, including workforce development, education, training, compensation and benefits matters and culture, diversity, and inclusion strategies, programs and initiatives; and
•Nominating and Governance Committee: oversight of our social, community, and sustainability initiatives—including climate change—charitable giving, and legislative affairs and public policy engagement strategy.
Walmart’s Chief Sustainability Officer (CSO) helps define our ESG priorities and oversees Walmart’s global ESG initiatives. The CSO reports to our Executive Vice President, Corporate Affairs and provides updates on our ESG strategy and progress to the NGC and to our executive leadership team.
In fiscal 2022, management discussed and provided updates to the NGC about a number of topics, including:
•Walmart's shared value approach to ESG and its integration into our business strategies;
•Walmart's ESG priority issues;
•Walmart's ESG strategies and progress against our goals; and
•Trends and rising expectations with regard to ESG matters—including key investor areas of interest, the ESG ratings landscape, and emerging disclosure regimes—and Walmart's strategies to prepare for and address them.
Our ESG strategy is based on a shared value approach—creating long-term value for our shareholders by serving our stakeholders, including our customers, associates, suppliers, business partners, and communities. We set our ESG priorities based on relevance to our business, importance to our stakeholders, as well as Walmart’s ability to effect change with respect to those issues.
We have reported on our company’s aspirations, strategies, initiatives, and progress regarding sustainability and other ESG matters since 2007. The most recent information regarding Walmart’s ESG initiatives and progress is available on our corporate website at https://corporate.walmart.com/esgreport/.
Board Oversight of Risks Associated with Information Systems, Information Security, Data Privacy, and Cybersecurity
Under its charter, the Audit Committee has responsibility for reviewing and discussing with management risks related to information systems, information security, data privacy, and cybersecurity. Walmart’s Chief Information Security Officer and other members of management regularly present to the Audit Committee regarding risks associated with cybersecurity and information security, the status of Walmart’s cybersecurity efforts, and other matters.
Walmart seeks to make trust a competitive advantage with respect to our use of technology and data, in line with our values of service, excellence, integrity, and respect for the individual. More information about our ethical use of data and responsible use of technology can be found on our corporate website at https://corporate.walmart.com/esgreport/esg-issues/digital-citizenship.
Shareholder Outreach and Engagement
We value regular engagement with and feedback from a wide variety of stakeholders, including customers, associates, suppliers, and communities. We also recognize the value of listening to the views of our shareholders and other stakeholders, and the relationship with our shareholders is an integral part of our corporate governance practices. We conduct shareholder outreach throughout the year to ensure that management and the Board understand and consider the issues of importance to our shareholders and are able to address them appropriately.

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Corporate Governance
Senior leaders and subject matter experts from the company meet regularly with representatives of many of our top institutional shareholders and periodically with leading proxy advisory firms to discuss Walmart’s strategy, governance practices, executive compensation, compliance programs, and other ESG-related matters. Members of our Board participate from time to time in these meetings. Management reports regularly to the CMDC and NGC about these meetings, including feedback on these diverse topics and perspectives shared by our shareholders. We continued our shareholder engagement program during fiscal 2022, in addition to our customary participation at industry and investment community conferences, investor road shows, and analyst meetings. Some of those engagement efforts included:
•One-on-one discussions with individual shareholders;
•Engagements with sponsors of shareholder proposals;
•Our February 2021 Investment Community Meeting, which included a discussion of how our shared value approach aligns our ESG priorities with our business strategy;
•Hosting two interactive webinars on Walmart's climate and human capital strategies, reaching over 200 participants; and
•Including shareholder feedback in Walmart's ESG priority assessment.
Feedback we receive from shareholders has helped inform the disclosures in this proxy statement. We also respond to individual shareholders who provide feedback about our business.

Active Ongoing Shareholder Engagement
•Board members, senior leaders, and/or subject matter experts actively solicit feedback from our large shareholders on strategy, governance, compensation, ESG, and other topics. During fiscal 2022, we invited more than 30 institutional shareholders, including many of our largest investors, to participate in our outreach program and ultimately engaged with shareholders representing approximately 490 million Shares, or about 34% of our public float.
•The CMDC and NGC receive regular reports on this engagement.
•We welcome feedback from all shareholders, who can contact our Global Investor Relations team by:

emailing invrelinq@wal-mart.com	using Walmart’s Global Investor Relations app, available for free in iTunes and Google Play	visiting http://stock.walmart.com

Communicating with the Board
The Board welcomes feedback from shareholders and other interested parties. There are a number of ways that you can contact the Board or individual members of the Board.

Via mail:	Via email:

Name of Director(s) or Board of Directors
c/o Gordon Y. Allison,
Senior Vice President, Office of the
Corporate Secretary, Chief Counsel for
Finance and Corporate Governance,
Walmart Inc.
702 Southwest 8th Street
Bentonville, Arkansas 72716-0215

•the entire Board at directors@wal-mart.com;
•the Independent Directors at Independent.Directors@wal-mart.com;
•the Outside Directors at
nonmanagementdirectors@wal-mart.com; or
•any individual director, at the full name of the director as listed in that director’s biography under the heading “Director Nominees for 2022” followed by “@wal-mart.com.” For example, our Chairman, Gregory B. Penner, may be reached at gregorybpenner@wal-mart.com.

We receive a large volume of correspondence regarding a wide range of subjects each day, including correspondence relating to ordinary store operations and merchandise in our stores. As a result, our individual directors are often not able to respond to all communications directly. Therefore, the Board has established a process for managing communications to the Board and individual directors.

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Corporate Governance
Communications directed to the Board or individual directors are reviewed to determine whether, based on the facts and circumstances of the communication, a response on behalf of the Board or an individual director is appropriate. If a response on behalf of the Board or an individual director is appropriate, Walmart management may assist the Board or individual director in gathering all relevant information and preparing a response. Communications related to day-to-day store operations, merchandise, and similar matters are typically directed to an appropriate member of management for a response. Walmart maintains records of communications directed to the Board and individual directors, and these records are available to our directors at any time upon request.
Shareholders wishing to recommend director candidates for consideration should do so in writing to the address above. The recommendation should include the candidate’s name and address, a resume or curriculum vitae that demonstrates the candidate’s experience, skills, and qualifications, and other relevant information for the Board’s consideration. All director candidates recommended by shareholders will be evaluated by the NGC on the same basis as any other director candidates.
Board Processes and Practices
How We Determine Director Independence
Our Board is committed to ensuring its membership consists of the right mix of skill sets in light of Walmart’s strategy, the Board’s tenure policies, and the Board’s desire to maintain at all times a majority of directors who are independent in accordance with the NYSE Listed Company Rules. Historically, three members of the Walton family have been members of our Board, and the NGC and the Board believe this is appropriate in light of the Walton family’s significant and long-term Share ownership. Our CEO also serves on the Board, and our former CEOs have historically served on the Board for a period of time after they retire. Our incoming CEOs have supported this practice, and we believe this practice has contributed to successful CEO transitions during our company’s history. Consistent with our Board’s commitment to independent Board oversight, the Board generally seeks to fill the remaining Board seats with directors who are independent as defined in the NYSE Listed Company Rules.
In making independence determinations, the Board complies with all NYSE criteria and, with respect to Board committee membership, all applicable SEC criteria, and considers all relevant facts and circumstances. Under the NYSE Listed Company Rules, to be considered independent:
•the director must not have a disqualifying relationship, as described in the NYSE Listed Company Rules; and
•the Board must affirmatively determine that the director otherwise has no direct or indirect material relationship with our company.
The Board has adopted materiality guidelines that it considers and uses to aid in the director independence determination process. While not determinative of independence, these guidelines identify the following categories of relationships that the Board has determined will generally not affect a director’s independence.

Materiality Guideline Description
Ordinary Retail Transactions	The director, an entity with which a director is affiliated, or one or more members of the director’s immediate family, purchased property or services from Walmart in retail transactions on terms generally available to Walmart associates during Walmart’s last fiscal year.
Immaterial Ownership	The director or one or more members of the director’s immediate family owns or has owned during the entity’s last fiscal year, directly or indirectly, 10% or less of an entity that has a business relationship with Walmart.
Immaterial Transactions
The director or one or more members of the director’s immediate family owns or has owned during the entity’s last fiscal year, directly or indirectly, more than 10% of an entity that has a business relationship with Walmart, so long as the amount paid to or received from Walmart during the entity’s last fiscal year accounts for less than $1,000,000 or, if greater, 2% of the entity’s consolidated gross revenues for that entity’s last fiscal year.
 The director or a member of the director’s immediate family is or has been during the entity’s last fiscal year an executive officer or employee of an entity that made payments to, or received payments from, Walmart during the entity’s last fiscal year that account for less than $1,000,000 or, if greater, 2% of the entity’s consolidated gross revenues for that entity’s last fiscal year.

Immaterial Positions	The director or one or more members of the director’s immediate family is a director or trustee or was a director or trustee (but not an executive officer or employee) of an entity during the entity’s last fiscal year that has a business or charitable relationship with Walmart and that made payments to, or received payments from, Walmart during the entity’s last fiscal year in an amount representing less than $5,000,000 or, if greater, 5% of the entity’s consolidated gross revenues for that entity’s last fiscal year. Walmart paid to, employed, or retained one or more members of the director’s immediate family for compensation not exceeding $120,000 during Walmart’s last fiscal year.
Immaterial Benefits	The director or one or more members of the director’s immediate family received from Walmart, during Walmart’s last fiscal year, personal benefits having an aggregate value of less than $5,000.

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Corporate Governance
In April 2022, the Board and the NGC conducted their annual review of directors’ relationships that may be relevant to independence, based on the directors’ responses to questionnaires soliciting information regarding their (and their immediate family members’) direct and indirect relationships with the company and on due diligence performed by management regarding any transactions, relationships, or arrangements between the company and the directors, their immediate family members, or affiliated entities.
As a result of this review, the Board has affirmatively determined that the following directors are Independent Directors under the general independence definition in the NYSE Listed Company Rules: Cesar Conde, Timothy P. Flynn, Sarah J. Friar, Carla A. Harris, Thomas W. Horton, Marissa A. Mayer, Steven S Reinemund, and Randall L. Stephenson. In addition, the Board determined that the currently serving members of the Audit Committee and the CMDC meet the heightened independence standards for membership on those Board committees under the NYSE Listed Company Rules, the Exchange Act, and the SEC’s rules.
In making its determination as to the independence of our Independent Directors, the Board considered whether any relationship between a director and Walmart is a material relationship based on the materiality guidelines discussed above, the facts and circumstances of the relationship, the amounts involved in the relationship, the director’s interest in such relationship, if any, and such other factors as the Board, in its judgment, deemed appropriate. In each case, the Board found all relationships between the company and each of our Independent Directors to be immaterial to the director’s independence. The types of relationships considered by the Board are noted below:

Relationship Type	Director
Immaterial Ownership: The director or the director’s immediate family member directly or indirectly owned 10% or less of, but was not a director, officer, or employee of, an entity that has a business relationship with Walmart
Mr. Horton
Ms. Mayer
Immaterial Transactions: The director or a member of the director's immediate family was an officer or greater than 10% owner of an entity that has a business relationship with Walmart but the amount involved in the transaction was less than $120,000
Mr. Reinemund
Immaterial Transactions and Immaterial Ownership: The director was an officer and 10% or less equity owner of an entity that has a business relationship with Walmart	Mr. Conde
Ms. Friar
Ms. Harris
Immaterial Transactions and Immaterial Ownership: Immediate family members of the director were employees or officers and less than 10% equity owners of entities that have a business relationship with Walmart
Mr. Conde
Mr. Flynn
Ms. Friar
Mr. Horton
Ms. Mayer
Mr. Reinemund
Mr. Stephenson
Immaterial Positions and Immaterial Ownership: The director was either a director or trustee of and less than 10% equity owner of an entity that has a business relationship with Walmart	Mr. Conde
Mr. Flynn
Ms. Friar
Ms. Harris
Mr. Horton
Mr. Reinemund
Mr. Stephenson
Immaterial Position: Walmart employed a member of the director’s immediate family for compensation not exceeding $120,000 during Walmart’s last fiscal year	Ms. Harris
The aggregate amounts involved in each of the relationships and transactions described in the preceding table were either: (i) less than $1 million; or (ii) if greater than $1 million, then the aggregate amounts involved were less than 2% of the consolidated gross revenues for the entity’s last fiscal year, with the exception of certain relationships involving Mr. Conde.
Mr. Conde serves as a member of the board of directors of a Walmart supplier that received payments from Walmart during the entity’s last fiscal year that accounted for more than 5% of the entity’s consolidated gross revenues for its last fiscal year. The Board determined that this relationship was immaterial to Mr. Conde’s independence because, in his capacity as a member of the board of directors of the entity: (i) Mr. Conde is not and was not involved in any sales or marketing of products to Walmart; and (ii) he does not and has not received any material direct or indirect economic benefit from the relationship between Walmart and the entity. The payments by Walmart to the entity were for products in the ordinary course of business, and Walmart has had a relationship with this entity since a time prior to Mr. Conde’s membership on the board of this entity.

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Corporate Governance
The Board does not believe S. Robson Walton, Gregory B. Penner, or Steuart L. Walton have any relationships with Walmart that would disqualify them from being considered independent under the NYSE Listed Company Rules. However, the Board has deferred its determination as to their independence. If the Board had made such an independence determination, then 10 of our 11 director nominees, or approximately 91%, would have been independent.
In addition, we have not and do not plan to rely on any of the exemptions from certain board independence requirements available to controlled companies under the NYSE Listed Company Rules, to the extent such exemptions are available. Our Board is committed to maintaining a majority independent Board and believes that this independence ensures robust oversight, independent viewpoints, and promotes the Board’s overall effectiveness.

The Board and the NGC concluded that each of the Independent Directors does not currently have, and has not had during any pertinent period, any direct or indirect relationship that: (i) constitutes a disqualifying relationship with Walmart under the NYSE Listed Company Rules; (ii) otherwise compromises the independence of such director; or (iii) otherwise constitutes a material relationship between Walmart and the director.

Related Person Transaction Review Policy
The Board has adopted a written policy applicable to all Walmart Executive Officers; all directors and director nominees; all shareholders beneficially owning more than five percent of Walmart’s outstanding Shares; and the immediate family members of each of the preceding persons (collectively, the “Covered Persons”). Any entity in which a Covered Person has an employment or similar relationship with, or owns an equity or other economic interest in, (each, a “Covered Entity”) is also covered by the policy. The Transaction Review Policy applies to any transaction or series of similar or related transactions in which a Covered Person or Covered Entity has a direct or indirect material financial interest and in which Walmart is a participant (each, a “Covered Transaction”), subject to certain exceptions.
Under the Transaction Review Policy, each Covered Person is responsible for reporting to Walmart’s Office of the Corporate Secretary any Covered Transactions of which he or she has knowledge before entering into any Covered Transaction. Walmart’s Office of the Corporate Secretary, with the assistance of Walmart’s chief audit executive, chief ethics and compliance officer, and other appropriate Walmart personnel, provides information to the Audit Committee for its consideration regarding the Covered Transaction, including: the view or opinion from the business unit desiring to enter into the transaction as to the benefits of the proposed transaction to the company; a point of view from the company’s corporate affairs department as to the reputational impact, if any, of the company entering into the transaction; the view and opinion from the global audit executive as to the fairness of the transaction to the company and its shareholders and whether the transaction was negotiated on an arm’s-length basis; and the view and opinion from the Office of the Corporate Secretary as to whether the Covered Person has otherwise complied with Walmart’s Code of Conduct as it applies to the transaction. The Audit Committee reviews each Covered Transaction and either approves or disapproves the transaction. To approve a Covered Transaction, the Audit Committee must find that:
•the substantive terms and negotiation of the Covered Transaction are fair to Walmart and its shareholders and the substantive terms are no less favorable to Walmart and its shareholders than those in similar transactions negotiated at an arm’s-length basis; and
•if the Covered Person is a director or Executive Officer of Walmart, he or she has otherwise complied with the terms of Walmart’s Code of Conduct as it applies to the Covered Transaction.

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Corporate Governance
Related Person Transaction Process
The following chart shows our process for identification and disclosure of related person transactions.

Related Person Transaction Determinations	Director Independence Determinations	Proxy Statement Disclosure

Walmart’s Office of the Corporate Secretary conducts an annual review and determination of related person transactions Related person transactions are presented for Audit Committee review and approval	The NGC and Board conduct an annual determination of director independence, considering the directors’ (and their immediate family members’) direct and indirect relationships with the company	Annual disclosures are published in our proxy statement as required by SEC rules (including required related person transaction disclosures)

Information sources: •Annual Director, Executive Officer, and Principal Shareholder Questionnaires •Schedule 13G filings •Section 16 reporting •Management due diligence reviews	Information sources: •Annual Director, Executive Officer, and Principal Shareholder Questionnaires •Management due diligence reviews

Fiscal 2022 Review of Related Person Transactions
Our company’s Office of the Corporate Secretary has developed and implemented processes and controls for identifying and obtaining information about proposed or existing transactions between the company and our directors, Executive Officers, principal shareholders, their immediate family members (collectively, the “related persons”), or entities in which one or more of these related persons has a specified relationship or ownership interest. The Office of the Corporate Secretary analyzes each identified transaction, with the exception of ordinary course retail transactions. Based upon the facts and circumstances of each transaction, the Office of the Corporate Secretary determines whether the related person has or will have a material direct or indirect interest in the transaction. Transactions in which Walmart is a participant, the amount involved exceeds $120,000, and the Office of the Corporate Secretary has determined that the related person has a direct or indirect material interest are referred to as “related person transactions.” Each related person transaction is presented to the Audit Committee for its review and approval. As described in our “Transaction Review Policy,” the Audit Committee considers the following factors when reviewing a related person transaction:
•the nature of the related person’s interest in the transaction;
•the substantive terms of the transaction, including the type of transaction and the amount involved;
•analyses from the company’s chief audit executive and Office of the Corporate Secretary regarding the fairness of the transaction to the company; and
•any other factors the Audit Committee deems appropriate, including, but not limited to, points of view from the relevant business unit as to the benefits of engaging in the transaction and from the company’s corporate affairs department as to any potential reputational impacts of engaging in the transaction.

We disclose in this proxy statement all related person transactions that are required to be disclosed under applicable SEC rules. Walmart believes the terms of the transactions described below are comparable to terms that would have been reached by unrelated third parties in arm’s-length transactions. The Audit Committee has approved each of the transactions disclosed below.

•Lori Haynie, the sister of C. Douglas McMillon, a director of Walmart and an Executive Officer, is an executive officer of Mahco, Incorporated (“Mahco”). During fiscal 2022, Walmart paid Mahco and its subsidiaries approximately $59.5 million in connection with Walmart’s purchases of sporting goods and related products. Walmart expects to purchase similar types of products from Mahco during fiscal 2023.

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Corporate Governance
•Greg T. Bray, a management associate in Walmart’s Finance department, is the brother-in-law of C. Douglas McMillon, a director of Walmart and an Executive Officer. For fiscal 2022, Walmart paid Mr. Bray a salary of approximately $257,000, a payment pursuant to the cash incentive plan of approximately $119,300, and other benefits totaling approximately $38,100 (including Walmart’s matching contributions to Mr. Bray’s 401(k) Plan account, Walmart’s matching contributions to Mr. Bray’s Deferred Compensation Matching Plan account, and health insurance premiums). In fiscal 2022, Mr. Bray also received a grant of 442 restricted stock units with a calculated value of approximately $60,000 at the date of grant. Mr. Bray continues to be an associate, and in fiscal 2023, he may receive compensation and other benefits in amounts similar to or greater than those he received during fiscal 2022.
•Nichole R. Bray, a management associate with the Walmart Technology team, is the sister-in-law of C. Douglas McMillon, a director of Walmart and an Executive Officer. For fiscal 2022, Walmart paid Ms. Bray a salary of approximately $172,000, a payment pursuant to the cash incentive plan of approximately $59,300, and other benefits totaling approximately $30,000 (including Walmart’s matching contributions to Ms. Bray’s 401(k) Plan account and health insurance premiums). In fiscal 2022, Ms. Bray also received a grant of 570 restricted stock units with a calculated value of approximately $77,000 at the date of grant. Ms. Bray continues to be an associate, and in fiscal 2023, she is expected to receive compensation and other benefits in amounts greater than those she received during fiscal 2022.
•Jason Turner, a management associate in Walmart U.S., is the brother-in-law of John R. Furner, an Executive Officer of Walmart. For fiscal 2022, Walmart paid Mr. Turner a salary of approximately $97,500, a payment pursuant to the cash incentive plan of approximately $24,000, and other benefits totaling approximately $12,600 (including Walmart’s matching contributions to Mr. Turner’s 401(k) Plan account and health insurance premiums). In fiscal 2022, Mr. Turner also received a grant of 111 restricted stock units with a calculated value of approximately $15,000 at the date of grant. Mr. Turner continues to be an associate, and, in fiscal 2023, he may receive compensation and other benefits in amounts similar to or greater than those he received during fiscal 2022.
•Alexandra McKenna Lawrence, a management associate in Walmart U.S., is the daughter of Judith J. McKenna, an Executive Officer of Walmart. For fiscal 2022, Walmart paid Ms. Lawrence a salary of approximately $91,000, a payment pursuant to the cash incentive plan of approximately $24,400, and other benefits totaling approximately $8,800 (including Walmart’s matching contributions to Ms. Lawrence’s 401(k) Plan account and health insurance premiums). In fiscal 2022, Ms. Lawrence also received a grant of 111 restricted stock rights with a calculated value of approximately $15,000 at the date of grant. Ms. Lawrence continues to be a Walmart associate, and in fiscal 2023, she may receive compensation and other benefits from Walmart in amounts similar to or greater than those she received during fiscal 2022.
•On April 5, 2022, Walmart entered into an agreement with the Walton Family Holdings Trust (the “Trust”) in which the Trust agreed to cancel an amount of Walmart common stock owned by the Trust equal to approximately $225 million in support of Walmart’s construction of a Whole Health and Fitness Center and a Childcare Center on Walmart’s new Home Office campus. On April 5, 2022, the cancellation under the agreement occurred, resulting in 1,495,000 Shares of Walmart’s outstanding common stock being cancelled and no longer outstanding. Alice L. Walton, Jim C. Walton, and S. Robson Walton, a director of Walmart, are trustees of the Trust.
•On April 5, 2022, Walmart entered into an agreement with ABN Holdings, LLC ("ABN Holdings") for the sale of Walmart’s existing Home Office properties and nearby parcels of land for a total of approximately $60 million. Steuart L. Walton, a director of Walmart and Jim C. Walton’s son, and Thomas Walton, Mr. Steuart Walton’s brother and Mr. Jim Walton’s son, own 100% of the equity interests in ABN Holdings. Under the terms of the property sale agreement, the closing for certain parcels of land (the “Initial Properties”) will occur in fiscal 2023 (the “Fiscal 2023 Closing”) and the closing for the remaining parcels of land, including Walmart’s existing Home Office buildings (the “Remainder Properties”), is expected to occur in fiscal 2025 or later when the company moves into its new Home Office facilities (the “Deferred Closing”). The purchase price of approximately $9 million for the Initial Properties was determined based upon third-party appraisals. The purchase price for the Remainder Properties will be the greater of: (i) the appraisal value for the Remainder Properties determined by third-party appraisals at the time of signing the property purchase agreement in fiscal 2023, increased by the Consumer Price Index from the effective date of the property purchase agreement through the date of the Deferred Closing; and (ii) the appraised value of the Remainder Properties determined by third-party appraisals at the date of the Deferred Closing. The appraised purchase price for the Remainder Properties at the time of the signing of the agreement was approximately $51 million. Walmart expects the sale of the Initial Properties at the Fiscal 2023 Closing and the sale of the Remainder Properties at the Deferred Closing to result in a gain on sale to the company on a net basis at the time of each respective closing.
•In fiscal 2022, Walmart entered into an agreement with View, Inc. (“View”), under which Walmart agreed to pay View approximately $26 million for the purchase of dynamic glass to be used in the construction of Walmart’s new Home Office buildings expected to be built by 2025. Members of the Walton family, including Gregory B. Penner, the Chairman of Walmart’s Board; S. Robson Walton, a director of Walmart; and members of their immediate family, own an aggregate indirect equity interest in View of approximately 17%.

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Corporate Governance
Other Transactions
In any given year, we may engage in certain transactions with entities in which members of the Walton family have ownership interests. These transactions are typically immaterial, ordinary-course transactions that management believes do not constitute related person transactions. Although Audit Committee approval of certain of these transactions may not be required under the Transaction Review Policy, the Audit Committee may elect to review such transactions from a governance perspective.
In fiscal 2022 and early fiscal 2023, Walmart received payments from entities in which members of the Walton family have ownership interests totaling approximately $1,448,200 for the sale of jet fuel, energy savings revenues, and rent or non-renewals of leases for banking facilities in supercenters. In fiscal 2022 and early fiscal 2023, Walmart paid entities in which members of the Walton family have ownership interests a total of approximately $1,418,000 for damage to airplanes and aviation-related expenses and hotel, lodging, meals, and related services. We do not believe that either Walmart or the members of the Walton family have a direct or indirect material interest in any of these transactions between Walmart and the entities in which the Walton family members have ownership interests.
Walmart believes the terms of the transactions described above are comparable to terms that would have been reached by unrelated third parties in arm’s length transactions. The Audit Committee reviewed and approved the transactions described in the disclosure above from a governance perspective.

Governance Materials Available on our Website
Our Board and Board committee governance documents, including the Board committee charters, the Corporate Governance Guidelines, and other key corporate governance documents are available to our shareholders on our corporate website at http://stock.walmart.com/investors/corporate-governance/governance-documents.
You may also access and review the following additional corporate governance documents on our corporate website:
✓   Restated Certificate of Incorporation;
✓   Amended and Restated Bylaws;
✓   Corporate Governance Guidelines;
✓   Reporting Protocols for Senior Financial Officers;
✓   Code of Conduct (available at www.walmartethics.com);
✓   Procedures for Complaints Related to Accounting or Auditing Matters;
✓   Investment Community Communications Policy;
✓   Global Anti-Corruption Policy;
✓   Government Relations Policy; and
✓   Privacy Policy.
These materials are also available in print at no charge to any shareholder who requests a copy by writing to: Walmart Inc., Global Investor Relations Department, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0100.
A description of any substantive amendment or waiver of Walmart’s Code of Conduct or Walmart’s Reporting Protocols for Senior Financial Officers granted to Executive Officers or directors will be disclosed on our corporate website within four business days following the date of the amendment or waiver (http://stock.walmart.com/investors/corporate-governance/ governance-documents) and will remain posted for a period of at least 12 months. There were no waivers of Walmart’s Code of Conduct Code or Walmart’s Reporting Protocols for Senior Financial Officers granted to Executive Officers or directors during fiscal 2022.

2022 Proxy Statement	37

Corporate Governance
Director Compensation
Walmart’s compensation program for Outside Directors is intended to:
•provide fair compensation commensurate with the work required to serve on the Board of a company with Walmart’s size, scope, and complexity;
•align directors’ interests with the interests of Walmart shareholders; and
•be easy to understand and communicate, both to our directors and to our shareholders.

Annual Benchmarking
Each June, the CMDC and Board undertake a comprehensive review of Outside Director compensation, including a comparison to director compensation at Walmart’s peer group companies. As a result of the review that was conducted last year, the CMDC and Board determined that our base director compensation and the additional fees for Board leadership positions described below were competitive and near the median of our peer group. Therefore, the CMDC and Board made no changes to our Outside Director compensation during fiscal 2022.

Components of Director Compensation
Our Outside Director compensation program consists of the following primary components:

Who is Eligible	Component	Annual Amount ($)	Form of Payment
Base Compensation – All Outside Directors	Annual Stock Grant	175,000	Shares
	Annual Retainer	100,000	Cash
Additional Fees – Some Outside Directors	Non-Executive Chairman Retainer	225,000	50% Shares/50% Cash
	Lead Independent Director Retainer	35,000	Cash
	Audit Chair Retainer	25,000	Cash
	CMDC, NGC, SPFC, and TeCC Chair Retainers	20,000	Cash
In addition, each Outside Director who attends in person a Board meeting held at a location that requires intercontinental travel from his or her residence is paid an additional $4,000 meeting attendance fee.
Form and Timing of Payment
Stock grants to Outside Directors are made annually following election to the Board at our annual shareholders’ meeting. For fiscal 2022, the annual stock grant was made on June 3, 2021. If an Outside Director is appointed to the Board during a term, he or she will receive a prorated portion of the annual stock grant. Each Outside Director may elect to defer the receipt of this stock grant in the form of stock units that are settled in Shares following the end of the director’s Board service. The other components of Outside Director compensation listed above are paid quarterly in arrears. Each Outside Director can elect to receive these other components in the form of cash, Shares (with the number of Shares determined based on the closing price of Shares on the NYSE on the payment date), deferred in stock units, or deferred into an interest-credited cash account.
Director Stock Ownership Guidelines
Each Outside Director is required to own, within five years of his or her initial election to the Board, Shares or deferred stock units with a value equal to five times the annual retainer portion of the Outside Director compensation established by the Board in the year the director was initially elected. All Outside Directors who have reached the five-year compliance date own sufficient Shares or deferred stock units to satisfy this requirement.

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Corporate Governance
Director Compensation for Fiscal 2022

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	All Other Compensation ($) (g)	Total ($) (h)
Cesar Conde	100,000	175,018	0	275,018
Timothy P. Flynn	125,022	175,018	510	300,550
Sarah J. Friar	119,973	175,018	0	294,991
Carla A. Harris	100,035	175,018	0	275,053
Thomas W. Horton	155,000	175,018	0	330,018
Marissa A. Mayer	99,934	175,018	0	274,952
Gregory B. Penner	212,479	287,448	0	499,927
Steven S Reinemund	120,000	175,018	0	295,018
Randall L. Stephenson	82,955	219,164	0	302,119
S. Robson Walton	100,000	175,018	298	275,316
Steuart L. Walton	119,973	175,018	0	294,991
Explanation of information in the columns of the table:
Name (column (a))
C. Douglas McMillon is omitted from this table because he received compensation only as an associate of our company during fiscal 2022 and did not receive any additional compensation for his duties as a director.
Fees Earned or Paid in Cash (column (b))
Certain Outside Directors elected to either receive Shares in lieu of some or all of these amounts or defer these amounts in the form of deferred stock units, as shown below. These amounts were converted into Shares or deferred stock units quarterly using the closing price of a Share on the NYSE as of the respective payment dates, rounded to the nearest Share.

Director	Amount ($)	Number of Shares Received in Lieu of Cash	Number of Deferred Stock Units in Lieu of Cash
Timothy P. Flynn	125,022	—	892
Sarah J. Friar	119,973	—	856
Carla A. Harris	50,035	357	—
Marissa A. Mayer	99,934	—	713
Gregory B. Penner	212,479	—	1,516
Randall L. Stephenson	82,955	588	—
Steuart L. Walton	119,973	—	856
Stock Awards (column (c))
In accordance with SEC rules, the amounts in this column are the aggregate grant date fair value of stock awards granted during fiscal 2022, computed in accordance with GAAP stock-based accounting rules (as set forth in Financial Accounting Standards Board’s Accounting Standards Codification Topic 718). Other than Mr. Penner, each Outside Director that was elected to the Board at the 2021 Annual Shareholders’ Meeting received a stock award of 1,236 Shares ($175,000 divided by $141.60, the closing price of a Share on the NYSE on the grant date, and rounded to the nearest Share). Mr. Penner received a stock award of 2,030 Shares ($287,500 divided by $141.60, rounded to the nearest Share). In addition, upon his appointment to the Board on March 3, 2021, Mr. Stephenson received a prorated portion of the annual stock grant for the term ending at the 2021 Annual Shareholders' Meeting, consisting of 346 Shares (a prorated value of $44,110 divided by $127.59, the closing price of a Share on the grant date, and rounded to the nearest Share. Mr. Flynn, Ms. Friar, Ms. Mayer, Mr. Penner, Mr. Rob Walton, and Mr. Steuart Walton elected to defer these Shares in the form of deferred stock units. None of our Outside Directors held any outstanding stock options or unvested restricted stock awards as of January 31, 2022.
Option Awards and Non-Equity Incentive Plan Compensation (columns (d) and (e))
We do not issue stock options to our Outside Directors and do not provide our Outside Directors with any non-equity incentive plan compensation. Therefore, we have omitted these columns from the table.
Change in Pension Value and Non-Qualified Deferred Compensation Earnings (column (f))
While directors are permitted to defer cash retainers into an interest-credited account under the Director Compensation Deferral Plan, none of our current directors have elected to do so and do not have any balances in any such account. Therefore, we have omitted this column from the table.
All Other Compensation (column (g))
The amounts in this column include tax gross-up payments during fiscal 2022 related to imputed income attributable to spousal travel expenses and meals in connection with certain Board meetings during fiscal 2022. The cost of the underlying travel, meals, and related activities is omitted from this column because the total cost of such benefits for each director was less than $10,000.

2022 Proxy Statement	39

PROPOSAL NO. 2 ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Board recommends that shareholders vote FOR this proposal.

What am I voting on?
We are asking our shareholders to approve, on a non-binding, advisory basis, under Section 14A of the Exchange Act, the compensation of our NEOs as disclosed in this proxy statement. We have held a similar shareholder vote every year since 2011 and expect to hold a similar vote at future annual shareholders’ meetings.
As described in the CD&A, our executive compensation program is designed with an emphasis on performance and is intended to closely align the interests of our NEOs with the interests of our shareholders. The CMDC regularly reviews our executive compensation program to ensure that compensation is closely tied to aspects of our company’s performance that our Executive Officers can impact and that are likely to have an impact on shareholder value.
Our compensation program is also designed to balance long-term performance with shorter-term performance and to mitigate any risk that an Executive Officer would be incentivized to pursue good results with respect to a single performance measure, company segment, or area of responsibility to the detriment of our company as a whole.
In the CD&A, we discuss why we believe the compensation of our NEOs for fiscal 2022 was appropriately aligned with our company’s performance during fiscal 2022. The CD&A also describes feedback we received regarding our executive compensation program during our shareholder outreach efforts and is intended to provide additional clarity and transparency regarding the rationale for and philosophy behind our executive compensation program and practices. We urge you to read carefully the CD&A, the compensation tables, and the related narrative discussion in this proxy statement when deciding how to vote on this proposal.
The vote on this proposal is advisory, which means that the vote will not be binding on Walmart, the Board, or the CMDC. However, the Board and CMDC value our shareholders’ opinions, and the CMDC will consider the results of the vote on this proposal when making future decisions regarding executive compensation and when establishing our NEOs’ compensation opportunities.
In view of the foregoing, shareholders will vote on the following resolution at the 2022 Annual Shareholders’ Meeting:
RESOLVED, that the company’s shareholders hereby approve, on an advisory basis, the compensation of the Named Executive Officers of Walmart as disclosed in Walmart’s proxy statement for the 2022 Annual Shareholders’ Meeting in accordance with the SEC’s compensation disclosure rules.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
In this section, we describe our executive compensation philosophy and program that support our strategic objectives and serve the long-term interests of our shareholders. We also discuss how our CEO, CFO, and other Named Executive Officers (our NEOs) were compensated in fiscal 2022 and describe how their compensation fits within our executive compensation philosophy. For fiscal 2022, our NEOs were:

C. Douglas McMillon President and Chief Executive Officer	John R. Furner Executive Vice President, President and CEO, Walmart U.S.
M. Brett Biggs Executive Vice President and Chief Financial Officer	Judith McKenna Executive Vice President, President and CEO, Walmart International
Suresh Kumar Global Chief Technology Officer and Chief Development Officer	Kathryn McLay Executive Vice President, President and CEO, Sam’s Club U.S.
Disclosure regarding Ms. McLay’s fiscal 2022 compensation is not required under SEC rules. Nevertheless, we have voluntarily included her compensation information in this proxy statement on the same basis as our other NEOs. We included this disclosure because we believe it is helpful to provide shareholders with information about how our compensation plans are designed to incentivize and support each of our operating segments.
Table of contents
This CD&A is organized as follows:

Fiscal 2022 Compensation Overview Provides an overview of our executive compensation philosophy, framework, and practices, and how our pay program emphasizes performance.	42

NEO Compensation Components and Pay Mix Describes the primary components of our NEO compensation packages and how our NEO compensation is heavily weighted towards performance-based components that we believe are aligned with the interests of our long-term shareholders.	44

Executive Compensation Governance and Process Explains who sets executive compensation at Walmart, the process for setting executive compensation, and how strategic considerations, peer benchmarking, shareholder feedback, and other factors are considered when making compensation decisions.	45

Fiscal 2022 Performance Metrics Describes the performance metrics used in our incentive programs and why the CMDC selected these metrics.	50

Incentive Goal Setting Philosophy and Process Provides insight into how the CMDC seeks to set performance goals that are aligned with our long-term strategy and with our annual operating plan.	52

Fiscal 2022 Performance Goals and Performance Describes the specific goals used in our incentive programs for fiscal 2022, how we performed compared to those goals, and how that performance impacted our incentive plan payouts.	54

Fiscal 2022 NEO Pay and Performance Summaries Describes how our NEOs performed during fiscal 2022 and how that performance impacted each NEO’s compensation.	58

Other Compensation Programs and Policies Describes the limited perquisites available to our NEOs, as well as our practices regarding employment contracts, clawbacks, stock ownership guidelines, insider trading policy, tax considerations, and other matters.	64

2022 Proxy Statement	41

Executive Compensation

Fiscal 2022 Compensation Overview
Our executive compensation philosophy and framework
Our executive compensation programs are intended to motivate and retain key executives, with the goal of generating strong operating results and creating alignment with our shareholders. We have developed our compensation programs to support our enterprise strategy and to align our leadership team with our culture, strategy, and organizational structure.
Our executive compensation program is built upon our global compensation framework:

 Pay for performance by tying a majority of executive compensation to pre-established, quantifiable performance goals.
 Use performance metrics that are understandable, that are tied to key performance indicators, and that our executives have the ability to impact.
 Provide competitive pay to attract and retain highly-qualified talent at all levels.

 Align management interests with the long-term interests of our shareholders by providing long-term incentives in the form of equity, combined with robust stock ownership guidelines.
 Establish performance goals that are aligned with our long-term strategy and financial and operating plans.
 Encourage leadership accountability by tying a higher percentage of compensation to performance at higher levels.

How our executive compensation aligns with our enterprise strategy
We have designed our executive compensation program—metrics, goals, structure, mix, etc.—to be aligned with our strategy while also being highly motivational for our leadership team. Here are some specifics:
Our performance metrics and goals are aligned with our ongoing strategic transformation
We believe that our continuing strategic investments in our people, our stores, lower prices, eCommerce, technology, and expanding our flywheel with offerings such as financial services are deepening our relationship with our customers and resulting in a better customer experience. In addition, we believe our focus on improving career paths for our associates through robust training, competitive wages and benefits, and opportunities for advancement has made Walmart an employer of opportunity where people, regardless of where they start, can gain the skills and experiences they need to advance in their careers. Delivering solid results in the near term allows us to fund the investments necessary to continue to transform our business, drive sustainable long-term growth, and deliver on our commitments to all of our stakeholders. For this reason, our incentive plans emphasize key indicators of retail success that can be impacted by our associates:
•Sales – we use sales because it is a key indicator of retail performance encompassing both physical and digital channels, and is highly correlated to comparable sales growth.
•Operating Income – also a key retail performance indicator, including operating income as a performance metric incentivizes discipline as Walmart continues to grow.
•ROI – ROI measures how effectively we are deploying our assets. We include it as a performance equity metric to promote balance between long-term strategic initiatives and our near-term financial performance.
As described on page 52 below, we seek to set sales, operating income, and ROI goals that are aligned with our annual operating plan, which in turn is informed by our long-term strategic plan.
Our pay mix is aligned with our enterprise strategy
•The ultimate success of our strategy will be measured in our ability to deliver solid returns to our shareholders and deliver on our commitments to all stakeholders over the long term. For those reasons, our NEO pay mix is heavily weighted toward equity that vests over a three-year period. Beginning in fiscal 2018, we began shifting an even larger percentage of total direct compensation (“TDC”) toward performance equity.
•Our robust stock ownership guidelines for executive officers further promote alignment between our leadership and our independent shareholders.

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Executive Compensation
Our executive compensation program emphasizes performance
As shown in the charts below, a substantial majority of our NEOs’ fiscal 2022 target TDC was performance-based.*
*    May not total 100% due to rounding.
Our executive compensation practices are aligned with shareholders’ interests

Performance-Based Framework
•71%-74% of NEO TDC is performance-based and a majority is in the form of equity
•No employment contracts with our NEOs
•No change-in-control benefits
•No executive pension or similar retirement plans in the U.S.
•No excessive perquisites

Pay and Performance Alignment
•Direct link between pay and performance as fiscal 2022 incentive payments are aligned with our strong performance
•CMDC’s independent compensation consultant evaluates rigor of performance goals and has consistently found target goals to be challenging
•CMDC annually reviews a realizable pay-for-performance analysis by its independent compensation consultant and has determined that CEO pay is appropriately aligned with performance
•Significant majority of target TDC in the form of equity, which aligns the interests of our executives with those of our shareholders

Equity Ownership Best Practices
•Maintain robust stock ownership guidelines
•No hedging or short sales of Walmart stock permitted
•No unapproved pledging of Walmart stock as collateral
•No recycling of Shares used for taxes or option exercises
•No dividends or equivalents paid on unvested performance equity

Shareholder Accountability
•Conduct extensive shareholder outreach on executive compensation
•Hold annual shareholder say-on-pay vote
•Mitigate risk by using a variety of financial performance measures
•Robust recoupment and forfeiture provisions

2022 Proxy Statement	43

Executive Compensation

NEO Compensation Components and Pay Mix

What are the primary components of our fiscal 2022 NEO compensation?
Our executives’ total direct compensation, or TDC, is heavily weighted towards performance and appropriately balances executive focus on our short- and longer-term priorities with annual and long-term rewards.
As in prior years, there are three components of our executives’ fiscal 2022 TDC: base salary, annual cash incentive, and long-term equity.

Component	Description/Objective	Performance Rewarded	Form and Timing of Payout

Base Salary	Fixed base of cash compensation commensurate with job responsibilities and experience	Subject to annual adjustment based on individual performance	Paid in cash bi-weekly

Annual Cash Incentive
Variable pay intended to incentivize performance against key operational metrics aligned with our strategy
Goals are set at the beginning of the fiscal year and aligned with operating plan and public guidance
		•Sales •Operating Income	Paid in cash after the end of the fiscal year

Long-Term Equity PERFORMANCE EQUITY	Variable pay intended to incentivize performance against metrics aligned with our long-term strategic goals	•ROI •Sales •Stock performance	Paid in Shares; one-year performance period followed by an additional two-year vesting period

RESTRICTED STOCK	Intended to align executives’ long-term interests with our shareholders’ interests and promote retention	Value realized depends on long-term stock price performance	Paid in Shares vesting over a three-year period

How our incentive metrics and goals support our strategy
Strong financial performance is what allows us to invest in our associates, technology, and innovation, which are key to our long-term strategy. Therefore, the CMDC seeks to drive strong performance with respect to traditional measures of success in the retail industry. Our incentive metrics of sales, operating income, and ROI are traditional measures of retail success and are commonly used by retailers in their incentive plans. Moreover, they are broadly correlated with share price in the retail industry and aligned with our historical stock performance. We believe that our incentive metrics and goals have contributed to our strong operating performance, which has been reflected in solid returns to shareholders over a multi-year period. For more information, see “What performance metrics are used in our incentive programs, and why did the CMDC select these metrics?” on page 50 below.

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Executive Compensation

Executive Compensation Governance and Process

At Walmart, we are committed to the highest standards of governance, including governance around our compensation programs. We design and administer our executive compensation to motivate, retain, and focus key executives to drive our strategy, generate strong operating results, and deliver solid returns. Our compensation programs are also intended to align the interests of our leadership team with our shareholders and to promote our pay-for-performance culture and philosophy.
Who sets executive compensation at Walmart?
The CMDC, which consists entirely of independent directors, is responsible for establishing and approving executive compensation for all Executive Officers, including the CEO and other NEOs, and for overseeing our executive compensation program (see page 24 for more information about the CMDC).
For our CEO. Our CEO has no role in determining his own compensation, which is set by the CMDC in consultation with our Chairman and with input from the CMDC’s independent compensation consultant and Walmart’s Global People Division.
For other Executive Officers, including our NEOs. Our CEO makes recommendations to the CMDC regarding the compensation of our NEOs and other Executive Officers. The CMDC reviews these recommendations and sets individual NEO TDC values as it deems appropriate.
Role of the CMDC’s independent compensation consultant
Since 2010, the CMDC has engaged Pay Governance LLC (“Pay Governance”) as its independent executive compensation consultant. Under the terms of its engagement, Pay Governance reports directly and exclusively to the CMDC; the CMDC has sole authority to retain, terminate, and approve the fees of Pay Governance; and Pay Governance may not be engaged to provide any other services to Walmart without the approval of the CMDC. Other than its engagement by the CMDC, Pay Governance does not perform and has never performed any other services for Walmart. The CMDC’s independent consultant attends and participates in CMDC meetings at which executive compensation matters are considered, and performs various analyses for the CMDC, including:
•peer group benchmarking;
•realizable pay analyses;
•analyses regarding the alignment of pay and performance;
•analyses of the correlation between incentive plan performance measures and total shareholder return; and
•assessments of the difficulty of attaining performance goals.
The CMDC annually reviews the independence of Pay Governance in light of SEC rules and NYSE Listed Company Rules regarding compensation consultant independence and has affirmatively concluded that Pay Governance is independent from Walmart and has no conflicts of interest relating to its engagement by the CMDC. The CMDC also periodically reviews the performance of Pay Governance.

2022 Proxy Statement	45

Executive Compensation
What is the compensation setting process?
This chart summarizes the process and analyses the CMDC considers when setting executive compensation and validating our pay targets. The CMDC’s independent compensation consultant, Pay Governance, performs various pay-for-performance analyses for the CMDC.

	Data Source/Responsibility	Purpose	How it’s Used
SEP–JAN Review of Annual and Long-term Business Plans	•Board •SPFC •CMDC •Management	Establish performance metrics aligned with annual operating plan and long-term objectives	To review the choice of incentive metrics and ensure they support our long-term strategic transformation and drive results tied to shareholder value

NOV Pay for Performance Alignment	•Independent compensation consultant •Publicly available compensation information	Evaluate pay-for-performance alignment of CEO compensation with performance relative to peers
To assess the reasonableness of CEO pay, Pay Governance conducts:
•Realizable pay analyses;
•Analyses regarding the alignment of CEO pay and performance;
•Analyses of the correlation between performance measures and shareholder return; and
•Assessments of the difficulty of attaining performance goals

JAN Peer Group Benchmarking	•Independent compensation consultant (for CEO) •Publicly available compensation information for peer group	Setting pay and establishing Target TDC opportunity
Benchmarking data is used as a general guide to setting appropriately competitive compensation consistent with our emphasis on performance-based compensation
To set our NEOs’ target TDC at competitive levels relative to our peer groups

Individual Performance Assessments	•Board •CMDC •CEO (for other NEOs) •Global People Division	Evaluate individual performance for purposes of pay decisions	To determine merit increases (if any) and adjust individual award opportunities for the next award cycle

Tally Sheets	•Global People Division	Evaluating total compensation and internal pay equity
Tally sheets:
•Summarize the total value of the compensation realizable by each NEO for the upcoming fiscal year;
•Quantify the value of each element of that compensation, including perquisites and other benefits; and
•Quantify the amounts that would be owed to each NEO upon separation from our company

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Executive Compensation

	Data Source/Responsibility	Purpose	How it’s Used
FEB–MAR Company Achievement of Prior Year Performance Goals and Setting of Current Year Incentive Goals	•Independent compensation consultant (for goal difficulty) •CMDC •Management	Assess current year company performance against financial and operating metrics
To determine award payments for the recently completed fiscal year and set target levels for following year
To assess the ease or difficulty of attaining performance goals and whether adjustments need to be made to incentive metrics for the following award cycle
To establish incentive goals for current year that support our strategic transformation and are aligned with operating plan and financial guidance

ONGOING Shareholder Outreach	•Board •Management	Obtain investor feedback on our executive compensation program
To understand investor expectations and monitor trends in executive compensation; used to evaluate compensation policies, practices, and plans
Shareholder feedback helps inform our executive compensation program design

What factors are considered in setting Total Direct Compensation for our NEOs?
In addition to the factors described above, the CMDC considers a variety of factors in setting Total Direct Compensation for our NEOs, including:
•the overall performance of our company and its operating segments and/or areas of responsibility;
•each NEO’s job responsibilities, expertise, historical compensation, and years and level of experience; and
•our overall succession planning and the importance of retaining each NEO and each NEO’s potential to assume greater responsibilities in the future.

2022 Proxy Statement	47

Executive Compensation

How is peer group data used by the CMDC?
The CMDC reviews publicly available compensation information from peer companies when establishing TDC for our executives. In constructing our peer group, we aim to reflect a cross-industry sample of the largest U.S.-based companies, including large retailers and companies with significant and complex international operations. These peer group companies were selected using the following multi-step screening process, which is reviewed annually:
Compensation peer group screening methodology
Geography Screen U.S.-headquartered companies

Ownership Screen Publicly-traded

Excluded private companies
Scope & Industry Screen Revenue: >$75B, or Market Cap: >$75B (with revenues >$50B), or Retailer: >$50B revenues

Founder Screen Excluded companies whose current CEO is the founder
44 Peer Companies Applying this methodology, our peer group consisted of the following 44 companies when setting fiscal 2022 compensation:

Alphabet Inc. AmerisourceBergen Corp Anthem, Inc. Apple Inc. AT&T Inc. Bank of America Corporation The Boeing Company Cardinal Health, Inc. Chevron Corporation Cigna Corporation Cisco Systems Inc. Citigroup Inc.
Comcast Corporation
Costco Wholesale Corporation
CVS Health Corp
Exxon Mobil Corporation
Ford Motor Co
General Electric Co
General Motors Co
Home Depot Inc.
International Business
Machines Corp
Intel Corp
Johnson & Johnson

JPMorgan Chase & Co.
The Kroger Co
Lockheed Martin Corp
Lowe’s Companies, Inc.
Marathon Petroleum Corporation
McKesson Corporation
Microsoft Corporation
PepsiCo, Inc.
Pfizer Inc.
Phillips 66
Sysco Corporation
The Procter & Gamble Company

Target Corporation
UnitedHealth Group Inc
United Parcel Service, Inc.
Raytheon Technologies Corp
Valero Energy Corporation
Verizon Communications Inc.
Walgreens Boots Alliance, Inc.
The Walt Disney Company
Wells Fargo & Company

While we believe that this peer group provides a useful comparison to a broad range of companies with complex, international operations, Walmart is still significantly larger than the peer group median by a variety of measures, as shown in the following chart:
Walmart positioning relative to compensation peer group (as of fiscal year end 2021)

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Executive Compensation
The CMDC uses benchmarking data as a general guide to appropriately set competitive compensation consistent with our emphasis on performance-based compensation.
While the benchmarking data generally are used for comparable positions, the CMDC also reviews peer group data for retail CEO positions for purposes of benchmarking the compensation of our executives who lead our operating segments. These executives have significant responsibilities and lead organizations that, considered separately from the rest of our company, are larger than many of the other retailers in the peer group, and we believe that these positions are often comparable to or carry greater responsibilities than CEO positions at many of our peer group companies. In addition, from a competitive standpoint, we believe that it is more likely that these leaders would be recruited for a CEO position in the retail industry or elsewhere, rather than for a lateral move to lead an operating segment of a company.
What other information does the CMDC consider when setting executive pay?
Individual performance assessments
The CMDC considers the individual performance of each NEO, including each NEO’s contributions to our key strategic priorities and operational goals, diversity and inclusion, and sustainability and shared value, as described under “Fiscal 2022 NEO Pay and Performance Summaries” beginning on page 58.
CEO pay and performance alignment
The CMDC reviews an assessment by Pay Governance regarding the alignment of our CEO’s pay with our company’s performance, including the appropriateness of our CEO’s pay opportunity compared to peers and the alignment of our CEO’s realizable pay and our performance relative to our peer group companies. This assessment concluded that our CEO’s most recent fiscal year (fiscal 2022) and three-year (fiscal 2020-2022) pay opportunity and realizable pay are aligned with Walmart’s performance over the same time periods.
Tally sheets
The CMDC also reviews “tally sheets” prepared by our company’s Global People Division. These tally sheets summarize the total value of the compensation realizable by each NEO for the upcoming fiscal year and quantify the value of each element of that compensation, including perquisites and other benefits. The tally sheets also quantify the amounts that would be owed to each NEO upon separation from our company.
How does shareholder feedback impact executive compensation?
Our Board actively seeks and values feedback from shareholders. Over the past several years, in addition to our day-to-day interactions with investors, we have expanded our shareholder engagement to include an annual outreach program focused on strategy, governance, executive compensation, sustainability, diversity, equity and inclusion, and other topics suggested by our shareholders. Since our 2021 Annual Shareholders’ Meeting, we invited more than 30 institutional shareholders representing approximately 550 million Shares, including many of our largest investors, to participate in our outreach program. We ultimately engaged with shareholders representing approximately 490 million Shares, or about 34% of our public float. We also had conversations with the leading proxy advisory firms.

These engagements gave us an opportunity to discuss our strategy, our commitment to corporate governance and executive compensation best practices, how our governance and compensation practices help to support our strategy, and our commitment to sustainability, economic opportunity, diversity and inclusion, and shared value. While our shareholders expressed a wide range of perspectives in these meetings, we received generally positive feedback on our strategy, our Board and committee structure, our executive compensation program, and our approach to sustainability and human capital management. The feedback we have received from our shareholders, including the results of our say-on-pay proposal, is regularly communicated to the CMDC, the NGC, and the Board. We believe that the results of our say-on-pay proposals over the past several years, shown in the chart to the right, also indicate that shareholders generally are supportive of our executive compensation program, and therefore the CMDC made no material changes to our executive compensation program as a result of this vote.

100
80
60
40
20
0
83%
91%
91%
94%
95%
2017
2018
2019
2020
2021

2022 Proxy Statement	49

Executive Compensation

Fiscal 2022 Performance Metrics

What performance metrics are used in our incentive programs, and why did the CMDC select these metrics?
Our NEOs’ performance-based pay for fiscal 2022 was based on achieving objective, pre-established financial goals for the following metrics*:

Annual cash incentive	Long-term performance equity

*     For purposes of our incentive programs, total company and International sales, operating income, and ROI are calculated on a constant currency basis and exclude certain items, such as revenue from fuel sales and Sam’s Club tobacco sales. See page 57 for more information.
The CMDC concluded that the metrics described above are aligned with our larger enterprise strategy and appropriate and effective in driving results tied to shareholder value. In reaching this conclusion, the CMDC considered the following factors:
•These performance metrics are aligned with our enterprise strategy and can be impacted by our executives. Unlike metrics tied to stock price or shareholder return, our executives can have a direct impact on our sales, operating income, and ROI. Furthermore, unlike earnings per share and other share-based metrics, sales, operating income, and ROI are not materially impacted by our share repurchases.
•These metrics are important for judging retail performance. Sales, operating income, and ROI measures historically have been, and continue to be, important indicators of retail performance, and we believe that our performance in these areas is important to our shareholders.
•The CMDC believes that success with respect to these metrics will support shareholder value over the long-term. We believe that strong performance with respect to these key retail metrics should translate into shareholder value creation over time.
•The CMDC believes that relative TSR and other relative performance metrics are not the best way to incentivize our executives. There are several key differences in our business compared to other publicly-traded retailers in the U.S., including our size, our significant international operations, our product mix, our variety of formats, and our growing eCommerce and omni-channel offerings. While the CMDC closely monitors Walmart’s performance relative to that of our peers when making compensation decisions, the CMDC believes that the best approach for Walmart is to tie our executive compensation to performance metrics that are aligned with our strategy and operating plans and that provide clear line-of-sight to our leaders. Additionally, because a significant portion of TDC is in the form of equity awards and our executives are subject to robust stock ownership guidelines, the CMDC believes that our executives’ interests are appropriately aligned with the interests of our shareholders.
•The combination of these performance metrics mitigates risk. Using a combination of performance metrics mitigates the risk that our executives could be motivated to pursue results with respect to one metric to the detriment of our company as a whole. For example, if management were to prioritize increasing sales by pursuing strategies that would negatively impact profitability, resulting increases in incentive pay based on sales should be offset by decreases in incentive pay based on operating income and ROI.

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Executive Compensation
Does non-financial performance impact NEO pay?
Yes, while non-financial metrics are not directly included in our incentive plans, non-financial performance can impact NEO pay in two key ways. First, our NEO annual performance evaluations include non-financial metrics such as sustainability and culture, diversity, equity and inclusion. As described on page 49, the CMDC considers performance evaluations, along with other factors, when making pay decisions. Second, under our annual incentive program, any associate who engages in behavior inconsistent with our Code of Conduct and/or fails to achieve diversity and inclusion objectives may have their annual cash incentive payment reduced or eliminated, depending on the severity of the conduct in question.

For more information about Walmart’s commitment to diversity, equity and inclusion and key diversity, equity and inclusion initiatives, please see Walmart’s most recent Culture, Diversity, Equity and Inclusion Report, which can be found on our corporate website under the section titled “ESG Investors.”

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Executive Compensation

Incentive Goal Setting Philosophy and Process

How does the CMDC set performance goals?
Performance goals are established in the context of, and consistent with, the company’s enterprise strategy, financial operating plans, and financial guidance each fiscal year. This process begins with the Board’s review of the company’s overall enterprise strategy and long-term financial plan beginning in the spring and culminating at an annual Board strategic planning meeting. Following the strategic planning meeting, the annual operating plans of the company and each of its operating segments are established with SPFC and Board input. The CMDC then establishes performance goals under our annual and long-term incentive programs that are consistent with these operating plans:
Incentive Plans Informed by Strategic and Financial Planning Process

Long-Range Planning April - September	Annual Operating Plan September - January	Incentive Plans September - March
•Assess competitive landscape and macro trends •Refine enterprise strategy and segment-specific initiatives	•Develop annual operating plan in light of long-range planning and strategic initiatives •Review strategy and planned capital expenditures	•Review choice of incentive metrics to ensure that they support enterprise strategy •Establish performance goals aligned with annual operating plan and guidance
Following this process, in March of 2021, the CMDC established sales, operating income, and ROI goals for fiscal 2022 under our incentive plans. These goals were consistent with the fiscal 2022 guidance provided by Walmart at the beginning of fiscal 2022.
The CMDC establishes incentive goals with the intent that performance in line with our operating plans and expectations should result in payouts approximately at target. In order to achieve maximum payouts, our performance should exceed our operating plans and expectations to a significant degree. Threshold performance goals are set at a level that is attainable and below which a payout would not be justified. The CMDC’s independent compensation consultant annually evaluates the difficulty of our target performance goals and has consistently found that these goals are challenging. Additionally, over the past 10 years, under our annual incentive plan, our total company performance has exceeded target in six years and fallen short of target in four years. Under our long-term incentive plan, our total company performance has exceeded target in six years and fallen short of target in four years. We believe this is further evidence of the effectiveness of this process in establishing performance goals that are appropriately challenging.
Why does the CMDC set goals each year under our long-term equity incentive program?
The CMDC has found that setting long-term equity performance goals each year, with awards having a three-year vesting period, is the most effective approach for our long-term equity incentive program for the following reasons:
As the largest global retailer, Walmart’s operating results are significantly impacted by macroeconomic and regional economic factors that may change drastically and that are outside of management’s control. These economic factors, the rapidly evolving retail industry, and our own ongoing strategic transformation make it difficult to forecast accurately over a three-year period. We did not revise our incentive goals mid-year or make any adjustments related to COVID-19.
We believe that performance goals cease to be an effective tool in motivating performance if the goals either become unrealistic or too easy to achieve due to macroeconomic factors beyond the control of our executives or due to changes in our strategy and related investments. While some companies attempt to address the impact of macroeconomic factors by using relative goals in their long-term incentive plans, the CMDC has determined that relative goals are not the right approach for Walmart for the reasons described on page 50.
The CMDC regularly reviews Walmart’s performance relative to peers and the relative alignment of pay and performance to ensure that our incentive programs are operating as intended.

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Executive Compensation
Another advantage of this approach is that it is more easily understandable and results in performance goals that are better aligned with our strategic transformation; the CMDC believes this approach is more effective in motivating performance. Our incentive goals are aligned with our enterprise strategy, business plan, and expectations regarding financial performance. These expectations necessarily change from year-to-year based on macroeconomic conditions, strategic investments, and other factors.
For example, if we were to set three-year sales goals, this could result in a situation in which our leaders have three differing sales goals at any one time – one for each outstanding tranche of performance equity. We believe this approach could potentially be confusing and could undermine the effectiveness of our performance equity program as a tool for incentivizing performance.
We also chose this structure to balance focus on our long-term transformation with short-term performance. The CMDC believes that combining annual performance goals with a three-year vesting period effectively balances long-term focus with clear, understandable, and aligned performance goals. We believe this approach has contributed to our performance and to solid shareholder returns.

2022 Proxy Statement	53

Executive Compensation

Fiscal 2022 Performance Goals and Performance

What were the fiscal 2022 financial goals under our annual and long-term incentive plans?
Our NEOs’ performance-based pay for fiscal 2022 was based on achieving objective, pre-established financial goals for the following weighted metrics:

Annual Cash Incentive	Long-Term Performance Equity

*    For purposes of our incentive programs, total company and International sales, operating income, and ROI are calculated on a constant currency basis and exclude certain items, such as revenue from fuel sales. See page 57 for more information.
How did we perform in comparison to those goals?
Fiscal 2022 annual cash incentive goals and results
Constant Currency Operating Income (excluding certain items*)

Payout Percentage
No Payout
Threshold (37.5%)
Target (100%)
Max (125%)
Total Company
$21,190
$22,555
$22,814
Actual: $25,573
Walmart U.S.
$18,966
$20,009
$20,203
Actual: $21,699
International
$2,490
$2,705
$2,745
Actual: $3,422
Sam's Club
$1,628
$1,735
$1,760
Actual: $2,233

*    In order to make results comparable from year-to-year, we exclude the impact of currency exchange rate fluctuations and the effects of certain other items from our reported results of operations for incentive plan purposes. See page 57 for more information.

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Executive Compensation
Constant Currency Sales (excluding certain items*)
(in millions)

Payout Percentage
No Payout
Threshold
(37.5%)
Target
(100%)
Max
(125%)
Total Company
$499,897
$520,726
$525,821
Actual: $545,264
Walmart U.S.
$360,880
$375,917
$379,595
Actual: $390,086
International
$84,476
$87,996
$88,857
Actual: $91,912
Sam's Club
$54,541
$56,813
$57,369
Actual: $63,266

*     In order to make results comparable from year-to-year, we exclude fuel sales, the impact of currency exchange rate fluctuations, Sam’s Club tobacco sales, and the effects of certain other items from our reported results of operations for incentive plan purposes. See page 57 for more information.
Fiscal 2022 long-term performance equity goals and results
Constant Currency Sales (excluding certain items*)

Payout Percentage
No Payout
Threshold (50%)
Target (100%)
Max (150%)
Total Company
$497,826
$520,726
$528,424
Actual: $545,264
Walmart U.S.
$359,558
$375,917
$381,474
Actual: $390,086
International
$84,011
$87,996
$89,297
Actual: $91,912
Sam's Club
$54,257
$56,813
$57,653
Actual: $63,266

*In order to make results comparable from year-to-year, we exclude fuel sales, the impact of currency exchange rate fluctuations, Sam’s Club tobacco sales, and the effects of certain other items from our reported results of operations for incentive plan purposes. See page 57 for more information.

2022 Proxy Statement	55

Executive Compensation
Constant Currency ROI (excluding certain items)*
*In order to make results comparable from year to year, we exclude certain items from our reported results of operations for incentive plan purposes. See page 57 for more information.
How were these results used to determine fiscal 2022 award payouts?
Fiscal 2022 performance compared to each of the annual cash incentive goals shown above was then weighted according to each NEO’s performance measure weightings to determine payout percentages, as shown below:
Fiscal 2022 annual cash incentive payouts

	Total Company		Walmart U.S.		Sam’s Club		International
Component	Weighting	Payout	Weighting	Payout	Weighting	Payout	Weighting	Payout
Total Company – OI	75.00%	125.00%	25.00%	125.00%	25.00%	125.00%	25.00%	125.00%
Total Company – Sales	25.00%	125.00%
Divisional – OI			50.00%	125.00%	50.00%	125.00%	50.00%	125.00%
Divisional – Sales			25.00%	125.00%	25.00%	125.00%	25.00%	125.00%
Payout (% of target)	125.00%		125.00%		125.00%		125.00%
See “Fiscal 2022 NEO Pay and Performance Summaries” for more details about each NEO’s fiscal 2022 annual cash incentive payout.
Fiscal 2022 performance equity payouts
Our NEOs annually receive performance-based RSUs with a one-year performance period followed by a two-year vesting period (see illustrations below).

	Fiscal 2019 Grant
Segment	FY20 Performance	Time-based vesting through FY21 and FY22		Fiscal 2022 Payout
Walmart U.S.	113.12%	Vested on Jan. 31, 2022 based on continued employment		113.12%
Sam’s Club	141.11%			141.11%
International	108.43%			108.43%
Total Company	113.34%			113.34%

		Fiscal 2020 Grant
Segment		FY21 Performance	Time-based vesting through FY22 and FY23
Walmart U.S.		150.00%	Scheduled to vest on Jan. 31, 2023 based on continued employment
Sam’s Club		150.00%
International		150.00%
Total Company		150.00%

			Fiscal 2021 Grant
Segment			FY22 Performance	Time-based vesting through FY23 and FY24
Walmart U.S.			150.00%	Scheduled to vest on Jan. 31, 2024 based on continued employment
Sam’s Club			150.00%
International			150.00%
Total Company			150.00%

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Executive Compensation
Why do the results used in our incentive plans differ from our reported results of operations for fiscal 2022?
The CMDC’s objective in administering our incentive plans is to ensure that incentive awards are calculated on a comparable basis from year-to-year, and to ensure that plan participants are incentivized and rewarded appropriately for performance within their control. The CMDC undertakes a rigorous oversight and certification process to determine the items to exclude from our reported results of operations for purposes of our incentive plans. This process is not outcome-driven and includes both positive and negative adjustments to reported results of operations. Even absent any adjustments, our fiscal 2022 constant currency operating income and sales performance exceeded maximum goals under our incentive plans. The CMDC did not make any adjustments related to the impact of the COVID-19 pandemic when calculating fiscal 2022 performance under our incentive plans.
For these reasons, the following types of items are excluded from our incentive goals and/or our incentive calculations:
•Items excluded by the terms of the incentive plans. Like many other companies, our shareholder-approved incentive plans specify that incentive payouts be calculated by excluding the impact of recent acquisitions, divestitures, restructurings, and items that similarly impact our operating results. For fiscal 2022, these items represented the majority of the difference between our reported operating income and sales and our operating income as calculated for incentive plan purposes. The largest single exclusion was the exclusion of impact of international divestitures.
•Items excluded at the time incentive goals are established. When the CMDC sets incentive goals, it typically excludes the impact of certain items from the performance goals. For example, because as a matter of policy we generally do not hedge for currency exchange rate fluctuations, the CMDC sets incentive goals on a constant currency basis excluding the impact of currency exchange rate fluctuations. Similarly, sales goals exclude the impact of fuel sales because fuel prices are volatile and subject to significant fluctuation, which is out of our management’s control. Sales goals also exclude Sam’s Club tobacco sales.
•Items excluded so that operating results are calculated on a comparative basis from year-to-year. Consistent with the terms of our incentive plans, the CMDC may exclude certain other items so that results can be calculated on a comparative basis from year-to-year. During fiscal 2022, these consisted of the impact of store closures due to civil unrest and hurricanes.
Impact of excluded items on fiscal 2022 performance for incentive plan purposes
As described above and shown below, by a significant margin, the largest items excluded from our fiscal 2022 reported results of operations consisted of (i) items automatically excluded by the terms of our plans, such as the impact of acquisitions, divestitures, restructurings, and severance; and (ii) items pre-determined to be excluded at the time incentive goals were set, such as the impact of currency exchange rate fluctuations on operating income and sales, and the impact of fuel sales and Sam’s Club tobacco sales on sales.
$ in millions

	Operating Income				Sales
Metric	Total Company* ($)	Walmart U.S. ($)	Sam’s Club ($)	International ($)	Total Company* ($)	Walmart U.S. ($)	Sam’s Club ($)	International ($)
As Reported	25,942	21,587	2,259	3,758	567,762	393,247	73,556	100,959
Plan and pre-determined items	(523)	30	(37)	(396)	(22,718)	(3,204)	(10,300)	(9,214)
Comparative items	154	82	11	60	220	43	10	167
Performance for Incentive Plan Purposes	25,573	21,699	2,233	3,422	545,264	390,086	63,266	92,912
*Divisional numbers may not sum up to Total Company numbers due to rounding and corporate-level expenses.
2022 ROI Adjustments for Long-Term Performance Equity Purposes. When calculating ROI for long-term performance equity purposes, we used the adjusted operating income shown in the table above in the row titled “Performance for Incentive Plan Purposes." We then adjusted ROI downward to reflect a mark-to-market adjustment related to certain investments, and to exclude the impact of share repurchases and debt financing activities. As a result of applying these adjustments, our ROI was 14.24% for purposes of our long-term performance share plan, compared to a reported ROI of 14.9%.

2022 Proxy Statement	57

Executive Compensation

Fiscal 2022 NEO Pay and Performance Summaries

How did our fiscal 2022 performance impact our NEOs’ compensation?

Doug McMillon President and CEO

Fiscal 2022 highlights
In addition to Walmart's strong financial performance, during fiscal 2022 Mr. McMillon continued to accelerate Walmart’s transformation to become the primary destination for customers and members, deepening our customer relationships by integrating our retail stores and eCommerce into a seamless customer experience.
•We continued to serve our customers and members, deliver excellent financial performance, and accelerate our key strategic priorities in a rapidly changing and uncertain environment.
•We accelerated innovation to enhance a seamless, digital customer experience and deepen our customer relationships by continuing to build out our flywheel in areas such as advertising, marketplace, and financial services.
•We continued to invest in and create opportunities for our associates and raised our minimum starting wage in the U.S. to $12/hour.
•We focused on supporting our associates, customers and community in response to COVID-19, including by administering tens of millions of vaccines, with 80% of vaccines delivered in areas classified as medically underserved.

Fiscal 2022 Target TDC $20.7 million
Fiscal 2022 incentive payouts
Annual cash incentive. As our CEO, Mr. McMillon’s annual cash incentive is based on the total company operating income and sales performance, as calculated for incentive plan purposes and as described above on pages 54-55.

14.7%
Annual Cash Incentive
6.1%
Base Salary
18.6%
Restricted Stock
75.3%
at risk
60.6%
Performance Equity

	Performance Metric	Weighting	Performance (% of Target)	Payout (% of Target)	Fiscal 2022 Incentive Payout
	Total Company OI		125.00%	125.00%	$3,816,000
	Total Company Sales		125.00%

Long-term incentive. Mr. McMillon’s long-term performance equity is based on the total company sales and ROI performance, as calculated for incentive plan purposes and as described above on page 55. The table below shows the fiscal 2022 performance (as a % of target) and the resulting number of Shares Mr. McMillon is scheduled to earn from his 2021 performance share grant with a performance period ending January 31, 2022 and a vesting period ending January 31, 2024.

	Performance Metric	Weighting	Fiscal 2022 Performance (% of Target)		Number of Shares Earned
	Total Company Sales		150.00%		128,360
	Total Company ROI

Key compensation decisions for fiscal 2022
The CMDC relies on the factors described on page 47 in establishing the target TDC of Mr. McMillon and our other NEOs. After considering those factors, the CMDC made no changes to Mr. McMillon’s target TDC for fiscal 2022. When compared to similar positions within our peer group companies, Mr. McMillon’s fiscal 2022 target TDC was slightly below the 75th percentile. In January 2022, in light of his continued strong performance, the CMDC approved an increase in Mr. McMillon's base salary and annual equity award value for fiscal 2023, his first increase since 2016. Because we grant equity awards at the end of the fiscal year for the following fiscal year, this equity increase is reflected in the Summary Compensation table for fiscal 2022.
Substantial stock ownership
Mr. McMillon is significantly invested in Walmart common stock, owning Shares valued at more than 100 times his annual base salary, well in excess of our stock ownership guidelines requirement of seven times his annual base salary. We believe that Mr. McMillon’s significant interest in Walmart stock serves to align his interests with those of our shareholders.

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Executive Compensation

Brett Biggs EVP and CFO

Fiscal 2022 highlights
•Mr. Biggs’ integrated financial framework and strategic perspective has helped guide Walmart through a rapid transformation during a period of uncertainty.
•We maintained discipline while actively managing our international portfolio and accelerating key strategic investments in people, supply chain, and technology.
•We generated $24.2 billion in operating cash flow.
•We returned $15.9 billion to shareholders in the form of dividends and share repurchases.

Fiscal 2022 Target TDC $8.5 million
Fiscal 2022 incentive payouts
Annual cash incentive. As our CFO, Mr. Biggs’ annual cash incentive is based on the total company operating income and sales performance, as calculated for incentive plan purposes and as described above on pages 54-55.

17.6%
Annual Cash Incentive
11.8%
Base Salary
16.9%
Restricted Stock
71.3%
at risk
53.7%
Performance Equity

	Performance Metric	Weighting	Performance (% of Target)	Payout (% of Target)	Fiscal 2022 Incentive Payout
	Total Company OI		125.00%	125.00%	$1,857,868
	Total Company Sales		125.00%

Long-term incentive. Mr. Biggs’ long-term performance equity is based on the total company sales and ROI performance, as calculated for incentive plan purposes and as described above on page 55. The table below shows the fiscal 2022 performance (as a % of target) and the resulting number of Shares Mr. Biggs is scheduled to earn from his 2021 performance share grant with a performance period ending January 31, 2022. Because Mr. Biggs will retire from Walmart prior to January 31, 2024, these performance shares will not vest and will be forfeited.

	Performance Metric	Weighting	Fiscal 2022 Performance (% of Target)		Number of Shares Earned
	Total Company Sales		150.00%		46,649
	Total Company ROI

Key compensation decisions for fiscal 2022
The CMDC relies on the factors described on page 47 in establishing the target TDC of our NEOs. For fiscal 2022, the CMDC increased Mr. Biggs’ salary by 6.6%, which resulted in Mr. Biggs’ target TDC increasing by less than 2%. The CMDC approved this increase in light of Mr. Biggs’ competitive positioning and his integrated financial framework, business perspective, and guidance which has helped Walmart build trust with customers, shareholders and other stakeholders. When compared to comparable positions within our peer group companies, Mr. Biggs’ fiscal 2022 target TDC was between the 50th and the 75th percentiles. In November 2021, Walmart announced that Mr. Biggs intended to retire from Walmart at the end of fiscal 2023, and would move into a transitional role upon the appointment of a new CFO.

2022 Proxy Statement	59

Executive Compensation

Suresh Kumar Global Chief Technology Officer and Chief Development Officer

Fiscal 2022 highlights
•Continued to develop our long-range plan for a modernized technology stack, investing to upgrade both legacy enterprise systems and customer- and associate-facing technology.
•Improved forecasting, replenishment, and merchandising automation and accuracy.
•Launched Walmart Luminate, an automated tool that allows suppliers to make data-driven decisions.
•Successfully launched upgraded Walmart app in the U.S.

Fiscal 2022 Target TDC $11.6 million
Fiscal 2022 incentive payouts
Annual cash incentive. Mr. Kumar’s annual cash incentive is based on the total company operating income and sales performance, as calculated for incentive plan purposes and as described above on pages 54-55.

16.2%
Annual Cash Incentive
9.0%
Base Salary
17.2%
Restricted Stock
73.8%
at risk
57.6%
Performance Equity

	Performance Metric	Weighting	Performance (% of Target)	Payout (% of Target)	Fiscal 2022 Incentive Payout
	Total Company OI		125.00%	125.00%	$2,355,377
	Total Company Sales		125.00%

Long-term incentive. Mr. Kumar’s long-term performance equity is based on the total company sales and ROI performance, as calculated for incentive plan purposes and as described above on page 55. The table below shows the fiscal 2022 performance (as a % of target) and the resulting number of Shares Mr. Kumar is scheduled to earn from his 2021 performance share grant with a performance period ending January 31, 2022 and a vesting period ending January 31, 2024.

	Performance Metric	Weighting	Fiscal 2022 Performance (% of Target)		Number of Shares Earned
	Total Company Sales		150.00%		68,540
	Total Company ROI

Key compensation decisions for fiscal 2022
The CMDC relies on the factors described on page 47 in establishing the target TDC of our NEOs. For fiscal 2022, the CMDC increased Mr. Kumar’s salary by 2.5%, which resulted in Mr. Kumar’s target TDC increasing by less than 1%. Additionally, per the terms of his initial offer of employment, Mr. Kumar also received a special performance-based restricted stock unit awards valued at $2 million, based on achievement of qualitative goals for fiscal 2022 related to technology modernization, building a best-in-class technology organization, enterprise technology risk management, and developing an enterprise-wide data and analytics strategy. The CMDC believes this special award was appropriate based on Mr. Kumar’s role, experience, and peer comparisons, and necessary to recruit a Global Chief Technology Officer of Mr. Kumar’s caliber. Based on its consideration of the achievements outlined above under “Fiscal 2022 Highlights,” the CMDC determined that the qualitative goals applicable to Mr. Kumar’s fiscal 2022 special performance-based restricted stock unit award were satisfied. When compared to comparable positions among our peer group companies, Mr. Kumar's fiscal 2022 target TDC was near the 75th percentile.

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Executive Compensation

John Furner EVP, President and CEO, Walmart U.S.

Fiscal 2022 highlights
•Walmart U.S. delivered a strong year, with comparable store sales increasing 6.4% and operating income growing faster than sales.
•Walmart U.S. eCommerce sales grew 11%, and grew 90% over a two-year period.
•Guided the business successfully through an unpredictable and volatile environment due to new COVID variants and global supply chain pressures.
•Continued to grow marketplace, advertising, and fulfillment services in the U.S.

Fiscal 2022 Target TDC $11.1 million
Fiscal 2022 incentive payouts
Annual cash incentive. Mr. Furner’s annual cash incentive is based on a combination of total company and segment performance, as calculated for incentive plan purposes and as described above on pages 54-55.

18.0%
Annual Cash Incentive
10.0%
Base Salary
16.5%
Restricted Stock
73.5%
at risk
55.5%
Performance Equity

	Performance Metric	Weighting	Performance (% of Target)	Payout (% of Target)	Fiscal 2022 Incentive Payout
	Total Company OI		125.00%	125.00%	$2,442,285
	Walmart U.S. OI		125.00%
	Walmart U.S. Sales		125.00%

Long-term incentive. Mr. Furner’s long-term performance equity for fiscal 2022 was based on Walmart U.S. sales and total company ROI performance, as calculated for incentive plan purposes and as described above on page 55. The table below shows the fiscal 2022 performance (as a % of target) and the resulting number of Shares Mr. Furner is scheduled to earn from his 2021 performance share grant with a performance period ending January 31, 2022 and a vesting period ending January 31, 2024.

	Performance Metric	Weighting	Fiscal 2022 Performance (% of Target)		Number of Shares Earned
	Walmart U.S. Sales		150.00%		63,017
	Total Company ROI

Key compensation decisions for fiscal 2022
The CMDC relies on the factors described on page 47 in establishing the target TDC of our NEOs. For fiscal 2022, the CMDC increased Mr. Furner’s salary by 17.0% in light of his peer group positioning and his continuing strong performance. The CMDC also increased the target value of Mr. Furner's annual equity award from $7 million to $8 million. These increases resulted in an increase in Mr. Furner’s target TDC of approximately 15%. The CMDC believes that Mr. Furner, as the head of our largest operating segment, has responsibilities comparable to many CEO positions within our peer group companies, and it is likely that he would be recruited for a CEO position in the retail industry or elsewhere. When compared to COO or divisional president positions within our peer group, Mr. Furner’s fiscal 2022 target TDC is between the 50th and 75th percentiles. When compared to CEO positions within our peer group, Mr. Furner's fiscal 2022 target TDC is below the median. In January 2022, in light of his continued strong performance and competitive positioning, the CMDC approved an increase in Mr. Furner's annual equity award value for fiscal 2023. Because we grant equity awards at the end of the fiscal year for the following fiscal year, this increase is reflected in the Summary Compensation table for fiscal 2022.

2022 Proxy Statement	61

Executive Compensation

Judith McKenna EVP, President and CEO, Walmart International

Fiscal 2022 highlights
•Drove strong performance, with Walmart International net sales and operating income increasing when excluding the impact of divestitures.
•Continued strength in key markets including Mexico, Canada, China and India.
•Continued growth in eCommerce sales.
•Operated with discipline and leveraged expenses as we continue to optimize our portfolio.

Fiscal 2022 Target TDC $10.6 million
Fiscal 2022 incentive payouts
Annual cash incentive. Ms. McKenna’s annual cash incentive is based on a combination of total company and International performance, as calculated for incentive plan purposes and as described above on pages 54-55.

18.8%
Annual Cash Incentive
10.5%
Base Salary
16.3%
Restricted Stock
73.2%
at risk
54.4%
Performance Equity

	Performance Metric	Weighting	Performance (% of Target)	Payout (% of Target)	Fiscal 2022 Incentive Payout
	Total Company OI		125.00%	125.00%	$2,490,385
	International OI		125.00%
	International Sales		125.00%

Long-term incentive. Ms. McKenna’s long-term performance equity is based on International sales and total company ROI performance, as calculated for incentive plan purposes and as described above on page 55. The table below shows the fiscal 2022 performance (as a % of target) and the resulting number of Shares Ms. McKenna is scheduled to earn from her 2021 performance share grant with a performance period ending January 31, 2022 and a vesting period ending January 31, 2024.

	Performance Metric	Weighting	Fiscal 2022 Performance (% of Target)		Number of Shares Earned
	International Sales		150.00%		59,078
	Total Company ROI

Key compensation decisions for fiscal 2022
The CMDC relies on the factors described on page 47 in establishing the target TDC of our NEOs. For fiscal 2022, the CMDC increased Ms. McKenna’s salary by 1.5% and increased the target value of her annual equity award by $900,000, in light of her peer group positioning and her continued strong performance. These actions resulted in an increase in Ms. McKenna’s target TDC of slightly less than 10%. The CMDC believes that Ms. McKenna, as the head of our International operations, has responsibilities comparable to many CEO positions within our peer group companies, and it is likely that she would be recruited for a CEO position in the retail industry or elsewhere. When compared to COO or divisional president positions within our peer group, Ms. McKenna’s target TDC is between the 50th and 75th percentiles; however, when compared to CEO positions within our peer group companies, Ms. McKenna’s target TDC is below the median. In light of her continued strong performance and competitive positioning, in January 2022, the CMDC approved an increase in Ms. McKenna's annual equity award value for fiscal 2023. Because we grant equity awards at the end of the fiscal year for the following fiscal year, this increase is reflected in the Summary Compensation table for fiscal 2022.

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Executive Compensation

Kathryn McLay EVP, President and CEO, Sam’s Club U.S.

Fiscal 2022 highlights
•Sam’s Club had an exceptional year, with comparable club sales of 9.8% and operating income exceeding plan.
•Continued to accelerate eCommerce growth, with Sam’s Club eCommerce increasing 30%.
•Expanded omni-channel options including direct-to-home shopping and curbside pickup.
•Continued to drive significant membership growth, with membership income increasing 11.3%.

Fiscal 2022 Target TDC $8.8 million
Fiscal 2022 incentive payouts
Annual cash incentive. Ms. McLay’s annual cash incentive is based on a combination of total company and segment performance, as calculated for incentive plan purposes and as described above on pages 54-55.

16.3%
Annual Cash Incentive
9.0%
Base Salary
17.0%
Restricted Stock
74.0%
at risk
57.7%
Performance Equity

	Performance Metric	Weighting	Performance (% of Target)	Payout (% of Target)	Fiscal 2022 Incentive Payout
	Total Company OI		125.00%	125.00%	$1,792,384
	Sam's Club OI		125.00%
	Sam's Club Sales		125.00%

Long-term incentive. Ms. McLay’s long-term performance equity for fiscal 2022 was based on Sam’s Club sales and total company ROI performance, as calculated for incentive plan purposes and as described above on page 55. The table below shows the fiscal 2022 performance (as a % of target) and the resulting number of Shares Ms. McLay is scheduled to earn from her 2021 performance share grant with a performance period ending January 31, 2022 and a vesting period ending January 31, 2024.

	Performance Metric	Weighting	Fiscal 2022 Performance (% of Target)		Number of Shares Earned
	Sam's Club Sales		150.00%		52,172
	Total Company ROI

Key compensation decisions for fiscal 2022
The CMDC relies on the factors described on page 47 in establishing the target TDC of our NEOs. For fiscal 2022, the CMDC increased Ms. McLay's salary by 2.5%, which resulted in Ms. McLay's fiscal 2022 target TDC increasing by less than 1%. The CMDC approved this increase in light of Ms. McLay's competitive positioning and continued strong performance. The CMDC believes that Ms. McLay, as head of our Sam's Club division, has responsibilities comparable to many CEO positions within our peer group companies, and it is likely that she would be recruited for a CEO position in the retail industry or elsewhere. When compared to COO or divisional president positions within our peer group, Ms. McLay's target TDC is near the median. When compared to CEO positions within our peer group, Ms. McLay's target TDC is below the median. In light of her continued strong performance and competitive positioning, in January 2022, the CMDC approved an increase in Ms. McLay's annual equity award value. Because we grant equity awards at the end of the fiscal year for the following fiscal year, this increase is reflected on the Summary Compensation table for fiscal 2022.

2022 Proxy Statement	63

Executive Compensation

Other Compensation Programs and Policies

What other benefits do our NEOs receive?
Our NEOs receive a limited number of other benefits. We cover the cost of annual physical examinations for our NEOs and provide each NEO with personal use of our aircraft for a limited number of hours each year. We do not provide tax gross-ups related to the use of our aircraft. Our NEOs also receive company-paid life and accidental death and dismemberment insurance. Additionally, our NEOs are entitled to benefits available to our officers, such as participation in the Deferred Compensation Matching Plan, and benefits available to associates generally, including a Walmart discount card, a limited 15% match on purchases of Shares through our Associate Stock Purchase Plan, participation in our 401(k) Plan, medical benefits, and foreign business travel insurance. We provide these perquisites and supplemental benefits to attract talented executives to our company and to retain our current executives, and we believe their limited cost is outweighed by the benefits to our company.
What types of retirement and other benefits are our NEOs eligible to receive?
Our NEOs are eligible for the same retirement benefits as our officers generally, such as participation in our Deferred Compensation Matching Plan. They may also take advantage of other benefits available more broadly to our associates, such as our 401(k) Plan.
What are our practices for granting equity awards?
Timing of Equity Awards. The CMDC meets each January to approve and grant annual equity awards to our Executive Officers, including our NEOs, for the upcoming fiscal year. Because of the timing of these meetings, these equity grants are reported in the executive compensation tables appearing in this proxy statement as granted during the most recently completed fiscal year. The CMDC meets again in February or March to establish the performance goals applicable to the performance equity and any other performance-based equity granted at the January meeting.
Any special equity grants to Executive Officers during the year are approved by the CMDC at a meeting or by unanimous written consent.
Option Exercise Prices. We have not granted stock options to our Executive Officers since 2007, and stock options are not currently a part of our executive compensation program. If we grant stock options in the future, the exercise price will be equal to the fair market value of our common stock on the date of grant.
Does the CMDC take tax consequences into account when setting executive compensation?
Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers. While the CMDC considers the deductibility of awards as one factor in determining executive compensation, the CMDC also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by Walmart for tax purposes.
Historically, our annual cash incentive opportunities and performance-based equity awards granted to our Executive officers were designed in a manner intended to be exempt from the deduction limitation of Section 162(m) because they were paid based on the achievement of pre-determined performance goals established by the CMDC pursuant to our shareholder-approved incentive plans. Additionally, the CMDC had adopted a policy requiring our “covered employees” subject to Section 162(m) to defer annual restricted stock grants until after they separate from employment from Walmart, subject to certain exceptions.
Federal legislation signed into law on December 22, 2017, referred to as the Tax Cuts and Jobs Act (the “Tax Act”), repealed the exemption from Section 162(m)’s deduction limit for performance-based compensation, effective for taxable years beginning after December 31, 2017. In addition, the Tax Act expanded the group of covered employees under Section 162(m) to include the chief financial officer and mandated that once an individual is treated as a covered employee for a given year, that individual will be treated as a covered employee for all subsequent years. Accordingly, any compensation paid to our covered Executive Officers in excess of $1 million in any one year, regardless of employment status, will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

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Executive Compensation
Despite the CMDC’s efforts to structure incentive compensation in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) as revised by the Tax Act, including the uncertain scope of the transition relief applicable to certain outstanding arrangements, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) will in fact be exempt. Further, the CMDC reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the objectives of our executive compensation program.
Do we have employment agreements with our NEOs?
We do not have employment agreements with any of our NEOs. Our NEOs are employed on an at-will basis.
Do we have severance agreements with our NEOs?
We have entered into a non-competition agreement with each NEO. As described in more detail under “Potential Payments Upon Termination or Change in Control” on page 75, these agreements provide that, if we terminate the NEO’s employment for any reason other than his or her violation of company policy, we will generally make limited severance payments to the NEO.
Under these agreements, each NEO has agreed that for a period of time following his or her termination of employment, he or she will not participate in a business that competes with us and will not solicit our associates for employment. For purposes of these agreements, a competing business generally means any retail, eCommerce, wholesale, or merchandising business that sells products of the type sold by Walmart with annual revenues in excess of certain thresholds.
These agreements reduce the risk that any of our former NEOs would use the skills and knowledge they gained while with us for the benefit of one of our competitors during a reasonable period of time after leaving our company. We do not have any contracts or other arrangements with our NEOs that provide for payments or other benefits upon a change in control of our company.
On November 29, 2021, we entered into a retirement agreement with Mr. Biggs pursuant to which Mr. Biggs will receive $2 million to be paid over a two-year period following his retirement from Walmart on January 31, 2023. In addition, the vesting of 6,800 restricted Shares will be accelerated to Mr. Biggs' retirement date. The agreement also prohibits Mr. Biggs from competing with Walmart for a period of two years following his retirement date.
Does our compensation program contain any provisions addressing the recovery or non-payment of compensation in the event of misconduct?
Yes. Our MIP and our Stock Incentive Plan both provide that we will recoup awards to the extent required by Walmart policies. Furthermore, our MIP provides that, in order to be eligible to receive an incentive payment, the participant must have complied with our policies, including our Code of Conduct, at all times. It further provides that if the CMDC determines, within 12 months following the payment of an incentive award, that prior to the payment of the award, a participant has violated any of our policies or otherwise committed acts detrimental to the best interests of our company, the participant must repay the incentive award upon demand. Similarly, our Stock Incentive Plan provides that if the CMDC determines that an associate has committed any act detrimental to the best interests of our company, he or she will forfeit all unexercised options and unvested equity awards. In addition, both the MIP and the Stock Incentive Plan provide that all awards under these plans, whether or not previously paid or deferred, will be subject to the company’s policies and applicable law regarding clawbacks in effect from time to time.
Furthermore, we will publicly disclose the circumstances of any recoupment from any executive officer to the extent the underlying event has already been publicly disclosed, and the disclosure would not violate applicable law, violate legal privilege, breach contractual obligations or be likely to result in or exacerbate litigation, investigation, or proceedings against Walmart.
Are our NEOs subject to any minimum requirements regarding ownership of our stock?
Yes. Our senior officers have been subject to stock ownership guidelines since 2003. Our CEO and senior officers are subject to the following requirements:
•Our CEO must maintain beneficial ownership of unrestricted Shares having a market value equal to seven times his current annual base salary; and
•Our other NEOs and certain other senior officers must maintain beneficial ownership of unrestricted Shares having a market value equal to five times his or her current annual base salary.

2022 Proxy Statement	65

Executive Compensation
The CEO and other senior officers must satisfy these stock ownership guidelines no later than the fifth anniversary of his or her appointment to a position covered by the stock ownership guidelines. If any covered officer is not in compliance with these stock ownership guidelines, he or she may not sell or otherwise dispose of more than 50 percent of any Shares that vest pursuant to any equity award until such time as he or she is in compliance with the guidelines and such sale would not cause the covered officer to cease to be in compliance with the guidelines. Further, as noted below, any pledged Shares would not be counted when determining whether the officer is in compliance with the guidelines. Each of our NEOs is in compliance with his or her stock ownership guidelines.
Are there any restrictions on an NEO’s ability to engage in transactions involving Walmart stock?
Yes. Our Insider Trading Policy contains the following restrictions:
•Our directors and Executive Officers may trade in our stock only during open window periods, and then only after they have pre-cleared such transactions with our Office of the Corporate Secretary.
•Our directors and Executive Officers may not enter into trading plans pursuant to SEC Rule 10b5-1 without having such plans pre-approved by our Corporate Secretary.
•Our directors, Executive Officers, and associates may not, at any time, engage in hedging transactions (such as swaps, puts and calls, collars, and similar financial instruments) that would eliminate or limit the risks and rewards of Walmart stock ownership.
•Our directors and Executive Officers may not at any time engage in any short selling, buy or sell options, puts or calls, whether exchange-traded or otherwise, or engage in any other transaction in derivative securities that reflects speculation about the price of our stock or that may place their financial interests against the financial interests of our company.
•Our directors and Executive Officers are prohibited from using Walmart stock as collateral for any margin loan.
•Before using Walmart stock as collateral for any other borrowing, our directors and Executive Officers must satisfy the following requirements:
•The pledging arrangement must be pre-approved by Walmart’s Corporate Secretary; and
•Any Walmart Shares pledged will not be counted when determining whether the director or Executive Officer is in compliance with our stock ownership guidelines.
Currently, none of our directors or Executive Officers has any pledging arrangements in place involving Walmart stock.
Compensation Committee Report
The CMDC has reviewed and discussed with our company’s management the CD&A included in this proxy statement and, based on that review and discussion, the CMDC recommended to the Board that the CD&A be included in this proxy statement.
The CMDC submits this report:
Steven S Reinemund, Chair
Carla A. Harris
Marissa A. Mayer
Randall L. Stephenson
Risk Considerations in our Compensation Program
The CMDC, pursuant to its charter, is responsible for reviewing and overseeing the compensation and benefits structure applicable to our associates generally, including any risks that may arise from our compensation program. We do not believe that our compensation policies and practices for our associates give rise to risks that are reasonably likely to have a material adverse effect on our company. In reaching this conclusion, we considered the following factors:
•Our compensation program is designed to provide a mix of both fixed and variable incentive compensation.
•Our performance-based compensation is balanced between an annual incentive and a long-term incentive program. We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our company’s long-term best interests.

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Executive Compensation
•Our incentive compensation programs reward performance based on a mix of operating income-based metrics, sales-based metrics, and return on investment. We believe that this mix of performance metrics mitigates any incentive to seek to maximize performance under one metric to the detriment of performance under other metrics. For example, our long-term performance share plan is based equally on sales and ROI performance. We believe that this structure mitigates any incentive to pursue strategies that would increase our sales at the detriment of ROI performance. The CMDC regularly reviews the mix and weightings of the performance metrics used in our incentive compensation programs and has concluded that they are aligned with our strategy and provide appropriate incentives to encourage sustainable shareholder value creation.
•Maximum payouts under both our annual cash incentive plan and our performance equity program are capped at 125% and 150% of target payouts, respectively. We believe that these limits mitigate excessive risk-taking, since the maximum amount that can be earned in a single cycle is limited.
•A significant percentage of our management’s incentive compensation is based on the performance of our total company. This is designed to mitigate any incentive to pursue strategies that might maximize the performance of a single operating segment or area of responsibility to the detriment of our company as a whole.
•Our senior executives are subject to robust stock ownership guidelines, which we believe motivate our executives to consider the long-term interests of our company and our shareholders and discourage excessive risk-taking that could negatively impact our stock price.
•Our performance-based incentive compensation programs are designed with payout curves that are relatively smooth and do not contain steep payout “cliffs” that might encourage short-term business decisions in order to meet a payout threshold.
•Our Executive Officers’ cash incentive payments are subject to reduction or elimination if compliance objectives are not satisfied.
Finally, our cash incentive plan and our Stock Incentive Plan both contain robust clawback provisions under which awards may be recouped or forfeited if an associate has not complied with our policies, including our Code of Conduct, or has committed acts detrimental to the best interests of our company.
Compensation Committee Interlocks and Insider Participation
None of the directors who served on the CMDC at any time during fiscal 2022 were officers or associates of Walmart or were former officers or associates of Walmart. Further, none of the members who served on the CMDC at any time during fiscal 2022 had any relationship with our company requiring disclosure under the section of this proxy statement entitled “Fiscal 2022 Review of Related Person Transactions.” Finally, no Executive Officer serves, or in the past fiscal year has served, as a director of, or as a member of the compensation committee (or other board committee performing equivalent functions) of, any entity that has one or more of its executive officers serving as a director of Walmart or as a member of the CMDC.

2022 Proxy Statement	67

EXECUTIVE COMPENSATION TABLES

Summary Compensation

Name and Principal Position (a)	Fiscal Year ended Jan. 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($)
C. Douglas McMillon President and CEO	2022	1,276,892	0	19,195,007	3,816,000	1,028,364	354,410	25,670,673
	2021	1,272,000	0	15,827,794	3,816,000	1,375,580	282,984	22,574,358
	2020	1,276,892	0	15,709,953	3,516,817	1,191,597	410,091	22,105,350
M. Brett Biggs Chief Financial Officer	2022	994,345	0	0	1,857,868	239,164	387,249	3,478,626
	2021	934,721	0	5,795,779	1,752,637	333,199	306,767	9,123,103
	2020	915,358	0	5,752,910	1,575,710	292,100	262,413	8,798,491
Suresh Kumar Global Chief Technology and Development Officer	2022	1,050,724	0	13,024,864	2,355,377	2,491	272,903	16,706,359
	2021	1,021,154	0	8,399,795	2,297,643	0	18,389	11,736,981
	2020	576,923	515,100	43,603,360	1,181,665	0	21,603	45,898,651
John Furner President and CEO, Walmart U.S.	2022	1,088,776	0	10,573,933	2,442,285	175,020	415,361	14,695,375
	2021	944,567	0	7,724,121	2,125,320	191,454	346,420	11,331,882
	2020	847,895	0	6,712,550	1,855,198	133,248	325,933	9,874,824
Judith McKenna President and CEO, Walmart International	2022	1,111,008	0	9,608,229	2,490,385	258,949	431,862	13,900,433
	2021	1,088,769	0	7,241,218	2,449,781	979,174	253,977	12,012,919
	2020	1,066,214	0	7,323,601	1,843,658	1,682,061	290,755	12,206,289
Kathryn McLay President and CEO, Sam’s Club U.S.	2022	799,575	0	8,644,893	1,792,384	6,911	286,458	11,530,221
	2021	780,000	0	10,225,189	1,755,000	3,415	194,067	12,957,671
	2020	640,409	0	11,887,177	960,741	2,479	17,901	13,508,707
Explanation of information in the columns of the table:
Salary (column (c))
Represents salaries earned during the fiscal years shown. Mr. McMillon, Mr. Furner and Mr. Kumar elected to defer $130,000, $52,000, and $260,000 of their fiscal 2022 base salaries, respectively, under the Deferred Compensation Matching Plan.
Bonus (column (d))
The amount in this column for Mr. Kumar for fiscal 2020 represents a sign-on bonus paid at the time of his initial hire.
Stock awards (column (e))
In accordance with SEC rules, the amounts included in this column are the grant date fair value for awards granted in the fiscal years shown, computed in accordance with the stock-based compensation accounting rules that are a part of GAAP (as set forth in Financial Accounting Standards Board’s Accounting Standards Codification Topic 718), but excluding the effect of any estimated forfeitures of such awards. The values in this column reflect the full grant date fair value of all equity awards granted during the year, although the awards are subject to vesting periods based on continued employment.

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Executive Compensation Tables
The number of performance-based restricted stock units that vest, if any, depends on whether we achieve certain levels of performance with respect to certain performance measures. The grant date fair values of the performance-based restricted stock units included in this column are based on payouts at target, which we have determined, in accordance with the stock-based compensation accounting rules, to be the probable levels of achievement of the performance goals related to those awards. The table below shows the grant date fair value of the performance-based restricted stock units granted to each NEO during fiscal 2022, assuming that: (i) our performance with respect to those performance measures will be at target levels (i.e., probable performance); and (ii) our performance with respect to those performance measures will be at levels that would result in a maximum payout. The grant date fair value of each performance-based restricted stock unit was determined based on the closing price of a Share on the NYSE on the grant date discounted for the expected dividend yield for such Shares during the vesting period:

Name	Fiscal Year of Grant	Grant Date Fair Value (Probable Performance) ($)	Grant Date Fair Value (Maximum Performance) ($)
C. Douglas McMillon	2022	16,195,060	24,292,590
Suresh Kumar	2022	11,024,802	15,311,738
John Furner	2022	8,573,871	12,860,807
Judith McKenna	2022	7,883,169	11,824,754
Kathryn McLay	2022	7,144,847	10,717,339
Option awards (column (f))
We have omitted this column because we did not grant any option awards to NEOs during fiscal 2022 or any of the other fiscal years covered by this table, and stock options are not currently part of our executive compensation program.
Non-equity incentive plan compensation (column (g))
These amounts represent annual cash incentive payments earned by our NEOs for performance during fiscal 2022, fiscal 2021, and fiscal 2020, respectively, but paid to our NEOs during the following fiscal year. Certain of our NEOs elected to defer a portion of their annual cash incentive payment for fiscal 2022, as follows:

Name	Amount of Fiscal 2022 Annual Cash Incentive Deferred ($)
M. Brett Biggs	175,000
John Furner	2,131,480
Judith McKenna	2,427,047
Kathryn McLay	86,000
Change in pension value and nonqualified deferred compensation earnings (column (h))
The amounts shown in this column represent above-market interest credited on deferred compensation under our company’s nonqualified deferred compensation plans, as calculated pursuant to Item 402(c)(2)(viii)(B) of SEC Regulation S-K.
All other compensation (column (i))
“All other compensation” for fiscal 2022 includes the following amounts:

Name	401(k) Plan Matching Contributions ($)	Personal Use of Company Aircraft ($)	Company Contributions to Deferred Compensation Plans ($)
C. Douglas McMillon	17,400	199,911	130,000
M. Brett Biggs	17,400	212,236	153,502
Suresh Kumar	17,400	83,090	167,660
John Furner	17,400	189,752	194,208
Judith McKenna	0	190,157	198,428
Kathryn McLay	0	176,151	86,000
The value shown for personal use of Walmart aircraft is the incremental cost to our company of such use, which is calculated based on the variable operating costs to our company per hour of operation, which includes fuel costs, maintenance, and associated travel costs for the crew. Fixed costs that do not change based on usage, such as pilot salaries, depreciation, insurance, and rent, are not included.
“All other compensation” for fiscal 2022 also includes $19,669 in tax gross-ups and $19,403 in tax preparation services for Ms. McKenna, and $12,961 in tax gross-ups for Ms. McLay, primarily related to their prior expatriate assignments. This column also includes tax gross-ups for certain of our other NEOs in amounts less than $10,000. The amounts in this column for fiscal 2022 also include the cost of term life insurance premiums for each of our NEOs, the cost of physical examinations for certain NEOs, and the cost of tax preparation services for certain NEOs, in each case related to their prior expatriate service for the company. The values of these personal benefits are based on the incremental aggregate cost to our company and are not individually quantified because none of them individually exceed the threshold set forth in Instruction 4 to Item 402(c)(2)(ix) of Regulation S-K.

2022 Proxy Statement	69

Executive Compensation Tables
Fiscal 2022 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name	Grant Date	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
C. Douglas McMillon		1,350,000	3,600,000	4,500,000
	1/7/22				58,665	117,330	175,995		16,195,060
	1/7/22							20,705	2,999,947
M. Brett Biggs		562,500	1,500,000	1,875,000
Suresh Kumar		742,500	1,980,000	2,475,000
	1/7/22				31,058	62,116	93,174		8,573,871
	3/17/21					17,718	17,718		2,450,931
	1/7/22							13,804	2,000,062
John Furner		843,750	2,250,000	2,812,500
	1/7/22				31,058	62,116	93,174		8,573,871
	1/7/22							13,804	2,000,062
Judith McKenna		776,250	2,070,000	2,587,500
	1/7/22				28,556	57,112	85,668		7,883,169
	1/7/22							11,906	1,725,060
Kathryn McLay		675,000	1,800,000	2,250,000
	1/7/22				25,882	51,763	77,645		7,144,847
	1/7/22							10,353	1,500,046
Explanation of information in the columns of the table:
Estimated future payments under non-equity incentive plan awards (columns (c), (d) and (e))
The amounts in these columns represent the threshold, target, and maximum amounts of potential annual cash incentive payments that may be earned by our NEOs under the Management Incentive Plan for performance during fiscal 2023. The performance measures and weightings applicable to these awards for each of our NEOs are as follows:

Name	Weighting
C. Douglas McMillon	75% Total Company Operating Income	25% Total Company Sales
M. Brett Biggs	75% Total Company Operating Income	25% Total Company Sales
Suresh Kumar	75% Total Company Operating Income	25% Total Company Sales
John Furner	25% Total Company Operating Income	25% Walmart U.S. Sales
50% Walmart U.S. Operating Income
Judith McKenna	25% Total Company Operating Income	25% International Sales
50% International Operating Income
Kathryn McLay	25% Total Company Operating Income	25% Sam’s Club Sales
50% Sam’s Club Operating Income
On November 29, 2021, Mr. Biggs and Walmart entered into a retirement agreement, pursuant to which Mr. Biggs will continue to serve as the company's CFO until such time as the company appoints a successor CFO, at which time Mr. Biggs would continue to serve as an Executive Officer in a transitional role through January 31, 2023, The retirement agreement provides that Mr. Biggs' fiscal 2023 annual cash incentive will be prorated based on the number of days in fiscal 2023 during which Mr. Biggs serves in the role of CFO. On April 12, 2022, we announced that Mr. Biggs' successor to the role of CFO would be appointed effective June 6, 2022. The CD&A provides additional information regarding our annual cash incentive plan.

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Executive Compensation Tables
Estimated future payouts under equity incentive plan awards (columns (f), (g), and (h))
The amounts in these columns represent the threshold, target, and maximum number of Shares that may vest with respect to performance-based restricted stock units granted during fiscal 2022. Holders of performance-based restricted stock units do not earn dividends or enjoy other rights of shareholders until such performance-based restricted stock units have vested. All performance-based restricted stock units granted to our NEOs in fiscal 2022 are scheduled to vest on January 31, 2025, with the number of units vesting determined based on performance during fiscal 2022, with the exception of 17,718 performance-based restricted stock units granted to Mr. Kumar, which are scheduled to vest on January 31, 2023. The vesting of these 17,718 units, which were granted pursuant to the terms of Mr. Kumar's original offer of employment, is based on Mr. Kumar achieving performance goals established by the CMDC on March 17, 2021 related to customer-facing initiatives, customer engagement, supply chain automation, associate-facing technology, and tech stack modernization.
The CD&A provides additional information regarding our performance equity program and the related performance measures. For all other performance-based restricted stock unit grants made in fiscal 2022, the applicable performance measures for fiscal 2023 are: (i) return on investment and (ii) sales growth of our company or one of its operating segments, depending on each NEO’s primary area of responsibility. Each NEO’s performance measure weighting for fiscal 2023 is as follows:

Name	Weighting
C. Douglas McMillon	50% Total Company Return on Investment	50% Total Company Sales
M. Brett Biggs	50% Total Company Return on Investment	50% Total Company Sales
Suresh Kumar	50% Total Company Return on Investment	50% Total Company Sales
John Furner	50% Total Company Return on Investment	50% Walmart U.S. Sales
Judith McKenna	50% Total Company Return on Investment	50% International Sales
Kathryn McLay	50% Total Company Return on Investment	50% Sam’s Club Sales
All other stock awards: number of shares of stock or units (column (i))
The amounts in this column represent Shares of restricted stock granted during fiscal 2022. Restricted stock vests based on the continued service of the NEO as an associate through the various vesting dates, generally over a three-year period.
All other option awards: number of securities underlying options and exercise or base price of option awards (columns (j) and (k))
These columns are omitted because options are not currently part of our executive compensation program and Walmart did not grant options to NEOs during fiscal 2022.
Grant date fair value of stock and option awards (column (l))
Fair values of equity awards are computed in accordance with the stock-based compensation accounting rules, and exclude the effect of any estimated forfeitures. The grant date fair values of restricted stock are calculated based on the closing stock price of a Share on the NYSE as of the grant date, and performance-based restricted stock units are based on the probable outcome of those awards on the date of grant. The fair values of performance-based restricted stock units and restricted stock units are discounted for the expected dividend yield during the vesting period. The grant date fair value of the equity awards awarded on January 7, 2022 was determined based on a per-share amount of $144.89, which was the closing price of a Share on the NYSE on that date. Performance-based restricted stock units granted on January 7, 2022 with a vesting period ending January 31, 2025 were valued using a discounted per-share value of $138.03, with the exception of 17,718 performance-based restricted stock units granted to Mr. Kumar with a vesting period ending January 31, 2023, which were valued using a per-share value of $138.33.
Outstanding Equity Awards at Fiscal 2022 Year-End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
C. Douglas McMillon	370,849	51,848,399	175,995	24,605,861
M. Brett Biggs	127,924	17,885,054	—	0
Suresh Kumar	199,970	27,957,806	110,892	15,503,811
John Furner	173,077	24,197,895	93,174	13,026,657
Judith McKenna	161,709	22,608,535	85,668	11,977,243
Kathryn McLay	154,249	21,565,553	77,645	10,855,547
Explanation of information in the columns of the table:
Option awards (columns (b) through (f))
We have omitted these columns because none of our NEOs held any options to purchase Shares or other Walmart securities as of the end of fiscal 2022.

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Executive Compensation Tables
Number of shares or units of stock that have not vested (column (g))
The amounts in this column represent Shares of restricted stock with service-based vesting requirements, including performance-based restricted stock units for which the performance conditions have been satisfied, scheduled to vest in amounts and on the dates shown in the following table:

Vesting Date	C. Douglas McMillon	M. Brett Biggs	Suresh Kumar	John Furner	Judith McKenna	Kathryn McLay
March 15, 2022	—	—	—	—	—	2,533
January 3, 2023	6,901	—	4,601	4,601	3,968	3,451
January 17, 2023	33,159	12,427	17,259	13,807	12,944	12,944
January 31, 2023	162,420	65,827	86,727	69,900	66,017	66,017
January 2, 2024	33,107	3,021	18,241	17,150	15,733	13,681
January 31, 2024	128,360	46,649	68,540	63,017	59,078	52,172
January 14, 2025	6,902	—	4,602	4,602	3,969	3,451
Pursuant to the terms of his retirement agreement, 6,800 Shares held by Mr. Biggs that were originally scheduled to vest on January 2, 2024 are now scheduled to vest on January 31, 2023. Also pursuant to his retirement agreement, Mr. Biggs will forfeit all Shares listed in the table above with a vesting date after January 31, 2023.
Market value of shares or units of stock that have not vested (column (h))
This column shows the market value of the Shares of restricted stock and restricted stock units in column (g), based on the closing price of a Share on the NYSE on the last trading day of fiscal 2022 ($139.81 on January 31, 2022).
Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (column (i))
The amounts in this column represent performance-based restricted stock units held by our NEOs, the vesting of which is subject to our company meeting certain performance goals as described in the CD&A and in the notes to the Summary Compensation and Fiscal 2022 Grants of Plan-Based Awards tables. The amounts in this column assume that performance-based restricted stock units will vest at maximum levels. All awards in this column are subject to performance conditions for fiscal 2023. All awards in this column are also subject to service-based vesting requirements through January 31, 2025, with the exception of 17,718 performance-based restricted stock units held by Mr. Kumar that are scheduled to vest on January 31, 2023.
Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (column (j))
This column shows the market value of the performance share units in column (i), assuming payouts at maximum levels and based on the closing price of a Share on the NYSE on the last trading day of fiscal 2022 ($139.81 on January 31, 2022).
Fiscal 2022 Option Exercises and Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
C. Douglas McMillon	180,319	25,095,970
M. Brett Biggs	65,980	9,185,433
Suresh Kumar	102,709	14,352,041
John Furner	85,891	11,928,253
Judith McKenna	76,744	10,702,893
Kathryn McLay	53,668	7,602,787
Explanation of information in the columns of the table:
Option awards (columns (b) and (c))
We have omitted these columns because none of our NEOs exercised any options to purchase Walmart securities during fiscal 2022.
Number of shares acquired on vesting (column (d))
Our NEOs did not elect to defer any Shares vested during fiscal 2022.
Value realized on vesting (column (e))
The values in this column equal the number of Shares vested multiplied by the fair market value of a Share, as defined in the Stock Incentive Plan, on the various vesting dates.

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Executive Compensation Tables
Fiscal 2022 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($) (b)	Company Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
C. Douglas McMillon	130,000	130,000	3,569,517	0	161,731,741
M. Brett Biggs	175,000	153,502	801,265	821,584	36,000,245
Suresh Kumar	260,000	167,660	4,521	0	432,180
John Furner	2,183,480	194,208	337,970	118,068	12,756,085
Judith McKenna	2,427,047	198,428	525,142	0	19,661,612
Kathryn McLay	86,000	86,000	18,312	0	908,609
Explanation of information in the columns of the table:
Executive contributions in last fy (column (b))
These amounts represent salary and/or cash incentive payments earned for fiscal 2022, the receipt of which was deferred. This includes amounts earned during fiscal 2022 but credited to NEOs’ deferred compensation accounts after the end of fiscal 2022. Salary and cash incentive payments deferred are included in the Summary Compensation table under “Salary” and “Non-Equity Incentive Plan Compensation,” respectively, for fiscal 2022. The following table shows the deferred portion of each NEO’s salary, cash incentive payments, and equity awards that vested in fiscal 2022, and the form of deferral:

Name	Contributions	Amount ($)
C. Douglas McMillon	Salary	130,000
	Cash Incentive	0
M. Brett Biggs	Salary	0
	Cash Incentive	175,000
Suresh Kumar	Salary	260,000
	Cash Incentive	0
John Furner	Salary	52,000
	Cash Incentive	2,131,480
Judith McKenna	Salary	0
	Cash Incentive	2,427,047
Kathryn McLay	Salary	0
	Cash Incentive	86,000
Company contributions in last fy (column (c))
The amounts in this column represent matching contributions to the DCMP. The amounts in this column are included in the “All Other Compensation” column of the Summary Compensation Table for fiscal 2022. See “Walmart’s Deferred Compensation Plans” on page 74 for more information on company contributions under these plans.
Aggregate earnings in last fy (column (d))
The amounts in this column represent all interest on ODCP and DCMP account balances, SERP earnings, and dividend equivalents and interest earned on dividend equivalents in equity deferral accounts under the Stock Incentive Plan during fiscal 2022, as shown in the table below. The “above-market” portion of this interest and earnings is included in the fiscal 2022 amounts in the Summary Compensation table under “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

Name	ODCP Interest ($)	DCMP Interest ($)	SERP Interest ($)	Dividend Equivalents and Interest ($)
C. Douglas McMillon	883,696	561,149	47,609	2,077,063
M. Brett Biggs	142,953	240,771	8,471	409,070
Suresh Kumar	0	4,521	0	0
John Furner	28,936	284,382	2,294	22,358
Judith McKenna	0	465,889	0	59,253
Kathryn McLay	0	12,226	0	6,086

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Executive Compensation Tables
Aggregate withdrawals/distributions (column (e))
The amounts in this column represent cash compensation earned in prior fiscal years and voluntarily deferred until specific distribution dates in fiscal 2022.
Aggregate balance at last fye (column (f))
The aggregate balance for each NEO includes certain amounts included in the Summary Compensation table in prior fiscal years, as shown in the following table. The deferred equity amounts included in the table below are valued using the closing Share price on the NYSE on January 31, 2022 ($139.81/share).

Name	Amount Previously Reported in Summary Compensation Table ($)	Fiscal Years When Reported
C. Douglas McMillon	116,131,810	2009-2021
M. Brett Biggs	29,141,122	2016-2021
John Furner	5,974,207	2018-2021
Judith McKenna	7,054,200	2019-2021
Kathryn McLay	144,275	2020-2021
Walmart’s Deferred Compensation Plans
Under the Deferred Compensation Matching Plan, which took effect on February 1, 2012, officers may elect to defer the receipt of base salary and cash incentive amounts until separation of employment or until a specified payment date. Interest accrues on amounts deferred at an interest rate set annually based on the ten-year Treasury note yield on the first business day of January plus 2.70%. For fiscal 2022, the interest rate was 3.63%. In addition, our company allocates to each participant’s Deferred Compensation Matching Plan account a matching contribution of up to 6% of the amount by which the participant’s base salary and cash incentive payment exceed the then-applicable limitation in Section 401(a)(17) of the Internal Revenue Code. A participant is required to be employed on the last day of the fiscal year to receive a matching contribution for that year. A participant will become vested in the matching contribution credited to his or her account once the participant has participated in the Deferred Compensation Matching Plan for three plan years after his or her initial deferral.
The Deferred Compensation Matching Plan replaced the Officer Deferred Compensation Plan. Participants may no longer elect to defer amounts into the Officer Deferred Compensation Plan. However, participants’ Officer Deferred Compensation Plan account balances will continue to earn interest at the same rate as Deferred Compensation Matching Plan balances until distribution. Additionally, participants who made contributions to the Officer Deferred Compensation Plan in prior years continue to earn incentive contributions to their Officer Deferred Compensation Plan accounts, as follows:
•In the tenth year of continuous employment beginning with the year the participant first made a deferral under the Officer Deferred Compensation Plan, our company credits the deferral account with an increment equal to 20% of the sum of the principal amount of base salary and cash incentive payments deferred (taking into account a maximum amount equal to 20% of base salary) plus accrued interest on such amounts (the "20% Increment”) in each of the first six years of the participant’s deferrals.
•In the eleventh and subsequent years of continuous employment, the 20% Increment is credited based on the recognized amount deferred five years earlier, plus earnings thereon.
•In addition, in the fifteenth year of continuous employment beginning with the year the participant first made a deferral under the Officer Deferred Compensation Plan, our company credits the deferral account with an amount equal to 10% of the principal amount of base salary and cash incentive payments deferred (taking into account a maximum amount equal to 20% of base salary) plus accrued interest on such amount (the "10% Increment”) in each of the first six years of the participant’s deferrals.
•In the sixteenth and subsequent years of continuous employment, the 10% Increment is credited based on the amount deferred 10 years earlier, plus earnings thereon.
Only contributions to the Officer Deferred Compensation Plan are taken into account for purposes of calculating the 20% Increment and 10% Increment; contributions to the Deferred Compensation Matching Plan are not considered.
The SERP was designed to supplement the historic profit sharing component of the Walmart 401(k) Plan by providing mirror contributions to participants’ accounts in excess of applicable compensation limits set by the Internal Revenue Service. Because the Walmart 401(k) Plan was amended in 2011 to eliminate the profit sharing component, the SERP was frozen to new contributions as of January 31, 2013. However, SERP balances continue to earn interest.
Finally, officers may also elect to defer the receipt of equity awards granted under the Stock Incentive Plan until a specified payout date or until after separation from employment with Walmart. Any deferrals of vested Shares or Share units are credited with dividend equivalents until the payout date, and these dividend equivalents earn interest at the same rate as amounts deferred under the Deferred Compensation Matching Plan.

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Executive Compensation Tables
Potential Payments Upon Termination or Change in Control
Most of our company’s plans and programs, including our deferred compensation plans and the terms of our equity awards, contain provisions specifying the consequences of a termination of employment. These provisions are described below. Our company does not have any employment agreements with its NEOs. Furthermore, our plans and programs do not have any provisions under which our NEOs would be entitled to payments, accelerated equity vestings, or any other benefits upon a change in control of our company.
Retirement agreement. As announced in a Current Report on Form 8-K filed on November 29, 2021, Walmart and Mr. Biggs have entered into a retirement agreement under which Mr. Biggs will receive payments totaling $2,000,000 over a two-year period following his retirement on January 31, 2023. In addition, the vesting of 6,800 restricted Shares held by Mr. Biggs will be accelerated to January 31, 2023.
Non-competition agreements. Our company has entered into a non-competition agreement with each of our NEOs. Each of these agreements provides that the NEO is prohibited from participating in a business that competes with our company and from soliciting our company’s associates for employment for a specified period of time after his or her employment with Walmart terminates. For purposes of these agreements, a “competing business” includes any retail, eCommerce, wholesale, or merchandising business that sells products of the type sold by our company, is located in a country in which our company has retail operations or in which the NEO knows our company expects to have retail operations in the near future, and has annual retail sales revenue above certain thresholds. Each agreement also provides that, if Walmart terminates an NEO’s employment for any reason other than his or her violation of Walmart policy, our company will generally pay the NEO an amount equal to two times his or her base salary over a two-year period.
In the event of a breach of the restrictive covenants contained in the agreement, the NEO would no longer have a right to receive additional payments, and the company would have a right to recoup any payments previously made. Using each NEO’s base salary as of January 31, 2022, the maximum total payments by our company to each NEO under such termination circumstances would be as follows:

C. Douglas McMillon	$2,544,000
M. Brett Biggs	$2,000,000
Suresh Kumar	$2,101,250
John Furner	$2,218,612
Judith McKenna	$2,218,526
Kathryn McLay	$1,599,000
Equity awards. Certain equity awards granted under our Stock Incentive Plan held by our NEOs provide for accelerated vesting in the event employment is terminated under certain circumstances. Under the terms of the equity awards held by our NEOs, all unvested restricted stock and unvested performance-based restricted stock units would immediately vest upon the NEO's death or disability. Performance-based restricted stock awards for which performance conditions have been achieved, would vest at actual performance levels. Performance-based restricted stock units for which the performance period is ongoing would vest at target levels. The following table shows the value of all unvested equity awards that would have vested upon the death or disability of any of our NEOs as of January 31, 2022 (based on the closing price of a Share on the NYSE as of the last trading day of the year ($139.81/Share):

Equity Awards Vesting Upon Death or Disability
	Shares of Restricted Stock and Earned Performance Equity (#)	Value of Restricted Stock and Earned Performance Equity ($)	Target Shares of Unearned Performance Equity (#)	Value of Unearned Performance Equity (4)
C. Douglas McMillon	370,849	51,848,399	117,330	16,403,907
M. Brett Biggs	127,924	17,885,054	—	—
Suresh Kumar	199,970	27,957,806	79,834	11,161,592
John Furner	173,077	24,197,895	62,116	8,684,438
Judith McKenna	161,709	22,608,535	57,112	7,984,829
Kathryn McLay	154,249	21,565,553	51,763	7,236,985
The CMDC has discretion to accelerate the vesting of any equity awards and to make other payments or grant other benefits upon a retirement or other severance from our company.

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Executive Compensation Tables
Deferred Compensation Matching Contribution. Walmart makes a limited matching contribution on participant contributions to the Deferred Compensation Matching Plan, as described above under “Walmart’s Deferred Compensation Plans.” This company-matching contribution becomes vested once an officer has participated in the Deferred Compensation Matching Plan for three years. Any unvested company-matching contribution would immediately vest in the event that a participant dies or becomes disabled before the completion of the vesting period.
The Officer Deferred Compensation Plan provides for a prorated 10% increment or 20% increment to be paid upon separation from service in certain circumstances if age and service-based requirements are met.
CEO Pay Ratio
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median associate, which is a reasonable estimate calculated in a manner consistent with SEC rules and is based on our payroll and employment records and the methodology described below. In calculating this estimated ratio, SEC rules allow companies to adopt a variety of methodologies, apply different exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. As discussed on page 48 above, our company is unique because we are significantly larger than most of our peer group companies in terms of revenue, market capitalization, and the size and scope of our worldwide employee population. Therefore, our reported pay ratio may not be comparable to that reported by other companies due to differences in industries, scope of international operations, business models, and scale, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their respective pay ratios.
Considered Population. As of December 31, 2021, we employed approximately 2,234,015 associates worldwide, other than our CEO. As permitted by SEC rules, in order to determine our median associate, we excluded approximately 1.8% of our total associate population or approximately 41,088 associates outside of the U.S. from the following countries: Bangladesh (75); Botswana (884); Costa Rica (14,649); El Salvador (4,892); Ghana (171); Guatemala (10,017); Honduras (3,466); Hong Kong (20); Indonesia (2); Israel (117); Kenya (289); Lesotho (172); Luxembourg (7); Malawi (118); Mozambique (465); Namibia (286); Nicaragua (4,301); Nigeria (298); Pakistan (10); Peru (8); Singapore (1); Spain (1); Swaziland (75); Switzerland (1); Tanzania (55); Thailand (6); Uganda (80); United Kingdom (30); Vietnam (51); and Zambia (541). Therefore, an aggregate associate population of approximately 2,192,927 was considered (the “considered population”) in determining our median associate.
Identifying our Median Associate. In determining our median associate, we used calendar year 2021 gross earnings – meaning total amounts paid before deductions or adjustments, including wages, overtime, bonuses, and the value of any equity awards that vested and were paid to an associate during calendar year 2021. Adjustments were made to annualize the gross earnings of all newly hired permanent associates in the considered population who did not work for the entire calendar year 2021. From the considered population, we then used statistical sampling to identify a group of associates who were paid within a range of 0.5% above or below what we estimated to be our median gross earnings amount (the “median population”). We then reviewed recent historical taxable wage data of the median population, and for those associates within the median population with stable wages, we calculated each of their fiscal 2022 total compensation in the same way as we calculated our CEO’s fiscal 2022 total compensation as set forth in the Summary Compensation table on page 68 and identified the median compensated associate from this group.
Based upon the estimates, assumptions, and methodology described above, the fiscal 2022 annual total compensation of our CEO was $25,670,673, the fiscal 2022 annual total compensation of our median associate was $25,335, and the ratio of these amounts was 1,013:1.

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PROPOSAL NO. 3 RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Board recommends that shareholders vote FOR the ratification of the appointment of EY as the company’s independent accountants for fiscal 2023.

What am I voting on?
Although shareholder ratification is not required, we are asking shareholders to ratify the appointment of Ernst & Young LLP (“EY”) as the company’s independent accountants for fiscal 2023 at the 2022 Annual Shareholders’ Meeting because the Board believes it is a good corporate governance practice. The Audit Committee will take shareholders’ opinions regarding EY’s appointment into consideration in future deliberations. If EY’s selection is not ratified at the 2022 Annual Shareholders’ Meeting, the Audit Committee will consider the engagement of other independent accountants. Even if EY’s selection is ratified, the Audit Committee may terminate EY’s engagement as the company’s independent accountants without the approval of the company’s shareholders whenever the Audit Committee deems termination appropriate.

Engagement of Independent Accountants
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent accountants. The Audit Committee has appointed EY as the company’s independent accountants to audit the consolidated financial statements of the company for fiscal 2023. EY (including its predecessors) has served as Walmart’s independent accountants since 1969, prior to the company’s initial offering of securities to the public. EY served as the company’s independent accountants for fiscal 2022 and reported on the company’s consolidated financial statements for that fiscal year.
The Audit Committee annually reviews EY’s independence and performance in determining whether to retain EY or engage another independent registered public accounting firm as our company’s independent accountants. As part of that annual review, the Audit Committee considers, among other things, the following:
•The quality and efficiency of the current and historical services provided to our company by EY, including the results of an annual internal survey of key global financial management;
•EY’s capability and expertise in handling the breadth and complexity of our company’s global operations;
•The quality and candor of EY’s communications with the Audit Committee;
•External data on EY’s audit quality and performance, including recent PCAOB reports on EY;
•EY’s independence from our company;
•The appropriateness of EY’s fees; and
•EY’s tenure as our company’s independent accountants, including the benefits of having a long-tenured auditor.

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Proposal No. 3 Ratification of Independent Accountants

Benefits of Long Tenure	Independence Controls
Higher audit quality – Through more than 50 years of experience with our company, EY has gained institutional knowledge of and deep expertise regarding Walmart’s global operations and businesses, accounting policies and practices, and internal control over financial reporting.

Audit Committee oversight – The Audit Committee’s oversight includes regular private sessions with EY, discussions with EY regarding the scope of its audit, an annual evaluation when determining whether to engage EY, and direct involvement by the Audit Committee and its Chair in the periodic transition to a new lead engagement partner in connection with the mandatory five-year rotation of that position.

Efficient fee structure – EY’s aggregate fees are competitive with peer companies because of EY’s familiarity with our company.	Limits on non-audit services – The Audit Committee pre-approves audit and permissible non-audit services to be performed by EY in accordance with its pre-approval policy.
Avoids costs associated with a new independent accountant – Onboarding a new independent accountant is costly and requires a significant time commitment that could distract from management’s focus on financial reporting and controls.

Internal EY independence processes – EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on our company’s account, and rotates engagement partners consistent with independence requirements.

Regulatory framework – Because EY is an independent registered public accounting firm, it is subject to PCAOB inspections and PCAOB and SEC oversight.
Based on this evaluation, the Audit Committee believes that EY is independent and well-qualified to serve as our company’s independent accountants. Further, the Audit Committee and the Board believe it is in the best interests of Walmart and our company’s shareholders to retain EY as our company’s independent accountants for fiscal 2023.
Representatives of EY will be present during the 2022 Annual Shareholders’ Meeting. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.
Audit Committee Pre-Approval Policy
To maintain the independence of our independent accountants and to comply with applicable securities laws, the NYSE Listed Company Rules, and the Audit Committee charter, the Audit Committee is responsible for reviewing, deliberating on, and, if appropriate, pre-approving all audit, audit-related, and non-audit services to be performed for our company by the independent accountants. For that purpose, the Audit Committee has established a policy and related procedures regarding the pre-approval of all audit, audit-related, and non-audit services to be performed by our company’s independent accountants (the “Pre-Approval Policy”).
The Pre-Approval Policy provides that our company’s independent accountants may not perform any audit, audit-related, or non-audit service for Walmart, subject to those exceptions that may be permitted by applicable law, unless: (i) the service has been pre-approved by the Audit Committee; or (ii) Walmart engaged the independent accountants to perform the service pursuant to the pre-approval provisions of the Pre-Approval Policy. In addition, the Pre-Approval Policy prohibits the Audit Committee from pre-approving certain non-audit services from being performed by our company’s independent accountants in accordance with applicable securities laws. The Pre-Approval Policy also provides that Walmart’s corporate controller will periodically update the Audit Committee as to services provided by the independent accountants.
Under the Pre-Approval Policy, the Audit Committee has pre-approved certain categories of services to be performed by the independent accountants and a maximum amount of fees for each category. The Audit Committee annually reassesses these service categories and the associated fees. Individual projects within the approved service categories have been pre-approved only to the extent that the fees for each individual project do not exceed a specified dollar limit, which amount is reassessed annually. Projects within a pre-approved service category with fees in excess of the specified fee limit for individual projects may not proceed without the specific prior approval of the Audit Committee (or a member to whom pre-approval authority has been delegated). In addition, no project within a pre-approved service category will be considered to have been pre-approved by the Audit Committee if the project would cause the maximum amount of fees for the service category to be exceeded, and the project may only proceed with the prior approval of the Audit Committee (or a member to whom pre-approval authority has been delegated) to increase the aggregate amount of fees for the service category.

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Proposal No. 3 Ratification of Independent Accountants
At least annually, the Audit Committee designates a member of the Audit Committee to whom it delegates its pre-approval responsibilities. That member has the authority to approve interim requests as set forth above within the defined, pre-approved service categories, as well as interim requests to engage Walmart’s independent accountants for services outside the Audit Committee’s pre-approved service categories. The member has the authority to pre-approve any audit, audit-related, or non-audit service that falls outside the pre-approved service categories, provided that the member determines that the service would not compromise the independent accountants’ independence and the member informs the Audit Committee of his or her decision at the Audit Committee’s next regular meeting. The Audit Committee pre-approved all of the audit fees, audit-related fees, tax fees, and all other fees paid to the company’s independent accountants in fiscal 2022.
Independent Accountant Fees
EY’s fees for fiscal 2022 and fiscal 2021 were as follows:

	Fiscal 2022 ($)	Fiscal 2021 ($)
Audit Fees	28,702,000	26,634,000
Audit-Related Fees	926,000	921,000
Tax Fees	349,000	656,000
All Other Fees	20,000	20,000
TOTAL FEES	29,997,000	28,231,000
A description of the types of services provided in each category is as follows:
Audit Fees – Includes the audit of the company’s annual financial statements, the audit of the effectiveness of internal control over financial reporting, the review of the company’s annual report on Form 10-K, the review of the company’s quarterly reports on Form 10-Q, statutory audits required internationally, and consents for and review of registration statements filed with the SEC or other documents issued in connection with securities offerings.
Audit-Related Fees – Includes audits of the company’s employee benefit plans, due diligence in connection with acquisitions and accounting consultations related to GAAP, the application of GAAP to proposed transactions, statutory financial statement audits of non-consolidated affiliates, and work related to the company’s compliance with its obligations under SOX.
Tax Fees – Includes tax compliance at domestic and international locations, assistance with tax audits and appeals, and tax planning for acquisitions and restructurings.
All Other Fees – Includes fees for permissible advisory services that are not contained in the above categories and consists of subscription fees to access accounting and financial reporting content.
None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

2022 Proxy Statement	79

Proposal No. 3 Ratification of Independent Accountants
Audit Committee Report
Audit Committee Independence and Financial Expert Determination
The Audit Committee currently consists of four Independent Directors, each of whom has been determined by the Board to meet the heightened independence and financial literacy criteria for Audit Committee members under the SEC and NYSE Listed Company Rules. The current members of the Audit Committee are Timothy P. Flynn, the Chair of the Audit Committee; Cesar Conde; Sarah J. Friar; and Thomas W. Horton. The Board has designated each of Mr. Flynn, Ms. Friar, and Mr. Horton as an “audit committee financial expert” as defined under the SEC rules. Additional information regarding the members of the Audit Committee and the Audit Committee’s roles and responsibilities is described under “Director Nominees for 2022” beginning on page 12 and under “Board Committees” on page 23.
Fiscal 2022 Audit Committee Meetings
The Audit Committee held seven meetings in fiscal 2022. During the fiscal year, the Audit Committee had separate private sessions with our company’s CEO, CFO, Chief Legal Officer, Chief Audit Executive, Global Chief Ethics and Compliance Officer, Chief Accounting Officer, Chief Technology Officer, EY, and others. In these sessions, candid discussions took place regarding our company’s financial, accounting, auditing, internal control over financial reporting, Exchange Act reporting, enterprise risk management, information systems, information security, cybersecurity, legal, ethics, and compliance matters. Throughout the year, the Audit Committee had full access to management, EY, and internal auditors.
The Audit Committee’s meeting agendas are established by the Chair of the Audit Committee in consultation with the Chairman of the Board, the Lead Independent Director, the Chief Audit Executive, the company’s Corporate Secretary, and other members of senior management.
Responsibilities and Fiscal 2022 Committee Actions
The Audit Committee operates under a written charter, which may be found in the “Corporate Governance” section of Walmart’s website located at http://stock.walmart.com/investors/corporate-governance/governance-documents. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis and, when appropriate, recommends charter changes to the Board.
The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Walmart's financial statements.
During fiscal 2022, the Audit Committee fulfilled its duties and responsibilities as outlined in the charter. Specifically, the Audit Committee did, among other things, the following:
•reviewed and discussed with Walmart’s management and EY Walmart’s audited consolidated financial statements for fiscal 2022;
•reviewed management’s representations that those consolidated financial statements were prepared in accordance with GAAP and fairly present the consolidated results of operations and consolidated financial position of our company for the fiscal years and as of the dates covered by those consolidated financial statements;
•discussed with EY the matters required to be discussed by applicable requirements of the PCAOB and the SEC, including matters related to the planning and results of the audit of Walmart’s consolidated financial statements;
•received the written disclosures and the letter from EY required by applicable requirements of the PCAOB relating to EY’s communications with the Audit Committee concerning EY’s independence from Walmart, and discussed with EY its independence from Walmart;
•reviewed and discussed with management and EY Walmart’s earnings releases and the financial statements in the quarterly reports on Form 10-Q, prior to filing with the SEC;

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Proposal No. 3 Ratification of Independent Accountants
•monitored, reviewed, and approved, in accordance with the Pre-Approval Policy adopted by the Audit Committee, all audit, audit-related, and non-audit services performed for Walmart by EY, and considered whether EY’s provision of non-audit services was compatible with EY’s independence from Walmart. For more information about the Audit Committee’s Pre-Approval Policy, please see “Audit Committee Pre-Approval Policy” on page 78;
•evaluated the performance of EY. For more information about the Audit Committee’s evaluation, appointment, and compensation of EY, please see “Proposal No. 3, Ratification of Independent Accountants” on page 77;
•monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of SOX, reviewed reports from management and the internal auditors of our company regarding the design, operation, and effectiveness of internal control over financial reporting, and reviewed an attestation report from EY regarding the effectiveness of internal control over financial reporting as of January 31, 2022;
•reviewed and discussed with management and EY changes in accounting principles that may affect the company, the company’s significant accounting policies and any critical audit matters, and the appropriateness of the disclosures of non-GAAP measures that the company publicly made during or with respect to fiscal 2022, including in the company’s earnings releases;
•reviewed the fiscal 2022 internal audit plan, budget, and activities;
•reviewed the company’s related person transactions and approved these transactions in accordance with the Transaction Review Policy, which is discussed under “Related Person Transaction Review Policy,” on page 34;
•reviewed the company’s enterprise risk management process with members of senior management and regularly received status reports on significant risks identified by management in various areas of the company, including legal, compliance, ethics, information systems, information security, data privacy, and cybersecurity;
•received updates from management regarding areas of risk the Audit Committee oversees, including with respect to cybersecurity, enterprise risk management, data privacy, investigations related to opioids, and investigations related to financial services. Additional information about the Audit Committee's role in risk oversight may be found under "The Board's Role in Risk Oversight" on page 27;
•reviewed with the company's Chief Legal Officer legal matters that may have a material impact on the financial statements or the company's ethics and compliance policies and met with the company's management and legal counsel regarding certain investigations; and
•received regular reports from management regarding our company’s policies, processes, and procedures regarding compliance with applicable laws and regulations and Walmart’s Code of Conduct.
Based on the reviews and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Walmart's Annual Report on Form 10-K for fiscal 2022 for filing with the SEC.
The Audit Committee submits this report:
Timothy P. Flynn, Chair
Cesar Conde
Sarah J. Friar
Thomas W. Horton

2022 Proxy Statement	81

SHAREHOLDER PROPOSALS

Included in this proxy statement are seven separate shareholder proposals that have been submitted under SEC rules by shareholders who notified the company of their intention to present the proposals for voting at the 2022 Annual Shareholders’ Meeting. Some shareholder proposals and supporting statements may contain assertions about Walmart that we believe are incorrect, and we have not tried to refute all such inaccuracies in the company’s responses. All statements and citations contained in a shareholder proposal and its supporting statements are the sole responsibility of the proponent of that shareholder proposal. Our company will provide the names, addresses, and shareholdings (to our company’s knowledge) of the proponents of any shareholder proposal upon oral or written request made to Walmart Inc., c/o Gordon Y. Allison, Senior Vice President, Office of the Corporate Secretary, Chief Counsel for Finance and Corporate Governance, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0215, (479) 273-4000.

The Board recommends a vote AGAINST each of the following shareholder proposals, in each case if properly presented at the meeting, for the reasons stated in Walmart’s statements in opposition following each shareholder proposal.

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Shareholder Proposals

PROPOSAL NO. 4 Report on Animal Welfare Practices

The Humane Society of the United States has advised us that it or an appointed representative will present the following proposal for consideration during the 2022 Annual Shareholders’ Meeting.

Shareholder Proposal Regarding Walmart's ESG Claims
One ESG issue important to Walmart customers is animal welfare in the food supply. As the Associated Press reported: “Wal-Mart said its own research showed 77% of its shoppers said they will increase their trust and 66% will increase their likelihood to shop at a retailer that improves the treatment of livestock.”
What does WMT tell shareholders and customers it’s doing about this issue?
WMT says it expects its suppliers won’t tolerate abuse “of any kind” and that it supports a principle called “The Five Freedoms” of animal welfare as an aspiration for its supply chain. WMT even claims it works with suppliers “to implement practices consistent” with the Five Freedoms.
What exactly are those Five Freedoms?
1.Freedom from hunger and thirst.
2.Freedom from discomfort by providing an appropriate environment including a comfortable resting area.
3.Freedom from pain, injury or disease.
4.Freedom to “express normal behavior” by providing sufficient space.
5.Freedom from fear and distress by “ensuring conditions and treatment which avoid mental suffering.”
So, just how aligned is WMT’s supply chain with the Five Freedoms?
Unfortunately, many practices that WMT allows in its supply chain are *grossly* out of step with the Five Freedoms. Just one example (of many) is the solitary confinement of pigs in gestation crates. These cramped cages detain pigs so restrictively they can’t even turn their own bodies around. Pigs in gestation crates aren’t afforded *most* of the Five Freedoms: they live in constant discomfort, without any comfortable rest area, unable to express normal behaviors, and endure chronic mental suffering.
Is WMT fixing this disparity?
WMT has claimed for years that it’s been “asking” its U.S. fresh and frozen meat and deli suppliers to “find and implement solutions to” gestation crates. And it has provided limited transparency about the range of practices in its supply chain that are misaligned with the Five Freedoms, how (if at all) it is addressing those misalignments, and what (if anything) has changed as a result of its efforts.
Finally, why should shareholders care?
WMT’s inaugural ESG report said the company’s “Ethical Standards vision” includes earning “the confidence of our customers that we are taking appropriate steps to achieve our goal of procuring merchandise…produced in an ethical manner.” And considering the importance of animal welfare to WMT’s customers, further transparency regarding how WMT is achieving its stated animal welfare aspirations would help shareholders better evaluate if that vision is being accomplished.
RESOLVED: Shareholders request that Walmart disclose: 1) what practices in its food supply are misaligned with the Five Freedoms of animal welfare and 2) what specific steps, if any, WMT is taking to address each area of misalignment. Shareholders further request that Walmart disclose the percentage of pork in its fresh and frozen meat and deli supply chain produced without locking gestating pigs in solitary confinement crates. These disclosures should occur within three months of the 2022 annual meeting, at reasonable cost, and omit proprietary information.

2022 Proxy Statement	83

Shareholder Proposals
Walmart’s Statement in Opposition to Proposal No. 4
Walmart strives for continuous improvement of animal welfare practices in its supply chain. Customers, suppliers, farmers, veterinarians, and NGOs have a shared interest in meeting increasing demand for affordable protein while improving animal welfare. These stakeholders expect us to work with suppliers who do not tolerate animal abuse of any kind and that find and implement solutions to address animal welfare concerns in their supply chains. While affordability remains a major concern, customers count on us to deliver products produced in ways that are consistent with their values and support public health.
To promote the welfare of animals within our supply chain, Walmart has set an agenda grounded in the Five Freedoms of animal welfare and engaged suppliers in prioritizing opportunities to advance welfare, embedded assurance programs, and worked with suppliers to innovate housing systems. We believe transparency is important, so we publish our animal welfare positions on our corporate website and report progress toward our goals in our ESG reporting. While we have reported progress towards our goals and commitments, our ESG reporting also describes our efforts to overcome obstacles to our animal welfare ambitions.
We believe our clear positions, progress to date, and transparency regarding efforts to make progress on animal welfare demonstrate our attention to this important issue and render this proposal unnecessary. Therefore, we recommend that shareholders vote against it.
Walmart’s animal welfare commitments
Our Animal Welfare Position explains how we engage our Walmart U.S. and Sam’s Club U.S. meat, deli, dairy, and egg suppliers to find and implement solutions to common animal welfare concerns. As outlined in our Animal Welfare Position, we work with our suppliers to pursue practices consistent with the Five Freedoms of animal welfare, including asking our suppliers to:
1.Report any cases of animal abuse to authorities and take appropriate disciplinary and corrective action.
2.Adopt and implement the principles of the Five Freedoms in their own operations and industry producer programs and publish a corporate policy on animal welfare.
3.Find and implement solutions to animal welfare issues including housing systems that lack sufficient space.
4.Report on animal welfare practices to Walmart and the general public.
This position statement is complemented by our Cage-Free Eggs Supply Position, Animal Welfare – Swine Assurance Position, Antibiotics in Farm Animals Position, and Fur Friendly Policy, each of which includes certain actions and outcomes towards which we are striving.
Walmart’s progress
Walmart has established assurance programs designed to increase transparency and confidence in our supply chain. For example, we require 100% of our shell egg supply in the U.S. to meet United Egg Producers Animal Husbandry Guidelines or equivalent and will only accept fresh pork from suppliers who abide by the standards of the National Pork Boards (NPB) Pork Quality Assurance (PQA) Plus Program.
We have engaged our suppliers on animal welfare challenges, including by:
•challenging our egg suppliers to innovate to improve the health and welfare of laying hens, including working toward the production and supply of cost-effective, cage-free egg product; and
•asking them to report through The Sustainability Insight System (THESIS) Index, which tracks supplier actions towards sow gestation housing.
We report annually on our progress towards our cage-free eggs goals and on sow video monitoring coverage.
While some progress is being made, we are not satisfied with the overall pace of progress towards our cage-free eggs goal or animal housing aspirations. Acknowledging the challenges that have impeded progress throughout the industry and seeking ways to overcome them, in 2021 we commissioned three independent studies to explore potential improvements to sustainability strategies on cage-free eggs, sow housing, and broiler chicken housing. The purpose of those studies was to assess opportunities and key impediments to addressing certain animal welfare concerns and to provide recommendations on how Walmart can accelerate progress toward its aspirations on those issues. The cage-free eggs study was completed in 2021, and Walmart published a summary of those findings on its corporate website.

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Shareholder Proposals
Next steps on animal welfare
Using lessons learned to date, in 2022 Walmart will take action to advance our animal welfare goals. For example, in December 2021, we announced Walmart U.S. plans to make price investments in cage-free eggs and will continue to offer favorable shelf space allocation, shelf placement, and advertising for cage-free SKUs. And at Sam’s Club U.S., we announced a transition to cage-free eggs in all shell-egg items intended for household consumption, except for pack sizes of five dozen or larger (which are intended to meet the needs of small business members). Together, these new commitments will complement our existing strategy of regularly engaging our suppliers and other stakeholders on seeking to find and implement practices consistent with the Five Freedoms of animal welfare in our supply chain.
Summary
Walmart aspires to source food in ways that balance the environmental, social, and ethical concerns of animal handling practices and remains committed to pursuing continuous improvement in our supply chain. We have published our positions on various animal welfare topics on our corporate website, continue to report on our progress through our ESG reporting, and we already have commissioned studies aimed at helping us overcome certain challenges associated with meeting our animal welfare aspirations. We believe our shareholders, customers, and other stakeholders are better served by our continued focus on the company’s existing and planned efforts to promote the Five Freedoms of animal welfare in our supply chain than by conducting the proposed study. Therefore, we recommend shareholders vote against this proposal.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal, if properly presented at the meeting.

2022 Proxy Statement	85

Shareholder Proposals

PROPOSAL NO. 5 Create a Pandemic Workforce Advisory Council

Cynthia Murray has advised us that she or an appointed representative will present the following proposal for consideration during the 2022 Annual Shareholders’ Meeting.

RESOLVED that shareholders of Walmart Inc. ("Walmart") ask the Board of Directors to create a "Pandemic Workforce Advisory Council" (the "Council"), composed of hourly Associates, to provide advice to the Board (including any relevant Board committee) upon request on pandemic-related workforce issues, including health and safety measures, whistleblower protection, and paid sick leave. Walmart would have discretion to disband the Council when no pandemic has been declared.
Supporting Statement
As a 20-year Walmart Associate, I believe Walmart's response to the COVID-19 pandemic creates unnecessary risks for shareholders and fails to protect employees and the communities Walmart serves. The pandemic has brought increased media and public scrutiny to the well-being of essential workers.
While Walmart does not publicly disclose rates of COVID-19 cases or casualties, we know from press and worker reports that thousands of Walmart associates have contracted the virus and at least 22 have died, although that number is likely much higher. A recent Human Impact Partners report found that there have likely been over 125,000 COVID-19 cases and over 2,200 deaths among Walmart associates. The same report estimates that 8,000 fewer associates would have become sick with COVID-19 and 133 associate deaths could have been prevented if Walmart had an adequate paid sick time policy in place before the pandemic hit.[1]
Walmart's paid leave policies, including its COVID-19 emergency leave policy, fail to meet the needs of associates. A September 2021 survey of Walmart associates found that 64% had gone to work sick during the pandemic and 59% felt Walmart's safety policies were slightly effective or not at all effective.[2] A confirmed COVID-19 diagnosis or mandatory quarantine is required to access additional paid leave under the policy, which can be a significant obstacle given that many Associates do not have adequate health coverage.
With the rise of more transmissible variants like Delta and Omicron,[3] Walmart associates remain concerned about their risk of contagion. A recent report found an 11% increase in COVID-19 related deaths among retail and grocery workers and a 17% increase in exposure and infection rates since June 2021.[4]
Improving the flow of information between frontline workers and Walmart's board, which oversees the company's management and has the power to set policy, would lead to more timely, consistent and effective action at the store level and would reduce reputational and financial risks to the company. Walmart's founder, Sam Walton, exalted the value of Associate input: "The folks on the front lines—the ones who actually talk to the customer—are the only ones who really know what's going on out there. You'd better find out what they know."
My proposal does not dictate how Walmart should select Associates for membership on the Council. I recommend, however, that Walmart use a mechanism by which Associates can select some or all of the members to ensure that the Council truly represents hourly Associate views.

1https://humanimpact.org/wp-content/uploads/2021/04/Walmarts-role-in-the-COVID-19-Pandemic-How-lack-of-paid-sick-time-prolongs-the-pandemic-and-increases-mortality.pdf
2United for Respect, Walmart Associate Survey, September 2021
3https://www.bloomberg.com/news/articles/2021-12-09/omicron-four-times-more-transmissible-than-delta-in-japan-study?sref=AuDcg4ag
4America's Largest Retail Union Calls on CEOs for Action on Omicron and Winter COVID Surge to Protect Essential Workers and Customers – The United Food & Commercial Workers International Union | The United Food & Commercial Workers International Union (ufcw.org)

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Shareholder Proposals
Walmart’s Statement in Opposition to Proposal No. 5
Throughout the course of the evolving COVID-19 pandemic, Walmart has worked hard to serve our communities while prioritizing the health and safety of our associates and customers. We think the adoption of this proposal is unnecessary because we believe the company has already demonstrated that it took and continues to take appropriate measures in responding to the needs of our associates and customers during the COVID-19 pandemic and because our associates already have many channels through which to communicate and express concerns.
Listening to our associates
Listening to our associates is a core value for Walmart. We believe an engaged workforce that feels empowered to share ideas and concerns is key to our continued success, and we strive to maintain a culture of open communication and candor. Our associates have multiple methods to share their ideas, concerns, and suggestions, including the following:
•Team meetings. Our primary method of communication is human interaction, including through team meetings and collaboration, discussions, and listening sessions.
•Associate Engagement Survey. Our annual Associate Engagement Survey (“AES”) is another opportunity to hear from our global workforce. This survey measures associate sentiment on a variety of topics, including manager/team relationships, career growth and opportunity, belonging, inclusion, and company culture. The AES also provides associates with the opportunity to confidentially share suggestions and concerns via an open-text response box. Following the completion of the survey, anonymized results dashboards are distributed to managers, highlighting key areas of opportunity and suggesting action plans to address these opportunities. For the fiscal 2021 cycle, more than 60% of our U.S.-based associates participated in AES.
•Open Door process. Our Open Door philosophy is a long-standing and integral part of our culture, reflecting a tradition of open comfortable communication and listening to our associates. If associates are not satisfied with answers from their facility leadership or aren’t raising an issue with their immediate leadership, our Open Door process allows them to contact their supervisors’ leaders. They can also raise concerns or share ideas confidentially over the phone or anonymously via an online portal. The Open Door process, already very familiar to our associates, offers another avenue for raising concerns related to COVID-19.
•Ethics hotline. Associates can anonymously report any concerns or grievances to Walmart Ethics via a telephone hotline, via email, or via an online portal. We train our associates to be able to recognize and speak up regarding retaliation or other ethics issues, and we strictly forbid retaliation against any associate who reports a concern in good faith.
Prioritizing the health and safety of associates and customers
We disagree with the assertions made in the proposal that our response to the global health crisis failed our associates and communities. Management has provided regular updates regarding our pandemic response to the Board. Throughout the pandemic, we have sought to provide our communities with access to essential products and health and wellness solutions while seeking to protect our customers and associates. Walmart quickly put new guidelines, policies, and procedures in place that were designed to protect our associates and customers. These measures were aligned with emerging requirements and guidance from local, state and federal authoritative agencies, including the U.S. Centers for Disease Control and the Occupational Safety and Health Administration. The scale of our business required the consistent implementation of these measures in more than 5,300 store, club, and support facility locations in the U.S. alone, and we have continually updated these measures as authoritative guidance evolved during the pandemic. Our policies and procedures regarding COVID-19 are reviewed on a regular basis, and they are reinforced through leadership calls at multiple levels of our organization such as our operations, asset protection, and people teams. While not exhaustive, the following list represents some of the actions undertaken to foster health and safety in our facilities and to support our communities in the U.S. over the course of the pandemic, and that continue to be reviewed and modified in light of evolving public health guidance and other circumstances:
•Health and safety measures. At the outset of the pandemic, we acted quickly to implement health and safety measures in our facilities. Most of our stores and clubs continue to be closed overnight for extra cleaning and sanitation. When appropriate, or as otherwise required by applicable law, when associates reported to work, we took their temperatures and asked basic health-screening questions, as well as provided face coverings for associates who want them. While we no longer require associates to wear masks while working in our facilities unless otherwise required by applicable law or ordinance, we support those who choose to continue wearing them.
•COVID-19 vaccines. With approximately 90% of the U.S. population located within 10 miles of a Walmart store or Sam’s Club, we are in a unique position to provide our associates, customers, and communities with quality, affordable health and wellness services where they already live and shop. We have worked hard since the initial availability of vaccines to reach underserved communities, including rolling out a “Get Out the Vaccine” campaign that leveraged grassroots and community partnerships, corporate partners, internal operations, media, and others with the goal of sharing information and helping people make an informed choice about getting vaccinated. We administered our first patient vaccination on December 21, 2020, and we have since administered tens of millions of vaccines across the country, with 80% being delivered in areas classified as medically underserved by the Health Resources and Services Administration.

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Shareholder Proposals
•Pickup and delivery, contact-free services, and social distancing. We expanded the availability of our pickup and delivery options during the pandemic, which reduced the number of people who needed to physically enter a store or club, and we also had already been providing no-contact payment options at store registers. In addition, at different times during the pandemic, we limited the number of people who could enter a store or club and designated entrance and exit lanes to help bolster social distancing.
•Compensation, hiring, and benefits. To appreciate our associates’ support of our communities during the height of the COVID-19 pandemic, we provided enhanced pay during fiscal 2021, including paying special cash bonuses totaling $1.6 billion globally. For associates employed on the qualifying dates for each bonus, this amounted to an additional $1,200 during fiscal 2021 for U.S. full-time hourly associates and an additional $600 for U.S. part-time hourly associates. We’ve also continued to invest in our associates, implementing another round of wage increases in October 2021. We did not furlough or lay off associates due to the COVID-19 pandemic, and we have hired more than 500,000 new associates globally since the beginning of 2020, which has allowed us to serve customers while providing our associates more flexibility. We encourage associates who are unable to work due to COVID-19 to stay home. In addition to the paid time off (PTO) we’ve offered our associates for years, in March 2020 we implemented a special COVID-19 Emergency Leave policy that was extended several times and continued through March 31, 2022. This emergency policy waived our normal attendance requirements for those missing work for reasons associated with COVID-19. It also provided full- and part-time associates with up to two weeks of pay should they need to stay home for COVID-related reasons, including mandated quarantines, symptoms or illness. If an associate was not able to return to work after that time, additional pay replacement was provided for up to 26 weeks for associates with a confirmed case of COVID-19. Under the emergency leave policy, absences associated with an approved COVID-19 leave were not counted against associates for attendance policy purposes.
Summary
Walmart remains committed to the safety and well-being of our associates and customers, and we believe the many initiatives, policies, and procedures that were implemented, monitored, and continue to be adapted as necessary across the company’s extensive business operations demonstrate that we have been and continue to be responsive to the needs of our associates and customers. In addition, our associates already have many well-established and longstanding means by which feedback can be provided, including suggestions or concerns related to COVID-19. Therefore, we believe the adoption of this proposal is not necessary.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal, if properly presented at the meeting.

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Shareholder Proposals

PROPOSAL NO. 6 Report on Impacts of Reproductive Healthcare Legislation

Clean Yield Asset Management, on behalf of Julie Kalish, has advised us that it or an appointed representative will present the following proposal for consideration during the 2022 Annual Shareholders’ Meeting.

Access to abortion is being challenged at the state and federal level in the U.S. A patchwork of laws regulates access to abortion and broader reproductive rights. Since 2011, state legislatures have passed more than 600 restrictive laws.[1] Other states have enacted legislation that protects these rights. Eleven states ban abortion coverage in all state-regulated private insurance plans, while six states require private insurance plans to cover abortion.[2]
Walmart Inc. (“Walmart”) has operations in all fifty states, subject to this patchwork of laws. Should Roe v. Wade be weakened or overturned, as is widely anticipated, Walmart employees will face challenges accessing abortion care. As of October 2021, 60% of Walmart’s 5,342 stores in the U.S. were in states that could immediately prohibit abortion entirely under this scenario.
Employers as well as employees bear the cost of restricted access to health reproductive health care. For example, women who cannot access abortion are three times more likely to leave the workforce than women who were able to access abortion when needed.[3] The Institute for Women’s Policy Research estimates that state-level abortion restrictions annually keep more than 500,000 women aged 15 to 44 out of the workforce.[4] (https://bit.ly/3Dt5bQq)
If Roe vs. Wade weakened or overturned, Arkansas is likely to outlaw abortion entirely.[5] Should that occur, Walmart may find it more difficult to recruit employees to Arkansas, or to the 20+ states now considered likely to outlaw abortion if Roe is overturned.[6] (https://bit.ly/3Ctj3ZI) This may harm its ability to meet diversity and inclusion goals, with negative consequences to performance, brand and reputation.
In a nationwide survey of U.S. consumers in 2021, 64% said employers should ensure that employees have access to the reproductive health care they need, and 42% would be more likely to buy from a brand that publicly supported reproductive health care.[7] (https://bit.ly/3nmzd2U) Surveys consistently show that a majority of Americans want to keep the Roe v. Wade framework intact.[8] (https://wapo.st/3cmRLK2)
RESOLVED: Shareholders request that Walmart Board of Directors issue a public report prior to December 31, 2022, omitting confidential and privileged information and at a reasonable expense, detailing any known and any potential risks and costs to the Company caused by enacted or proposed state policies severely restricting reproductive rights, and detailing any strategies beyond litigation and legal compliance that the Company may deploy to minimize or mitigate these risks.
SUPPORTING STATEMENT: Shareholders recommend that the report evaluate any risks and costs to the company associated with new laws and legislation severely restricting reproductive rights, and similar restrictive laws proposed or enacted in other states. In its discretion, the board’s analysis may include any effects on employee hiring, retention, and productivity, and decisions regarding closure or expansion of operations in states proposing or enacting restrictive laws and strategies such as any public policy advocacy by the company, related political contributions policies, and human resources or educational strategies.

1“For the First Time Ever, U.S. States Enacted More Than 100 Abortion Restrictions in a Single Year,” Guttmacher at https://www.guttmacher.org/article/2021/10/first-time-ever-us-states-enacted-more-100-abortion-restrictions-single-year.
2Regulating Insurance Coverage of Abortion, Guttmacher at https://www.guttmacher.org/state-policy/explore/regulating-insurance-coverage-abortion.
3“Turnaway Study” (fact sheet) at https://www.ansirh.org/sites/default/files/publications/files/turnaway study brief web.pdf.
4“The Costs of Reproductive Health Restrictions,” Institute for Women’s Policy Research at https://bit.ly/3Dt5bQq.
5https://bit.ly/3EKrphC
6Perry Undem research (2021): 64% (of working-age college-educated adults aged 18-64) say they would not apply for a job in a state that passed a ban like Texas'.
7“What Do Consumers Think About Brands That Take a Stand on Reproductive Health Care? Results From a Nationwide Survey of U.S. Consumers,” at https://greenwaldresearch.com/wp-content/uploads/2021/09/Tara-Health-Foundation-2021-Consumer-Survey-on-Brands-Defending-Reproductive-Health.pdf.
8“Americans broadly support Supreme Court upholding Roe v. Wade and oppose Texas abortion law, Post-ABC poll finds,” Washington Post, 11.16.2021.

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Shareholder Proposals
Walmart’s Statement in Opposition to Proposal No. 6
Our commitment to helping our customers save money and live better is delivered by our associates, and our associates are critical to our success. We want Walmart to be a great place for anyone, including women, to start and grow in their careers, and physical, emotional, and financial well-being play an important part in that. Accordingly, we offer a variety of affordable healthcare options for our associates, including robust and competitive health insurance offerings. We recommend that shareholders vote against this proposal because we believe the preparation of the requested report would be of little value for our shareholders, associates, and other stakeholders and, therefore, would be an unnecessary distraction and redirection of resources that otherwise should be focused on supporting the physical, emotional, and financial well-being of our associates.
We remain committed to objectively designing our benefits plans and programs. In the U.S., depending on applicable eligibility requirements, we offer a number of affordable healthcare coverage options for our salaried, full-time, part-time, and temporary associates. We believe the healthcare coverage options offered to our associates are competitive in the markets in which we operate. In addition to our healthcare coverage plans, in the U.S. we also offer a number of company-paid benefits such as a store discount card or Sam's Club membership, 401(k) match, maternity leave, a paid parental leave program to all full-time associates, an adoption benefit, paid time off, Associate Stock Purchase Plan match, life insurance, and behavioral health services. More information about how we seek to accelerate the professional development of our workforce through good jobs and competitive compensation and benefits can be found in our ESG report titled “Human capital: good jobs & advancement for associates” available on our corporate website.
We believe Walmart is a great place to work for women. We reported in our fiscal 2022 Mid-Year Culture, Diversity, Equity and Inclusion Report, that during the first half of fiscal 2022, approximately 49.8% of our newly-hired associates in the U.S. were women and approximately 45.6% of the total management promotions were women. We also have been featured in leading reports and recognized in recent years for our work on gender equity in the workplace. For example, we were ranked eighth on the 2021 DiversityInc Top Companies for Talent Acquisition for Women of Color, sixth on the 2021 DiversityInc Top Companies for LGBTQ, and we were listed among the Best of the Best Employers for Women in 2021 by Professional Woman’s Magazine.
The scope of the requested report for “any known and any potential risks and costs” caused by “enacted or proposed state policies” is framed so broadly that we believe it would be extremely difficult for the company to fulfill this objective to a degree that would be of value or utility for our shareholders, associates, and other stakeholders. This would involve a review and report of not only the laws in each of the fifty states, but also all proposed bills, legislation in committee, speculation about the results or outcomes of relevant pending state-level litigation, and any current or proposed administrative policies of state governmental bodies. Moreover, it is not clear how the company could quantify what constitutes “potential risks and costs” of the kinds of legislation and policies described in the proposal. Walmart, like all other businesses potentially impacted by such laws, will comply with any laws that are or may be enacted that apply to our company. We believe the company’s resources are better focused on its day-to-day review and design of our benefits plans and programs in order to remain competitive in our industry and in compliance with all applicable regulatory requirements in the jurisdictions where we operate.
Summary
As stated above, we believe our company is a great place to work for women, with benefits plans and programs that are competitive and that support the physical, emotional, and financial well-being of all our associates. Walmart remains committed to objectively designing our benefits plans and programs in order to remain competitive in our industry and in compliance with all applicable legal requirements in the jurisdictions in which we operate. Moreover, we believe the preparation of the report requested by the proposal would be an unnecessary distraction and redirection of resources that we believe should be otherwise focused on continuing to support the physical, emotional, and financial well-being of our associates.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal, if properly presented at the meeting.

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Shareholder Proposals

PROPOSAL NO. 7 Report on Alignment of Racial Justice Goals and Starting Wages

The Franciscan Sisters of Perpetual Adoration and a various co-filers have advised us that it or an appointed representative will present the following proposal for consideration during the 2022 Annual Shareholders’ Meeting.

RESOLVED: Shareholders of Walmart Inc. (“Walmart”) request that the Board of Directors oversee the preparation of a public report on whether and how Walmart's racial justice goals and commitments align with the starting pay for all classifications of Walmart associates.
Supporting Statement
Today, there is a radically increased focus on racial injustice, following protests over police killings of Black people and the disproportionate impact of the COVID-19 pandemic on people of color, including in the workplace. Workers of color make up a larger proportion of essential workers and are more likely to lose their jobs because of the pandemic.[1]
In 2021, in every region of the United States, a single adult without children needs at least $31,200 to achieve a modest but secure standard of living.[2] The fiscal 2021 annual total compensation of Walmart's median associate was $20,942.[3] There has been public support for the proposed Raise the Wage Act which would help eliminate poverty-level wages by raising the national minimum wage to $15 an hour and positively impact approximately 4.7 million retail workers.[4]
Walmart is committed to advancing racial equity, including through the creation of the Center for Racial Equity, with a goal to “help replace the structures of systemic racism, and build in their place frameworks of equity and justice that solidify our commitment to the belief that, without question, Black Lives Matter.”[5]
More than 80 percent of Black Americans say it is very important for companies to pay a living wage.[6] 48 percent of Walmart’s hourly workers are people of color[7] and the company acknowledges that “the overwhelming majority of our associates say their hourly wage is the most important part of their pay.”[8]
In 2020 and 2021, Walmart raised wages and expanded benefits for many of its hourly associates.[9] However, Walmart stated in its 2021 proxy statement that only about half of its United States hourly associates will earn at least $15 an hour, putting it behind an increasing number of retailer peers who have raised their starting wages to at least $15 an hour. Walmart is cited as one of the top five employers with the largest estimated number of non-disabled, non-elderly adult Medicaid and Supplemental Nutrition Assistance Program enrollees.[10]
Walmart has not disclosed the types of positions or the demographic breakdown of its hourly associates by wage level, which would track progress towards their racial equity commitments. Given the high turnover rate of store associates and the current competitive market for retail workers[11], we are concerned that this lack of transparency poses potential reputational and financial risks to our company.
Shareholders want to understand how Walmart is fulfilling its racial justice commitments by building equity for its associates through its wage structure.

1https://www.epi.org/publication/black-workers-covid/
2https://www.epi.org/publication/our-deeply-broken-labor-market-needs-a-higher-minimum-wage-epi-testimony-for-the-senate-budget-committee/; https://livingwage.mit.edu/articles/85-15-an-hour-isn-t-enough-u-s-workers-need-a-living-wage
3https://www.sec.gov/Archives/edgar/data/104169/000120677421001200/wmt3839531-def14a.htm#PROPOSALNO6ReportonAlignmentofRacialJusticeGoalsandStartingWages
4https://www.epi.org/publication/raising-the-federal-minimum-wage-to-15-by-2025-would-lift-the-pay-of-32-million-workers/
5https://corporate.walmart.com/newsroom/2020/06/12/advancing-our-work-on-racial-equity
6https://justcapital.com/news/ceo-blueprint-for-achieving-racial-equity/
7https://corporate.walmart.com/global-responsibility/culture-diversity-equity-and-inclusion
8https://www.wsj.com/articles/walmart-to-end-quarterly-bonuses-for-store-workers-11631190896?mod=hp_lead_pos11
9https://corporate.walmart.com/our-story/working-at-walmart
10https://www.gao.gov/assets/gao-21-45.pdf
11https://www.arkansasonline.com/news/2021/sep/30/walmart-on-hunt-for-more-workers/

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Shareholder Proposals
Walmart’s Statement in Opposition to Proposal No. 7
We recommend that shareholders vote against the proposal because Walmart has already examined its frontline workforce proposition through an equity lens and has designed its workforce strategies, including compensation, to help advance equity.
Walmart’s commitment to equity
Walmart’s commitment to equity is rooted in our basic belief of Respect for the Individual. We seek to create a culture where everyone feels they belong—where dignity and respect are the basis for how we act, interact, and support each other. We believe unique identities, experiences, styles, abilities, and perspectives should be respected. More than that, we believe they should be held up and valued as essential to what makes our company thrive. Building on that foundation, our racial equity goal is to help address systemic disparities through business initiatives and philanthropic resources.
These values are underpinned by strategic practices within the company, including:
•Fostering a culture of equity and inclusion;
•Hiring, developing and promoting associates in equitable ways;
•Measuring and reporting our progress; and
•Helping to advance equity in society.
In support of this work, we created four Shared Value Networks (SVNs) in mid-2020 to focus on ways Walmart can use its business assets to help increase fairness, equity, justice and belonging within societal systems in the financial, health, education, and criminal justice arenas. Additionally, Walmart and the Walmart Foundation created a Center for Racial Equity that complements the work of the SVNs by committing up to $100 million over five years to support philanthropic initiatives in the same four societal systems. Such initiatives focus on research, advocacy, innovation of practices and tools, capacity building, and convening stakeholders to accelerate positive transformation.
Shareholders can read more about these aspirations and efforts in our annual and mid-year Culture, Diversity, Equity and Inclusion (“CDEI”) reports and our ESG brief titled “Equity and inclusion at Walmart and beyond,” both of which can be found on the Walmart corporate website.
Walmart acknowledges the barriers and gaps faced by people of color in American workplaces
Through ongoing engagement, dialogue and research, Walmart teams have examined and continue to examine equity issues across society, American workplaces, and across Walmart. We acknowledge the challenges experienced by Black and African American people and all those who face disparities in representation and in outcomes based on their race, ethnicity, or other protected characteristics.
Walmart has supported first-of-its kind research into equity issues in American workplaces, including Race in the workplace: The Black experience in the US private sector (McKinsey, 2021) and Advancing Frontline Employees of Color (FSG and Policy Link, 2020). This research identified systemic equity issues across the private sector as seniority rates increase as well as disparities in educational attainment, incarceration rates, and representation of racial and ethnic groups across geographies and industries. This and other research have helped to shape our own approaches to hiring, promotion, compensation, benefits, and other aspects of our People strategy to advance racial equity.
Walmart reports on its CDEI efforts and results twice per year and has publicly released its 2020 Employer Information Report (EEO-1), Section D data (filed in 2021). While we believe Walmart benchmarks well against peer companies in terms of diverse representation in the middle and upper levels of the company, the data confirm the broader societal research that people of color are over-represented in frontline hourly roles and under-represented at the senior management and officer levels. For example, according to our mid-year CDEI report published in 2022, people of color in the U.S. represented approximately 55% of new hires, 48% of hourly associates, 37% of management, and 25% of officers. The company closely monitors representation. For example, Walmart’s President and CEO receives an enterprise diversity report on a monthly basis, Walmart officers receive updated information about the diversity of their teams on a monthly basis, and the CMDC receives a quarterly diversity report.
Walmart’s associate value proposition is designed to address these challenges and to promote equity
Our global People strategies of Inclusion, Well-being, and Growth each contribute to our equity goals:
Inclusion: We have worked to address barriers to entry (for example, degree requirements)—allowing nearly anyone to get a start—and focus on recruiting diverse associates. We’re creating a culture of inclusion, including through racial equity training, the RACE Ahead series, Associate Resource Groups, listening sessions, mentoring circles as well as instilling inclusive practices in our People processes, including through data-driven talent reviews and Inclusive Leadership Expectations such as training sessions and mentoring fellow associates.

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Well-Being: We work to ensure our wages, benefits, scheduling practices, and other core job elements are designed in a way that provides people of all backgrounds with a good job and a platform to launch a career. We pay a wage that is competitive for the relevant role and geography with starting wages ranging from $12 to $21 per hour in our store formats and $15 per hour starting wages in our U.S. Sam’s Club format and all U.S. distribution and fulfillment centers. Full-time jobs can help increase take-home pay, and approximately 64% of our U.S. hourly workforce, excluding our Home Office associates, was full time as of fiscal 2021. Moreover, we offer robust benefits including low-cost health coverage, and we offer flexible scheduling and provide paid time off for part-time and full-time hourly associates. Our pay equity analyses in the U.S. confirm that, taking into account relevant factors such as position, tenure, and location, Walmart pays associates equitably regardless of race, ethnicity and gender.
Growth: Roles requiring greater skills and that come with greater responsibilities command higher pay, and we are making it easier for associates to get the skills to advance into those roles. In the last few years, we have revamped job design, provided on-the job training in digital and other skills, including via Walmart Academy, Live Better U (i.e., offering free high school, 2-year and 4-year degrees), and career pathing into retail management, technology, supply chain, pharmacy tech, and other fields to facilitate the upward mobility of our diverse frontline workforce. Over 88% of Walmart U.S. store roles above entry level are filled by internal candidates, and approximately 75% of our U.S. salaried store, club and supply chain management started their careers in hourly positions. Hourly and management promotions for people of color increased from fiscal 2019 through fiscal 2021, and representation of people of color at management and officer levels also increased over the same period.
Shareholders can read more in our ESG briefs titled “Human capital: good jobs and advancement for associates” and “Equity and inclusion at Walmart and beyond,” which are available on our corporate website.
Summary
We agree with the proponents that starting wages are important, and we believe ours are competitive and equitable. We disagree with the implication in the proposal that simply raising starting wages is the most meaningful measure the company can take to promote equity. Rather, we believe truly advancing equity in our business and in society involves taking deliberate action to address underlying causes of inequity and distinguishing ourselves with a comprehensive associate value proposition that enables the potential for upward mobility for our associates.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal, if properly presented at the meeting.

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Shareholder Proposals

PROPOSAL NO. 8 Civil Rights and Non-Discrimination Audit

The National Center for Public Policy Research has advised us that it or an appointed representative will present the following proposal for consideration during the 2022 Annual Shareholders’ Meeting.

Resolved: Shareholders of Walmart Inc. (“the Company”) request that the Board of Directors commission an audit analyzing the Company’s impacts on civil rights and non-discrimination, and the impacts of those issues on the Company’s business. The audit may, in the Board’s discretion, be conducted by an independent and unbiased third party with input from civil rights organizations, public-interest litigation groups, employees and other stakeholders – of a wide spectrum of viewpoints and perspectives. A report on the audit, prepared at reasonable cost and omitting confidential or proprietary information, should be publicly disclosed on the Company's website.
Supporting Statement: Tremendous public attention has focused recently on workplace and employment practices. All agree that employee success should be fostered and that no employees should face discrimination, but there is much disagreement about what non-discrimination means.
Concern stretches across the ideological spectrum. Some have pressured companies to adopt “anti-racism” programs that seek to establish “racial/social equity,” which appears to mean the distribution of pay and authority on the basis of race, sex, orientation and ethnic categories rather than by merit.[1] Where adopted, however, such programs raise significant objection, including concern that, e.g., "anti-racist" programs are themselves deeply racist and otherwise discriminatory.[2]
Many companies have been found to be sponsoring and promoting overtly and implicitly discriminatory employee-training and other employment and advancement programs, including Bank of America, American Express, Verizon, Pfizer, CVS and Walmart itself.[3]
This disagreement and controversy create massive reputational, legal and financial risk. If the Company is, in the name of equity, diversity and inclusion, committing illegal or unconscionable discrimination against employees deemed “non-diverse,” then the Company will suffer in myriad ways – all of them both unforgivable and avoidable.
In developing the audit and report, the Company should consult civil-rights and public-interest law groups – but it must not compound error with bias by relying only on left-leaning organizations. Rather, it must consult groups across the spectrum of viewpoints. This includes right-leaning civil-rights groups representing people of color, such as the Woodson Center[4] and Project 21,[5] and groups that defend the rights and liberties of all Americans, not merely the ones that many companies label “diverse.” All Americans have civil rights; to behave otherwise is to invite disaster.
Similarly, when including employees in its audit, the Company must allow employees to speak freely without fear of reprisal or disfavor, and in confidential ways. Too many employers have established company stances that themselves chill contributions from employees who disagree with the company's asserted positions, and then have pretended that the employees who have been empowered by the companies' partisan positioning represent the true and only voice of all employees. This by itself creates a deeply hostile workplace for some groups of employees, and is both immoral and likely illegal.

1https://www.sec.gov/Archives/edgar/data/1048911/000120677421002182/fdx3894361-def14a.htm#StockholderProposals88; https://www.sec.gov/divisions/corpfin/cf-noaction/14a-8/2021/asyousownike051421-14a8-incoming.pdf; https://www.sec.gov/divisions/corpfin/cf-noaction/14a-8/2021/nyscrfamazon0 1 252 1-14a8-incoming.pdf; https://www.sec.gov/Archives/edgar/data/1666700/00011 9312521079533/d108785ddef14a.htm#rom108785_58
2https://www.americanexperiment.org/survey-says-americans-oppose-critical-race-theory/; https://www.newsweek.com/majority-americans-hold-negative-view-critical-race-theory-amid-controversy-1601337; https://www.newsweek.com/coca-cola-facing-backlash-says-less-white-learning-plan-was-about-workplace-inclusion-1570875; https://nypost.com/2021/08/11/american-express-tells-its-workers-capitalism-is-racist/; https://www.city-journal.org/verizon-critical-race-theory-training
3https://www.city-journal.org/bank-of-america-racial-reeducation-program; https://www.city-journal.org/verizon-critical-race-theory-training; https://nypost.com/2021/08/11/american-express-tells-its-workers-capitalism-is-racist/; https://www.foxbusiness.com/politics/cvs-inclusion-training-critical-race-theory; https://www.msn.com/en-us/money/other/pfizer-sets-race-based-hiring-goals-in-the-name-of-fighting-systemic-racism-gender-equity-challenges/ar-AAOiSwJ; https://www.levistrauss.com/sustainability-report/community/diversity-equity-inclusion/; https://www.levistrauss.com/sustainability-report/community/employee-support-and-development/; https://www.levistrauss.com/work-with-us/life-at-lsco/diversity-inclusion/; https://www.city-journal.org/walmart-critical-race-theory-training-program.
4https://woodsoncenter.org/
5https://nationalcenter.org/project-21/

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Walmart’s Statement in Opposition to Proposal No. 8
At Walmart, living our value of Respect for the Individual starts with valuing diversity and inclusion, and we are focused on creating an inclusive culture and diverse associate base where all associates believe they belong and are empowered to be themselves. We believe having a workforce of associates from diverse backgrounds makes us better and promotes creativity, innovation, and achievement.
The Board believes the adoption of this proposal is unnecessary because Walmart has already reviewed its business and identified primary areas where we can make a difference; because Walmart is considering a broad range of stakeholder inputs as it pursues its equity objectives; because Walmart policies strictly forbid discrimination based on an individual’s race, ethnicity, or other protected categories; and in light of Board committee oversight of the company’s equity and inclusion strategies.
We have examined our business and identified equity focus areas
For Walmart, equity is when people of every gender, race, ability, and orientation have what they need to thrive, and diverse identity is no longer a determining factor in shaping an individual’s life outcomes. Walmart has extensively examined its business practices through an equity lens and identified four primary arenas in which it can make a positive impact from an equity perspective. In mid-2020, we established four shared-value networks (“SVNs”) in these arenas. Each SVN is charged with studying national systems and pursuing business strategies that draw on Walmart’s capabilities to contribute to positive and lasting change:
•Our Criminal Justice SVN is focused on matters such as, for example, evaluating programs and partnerships to provide retail and community-based implicit bias training; assessing alternative justice programs that help retailers minimize or eliminate negative individual interactions with law enforcement; creating pathways to employment for re-entrants and evolving hiring practices so non-violent, formerly incarcerated persons are appropriately considered, onboarded, and integrated.
•Our Education SVN is focused on equitable advancement with training and reskilling, including leveraging Walmart Academy to deliver high-quality, low-cost training in the communities where we operate while advocating for laws that provide access to educational programming and job training.
•Our Financial SVN is focused on empowering associates to strengthen their financial capabilities, reduce stress and make choices that lead to a healthier financial future, with embedded and intentional efforts to advance racial equity.
•Our Healthcare SVN is focused on exploring ways to improve food insecurity and nutrition education, infant and maternal health, and exploring ways to enable access to quality care and drive innovation that delivers improvements in the fight against diabetes, hypertension, and high cholesterol.
SVNs make recommendations to the SVN steering committee, led by our President and CEO, who assigns responsibility for implementing promising initiatives to relevant business units and oversees progress.
In addition, Walmart and Walmart Foundation committed up to $100 million over five years to create the Center for Racial Equity (the “Center”), which seeks to complement and extend the societal impact of our business initiatives in the same four focus areas as our SVNs. The Center supports efforts such as research, advocacy, innovation of practices and tools, stakeholder convenings, and nonprofit capacity building.
Walmart considers a broad range of stakeholder inputs
Walmart has been deliberate in considering a wide range of viewpoints in designing and executing programs focused on inclusion. Our global Culture, Diversity, Equity, and Inclusion (“CDEI”) vision is “Everyone Included.” As we strive for equity and inclusion within our people processes, we have sought out and incorporated feedback from a broad group of stakeholders. In 2018, we undertook an effort to assess the health of Walmart’s talent lifecycle through a diversity and inclusion lens. We assessed our human resources and talent processes and diversity data, interviewed a broad group of associates to gather their perspectives and feedback, held focus group and listening sessions with associate resource groups, and held a workshop with senior leaders, including members of the President’s Inclusion Council. This assessment has led to adjustments in our hiring, promotion, training, and development processes and has helped shape our Inclusive Leadership Expectations.
Additionally, the President’s Inclusion Council advises our President and CEO and the broader organization on potential ways we can sharpen our culture and become more inclusive. The council features a representative from each business segment and corporate function, including people of different races, ethnicities, and genders.

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Shareholder Proposals
We pursue equity in conformity with our global anti-discrimination policies
Walmart is committed to a workplace that is free of discrimination, and our equity strategies are consistent with that commitment. Our Code of Conduct and our Global Discrimination and Harassment Prevention Policy prohibit any discriminatory action based on an individual’s protected status in all aspects of our business, including termination, refusing to hire, denying training, failing to promote, discriminating in pay, or other terms, conditions, or privileges of employment. These policies protect associates of all races, genders, and ethnicities regardless of whether the individual is a member of a minority, plurality, or majority. Associates have access to a variety of resources to confidentially report concerns or grievances, and Walmart strictly forbids retaliation against any associate who reports a concern in good faith. We train our associates to be able to recognize and speak up about retaliation and other issues.
Board committee oversight of our CDEI strategies
The CMDC, according to its charter, has responsibility for reviewing and advising management regarding our company’s CDEI strategies, programs, and initiatives. Management provides regular CDEI updates to senior leadership, including our President and CEO, and the CMDC.
Summary
Walmart is focused on supporting a workplace culture where every associate is included, regardless of gender, race, ethnicity, or other protected status. Our current CDEI strategies and initiatives are based on a deliberate examination of our business priorities and equity issues in society, accounting for the perspectives of a diverse group of associates against the backdrop of our global anti-discrimination policies, and they are subject to Board committee oversight. Therefore, the Board believes the audit and report requested by the proposal is largely duplicative of the work already undertaken by the company and would otherwise distract management from the implementation and execution of our many business and CDEI strategies and initiatives.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal, if properly presented at the meeting.

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Shareholder Proposals

PROPOSAL NO. 9 Report on Charitable Donation Disclosures

The National Legal and Policy Center has advised us that it or an appointed representative will present the following proposal for consideration during the 2022 Annual Shareholders’ Meeting.

Request for Charitable Donation Disclosure
RESOLVED:
The shareholders request that Walmart Inc. (“Company”) provide a report, published on the company’s website and updated semi-annually – and omitting proprietary information and at reasonable cost – that discloses, itemizes and quantifies all Company charitable donations, aggregated by recipient name & address each year for contributions that exceed $999 annually.
This report shall include:
1.Monetary and non-monetary contributions made to non-profit organizations operating under Section 501(c)(3) and 501(c)(4) of the Internal Revenue Code, and any other public or private charitable organization;
2.Policies and procedures for charitable contributions (both direct and indirect) made with corporate assets;
3.Rationale for each of the charitable contributions.
SUPPORTING STATEMENT:
Walmart Inc.’s assets belong to its shareholders. The expenditure or distribution of corporate assets, including charitable contributions, should be consistent with shareholder interests. Accordingly, the Company’s policies and procedures for charitable contributions should be disclosed to shareholders.
Company executives exercise wide discretion over the use of corporate assets for charitable purposes. Absent a system of transparency and accountability for charitable contributions, Company executives may use Company assets for objectives that are not shared by and may be inimical to the interests of the Company and its shareholders.
Current disclosure is insufficient to allow the Company’s Board, its shareholders, and its current and prospective customers to fully evaluate the charitable use of corporate assets.
There is currently no single source providing shareholders the information sought by this resolution.

Walmart’s Statement in Opposition to Proposal No. 9
We recommend shareholders vote against this proposal because Walmart and the Walmart Foundation already provide robust and meaningful disclosures regarding corporate and Walmart Foundation giving, allowing shareholders and other interested stakeholders to understand our charitable giving strategy, how our giving aligns with that strategy, and our approach to governance for these matters.
Giving strategies and transparency
The Walmart.org website provides transparency regarding Walmart corporate and Walmart Foundation giving. Our giving aligns with four primary strategic pillars: (i) Creating opportunity: supporting the creation of economic opportunity in retail and diversity in global talent pipelines; (ii) Advancing sustainability: supporting tools and initiatives directed at advancing global progress on climate, waste, nature, and people in supply chains; (iii) Strengthening community: providing support for local communities and associates, healthier food for all, and disaster preparedness and relief; and (iv) Center for Racial Equity: addressing the drivers of systemic racism in society and accelerating change within the arenas of finance, health, education, and criminal justice. Each strategic pillar has its own dedicated section on the Walmart.org website that provides details about the specific areas of focus for that pillar, including individual program strategies and examples of grants or in-kind donations made.

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Shareholder Proposals
As discussed in our ESG brief titled “Serving Communities,” which is available on the Walmart corporate website, total Walmart and Walmart Foundation giving has been greater than $1.4 billion in each of the last several years. Giving includes both in-kind donations and cash donations (i.e., grants).
•In-kind donations: Food donations and other in-kind donations generally represent over $1 billion of the $1.4 billion donated annually. As discussed in our ESG brief titled “Serving Communities,” in fiscal 2021 our U.S. stores, clubs, and distribution centers Walmart donated more than 627 million pounds of food. Other in-kind donations are primarily for disaster relief, including, for example, natural disasters and the COVID-19 pandemic, and in-kind support for community organizations. Examples include product donations to communities impacted by hurricanes, wildfires, and tornadoes, and oxygenation equipment to support NGOs battling COVID-19 in India.
•Cash grants: Historically, cash grants have represented approximately $300 million of our annual giving. Walmart and the Walmart Foundation provide meaningful information regarding the recipients of and purposes behind many of these grants. The table below provides some examples of cash grants that are administered by Walmart.org and listed on the Walmart.org website.

Grant Amount ≥ $25,000 Walmart Corporate Giving and Walmart Foundation Giving
•Individual grants applied for and administered by Walmart.org for fiscal 2021 and fiscal 2022 are listed on the Walmart.org website.
•For each fiscal 2021 and 2022 grant listed on the Walmart.org website, the name of the grantee, alignment with a Walmart.org strategic program, and giving purpose is also provided. Additional information is available for a majority of grants made during fiscal 2022.

Grant Amount < $25,000

Walmart Corporate Giving	Walmart Foundation Giving
•For illustrative purposes, Walmart disbursed more than 44,500 grants of less than $25,000 in fiscal 2021.
•The majority of these are small grants made under our $45 million Local Community grant program. Walmart’s more than 5,300 stores, clubs, and distribution centers in the U.S. support local community organizations under the Strengthening Communities strategic pillar of our overall giving strategy. These facilities are permitted to make individual grants ranging from $250 to $5,000. To be eligible for these grants, a nonprofit organization must operate on the local level (or be an affiliate/chapter of a larger organization that operates locally) and directly benefit the service area of the facility. Organizations applying for a Local Community grant must be registered through CyberGrants Front Door, a portal that facilitates the verification of an organization’s status as a nonprofit.
•The vast majority of other grants in this range are grants through Walmart’s Volunteerism Always Pays program and other similar matching programs.
•Grants are disclosed through the Walmart Foundation’s annual Form 990

Giving governance
Finally, the Walmart.org website also summarizes our approach to governance for corporate and Walmart Foundation giving, including executive oversight of Walmart giving and Walmart Foundation board of directors oversight of Walmart Foundation giving.
Summary
We agree that transparency about our and Walmart Foundation’s giving strategies and actions is important. However, we believe our current disclosures allow shareholders and other stakeholders to understand our giving strategies and how our giving aligns with these strategies. Therefore, we do not believe the adoption of this proposal is necessary.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal, if properly presented at the meeting.

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PROPOSAL NO. 10 Report on Lobbying Disclosures

Zevin Asset Management, on behalf of Ellen Sarkisian, and another co-filer have advised us that it or an appointed representative will present the following proposal for consideration during the 2022 Annual Shareholders’ Meeting.

Whereas, we believe in full disclosure of Walmart's direct and indirect lobbying activities and expenditures to assess whether Walmart's lobbying is consistent with its expressed goals and shareholder interests.
Resolved, shareholders of request the preparation of a report, updated annually, disclosing:
1.Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.Payments by Walmart used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.Description of management's decision-making process and the Board's oversight for making payments described above.
For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which Walmart is a member.
Both "direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state and federal levels.
The report shall be presented to the Nominating and Governance Committee and posted on Walmart's website.
Supporting Statement: Walmart spent $73,370,000 from 2010 — 2020 on federal lobbying. Walmart deserves credit as a leader for its state lobbying disclosure. Yet shareholders face a dark money blind spot, as Walmart fails to disclose its memberships in or payments to trade associations and social welfare organizations or the amounts used for lobbying, including grassroots.
Companies can give unlimited amounts to third party groups that spend millions on lobbying and undisclosed grassroots activity. These groups may be spending "at least double what's publicly reported."[1] The federal Lobbying Disclosure Act does not require reporting of grassroots lobbying, and disclosure is uneven or absent in states. Walmart is a member of the Chamber of Commerce, which has spent over $1.7 billion on lobbying since 1998, and serves on the boards of the Business Roundtable and National Retail Federation (NRF), which together spent $23,435,000 on lobbying in 2019 and 2020. The Business Roundtable and Chamber Commerce have drawn attention for launching a "massive lobbying blitz" against raising corporate taxes to pay for infrastructure."[2]
We are concerned that Walmart's lack of disclosure presents reputational risk when its lobbying contradicts Walmart's public positions. For example, Walmart pledged $100 million to advance racial equity, including on criminal justice,[3] yet donates to trade associations like NRF promoting harsher shoplifting penalties.[4] Walmart supports diversity, equity and inclusion, yet the Chamber lobbied against the For the People Act.[5] Walmart believes in addressing climate change, yet the Chamber and BRT lobby to block climate action.[6] And while Walmart has drawn scrutiny for avoiding federal taxes,[7] its trade associations are lobbying against raising corporate taxes to fund infrastructure.

1https://theintercept.com/2019/08/06/business-group-spending-on-lobbying-in-washington-is-at-least-double-whats-publicly-reported/.
2https://www.washingtonpost.com/us-policy/2021/08/31/business-lobbying-democrats-reconciliation/.
3https://corporate.walmart.com/newsroom/2020/06/12/advancing-our-work-on-racial-equity.
4https://wamu.org/story/20/10/16/when-shoplifting-is-a-felony-retailers-back-harsher-penalties-for-store-theft/.
5https://thehill.com/business-a-lobbying/business-a-lobbying/554430-watchdog-group-launches-campaign-to-pressure?rl=1.
6https://www.desmog.com/2021/10/22/corporate-tech-giants-climate-action-oil-lobbyists-state-capitols/.
7https://theintercept.com/2021/09/06/infrastructure-bill-companies-tax-increase/.

2022 Proxy Statement	99

Shareholder Proposals
Walmart’s Statement in Opposition to Proposal No. 10
Good public policy is good for business because it promotes a stable and predictable business environment and supports public goods that allow businesses and their stakeholders to thrive, including a cohesive society, a growing economy, a healthy environment, fair competition, and infrastructure. Public policy can also catalyze positive action on issues that are important to business and society.
Together with government and civil society, businesses play an important role in addressing societal issues. Walmart engages in public policy discussions to promote the interests of our business, customers, associates, communities, and other stakeholders by focusing on issues that align with our shared value approach.
We believe transparency regarding our public policy priorities, direct public policy advocacy, political contributions, trade association engagement, and governance of public policy activities builds trust with our stakeholders and aids in making the public case on our priority issues. While we have publicly reported on our federal and state lobbying activities, public policy priorities, and political contributions for many years, we have substantially enhanced our policies and disclosures in the last year in response to stakeholder feedback, including by publishing a dedicated ESG brief titled “Engagement in public policy" that provides a comprehensive view of our public policy activities.
We recommend shareholders vote against this proposal because we believe Walmart’s current disclosures allow shareholders and other stakeholders to understand our priorities and practices. For example:
•Governance. Walmart’s Government Relations Policy (updated and republished in 2022) sets forth our policies and procedures relating to interactions with public officials, political contributions, trade association memberships and reviews, Board and Board committee oversight of public policy activities, and transparency. Our ESG brief titled “Engagement in public policy” provides recent examples of relevant topics management has discussed with the NGC.
•Public policy priorities. Walmart has described its public policy priorities, advocacy strategy, and engagements in our ESG reporting and predecessor reporting since 2013. Our ESG brief titled “Engagement in public policy” describes our approach to prioritizing policy issues and identifies current priority issues, including those related to climate change, corporate tax policy, healthcare, individual data privacy, marketplace trust and transparency, racial equity, and trade and manufacturing.
•Advocacy activity. Walmart has made state and federal lobbying information available on our Investor Relations website since 2015, and our federal lobbying activity is already publicly available via the U.S. Senate website. Additionally, our ESG brief titled “Engagement in public policy” provides examples of direct engagements with policymakers, engagements with trade associations, and public-facing advocacy (e.g., blogs, op-eds, articles, podcasts, and engagements through forums) on priority issues including those related to climate change and racial equity.
•Political contributions. The Walmart Inc. Political Action Committee for Responsible Government (WALPAC) allows eligible Walmart associates to help to elect lawmakers (regardless of political party affiliation) at the federal level and in certain states. All contributions at the federal level are available to the public via the U.S. Senate website, and Walmart has described WALPAC’s governance and strategies in our ESG brief titled “Engagement in public policy.”
•Trade associations. Walmart is a member of certain trade associations and coalitions that the company believes can assist us in achieving our long-term strategic objectives. Some of these trade associations engage in lobbying and policy advocacy. Walmart has disclosed its major trade association memberships (i.e., those to which Walmart contributed $25,000 or more in 2021), explained how we engage trade associations and evaluate our memberships and funding, and provided examples of how Walmart has engaged trade associations on public policy matters. Walmart also has disclosed other organizations and coalitions it supports that are active in shaping policy on ESG priority issues, and the Walmart.org website discloses recipients of grants $25,000 and above over the last two fiscal years.
Summary
Walmart is transparent about its direct and indirect lobbying activities, public policy priorities and strategies, political contributions, and trade association memberships. This transparency allows our shareholders and other stakeholders to evaluate the company’s positions for consistency with Walmart’s expressed goals and shareholder interests. Therefore, we believe the adoption of this proposal and the preparation of the requested report is unnecessary.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal, if properly presented at the meeting.

100	www.walmart.com

STOCK OWNERSHIP

Equity Compensation Plan Information
The following table provides certain information as of the end of fiscal 2022 with respect to Shares that may be issued under our company’s existing equity compensation plans.

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	24,346,813	(1)	59.40	(2)	177,770,466	(3)
Equity compensation plans not approved by security holders	0		0		0
TOTAL	24,346,813		59.40	(2)	177,770,466
(1)In addition to options to purchase Shares, this amount includes 5,041,810 Shares that may be issued upon the vesting of performance equity granted under the Stock Incentive Plan, which represents the maximum number of Shares that may be issued upon the vesting of this performance equity if maximum performance goals are achieved for each performance cycle, and 17,283,454 Shares that may be issued upon the vesting of restricted stock units granted under the Stock Incentive Plan. This amount also includes 2,018,644 Shares deferred in the form of Shares by officers and Outside Directors.
(2)Represents the weighted average exercise price as of January 31, 2022, of options to purchase 2,905 Shares. This weighted average does not take into account Shares that may be issued upon the vesting of other forms of equity described in footnote (1) above.
(3)This amount includes 98,685,902 Shares available under the Associate Stock Purchase Plan and 79,084,564 Shares available under the Stock Incentive Plan.
Holdings of Major Shareholders
The following table lists the beneficial owners of greater than 5% of the Shares outstanding as of April 8, 2022. As of April 8, 2022, there were 2,752,781,875 Shares outstanding.

			Shared Voting and Investment Power
Name and Address of Beneficial Owner(1)	Direct or Indirect Ownership with Sole Voting and Investment Power		Shared, Indirect Ownership Through Walton Enterprises, LLC(1)		Shared, Indirect Ownership Through the Walton Family Holdings Trust(1)		Other Indirect Ownership with Shared Voting and Investment Power	Total	Percent of Class
Alice L. Walton	6,748,580		1,000,891,131	(3)	286,539,635	(4)	0	1,294,179,346	47.01%
Jim C. Walton	10,507,124	(2)	1,000,891,131	(3)	286,539,635	(4)	0	1,297,937,890	47.15%
John T. Walton Estate Trust	0		1,000,891,131	(3)	0		0	1,000,891,131	36.36%
S. Robson Walton	3,217,600		1,000,891,131	(3)	286,539,635	(4)	0	1,290,648,366	46.89%
(1)The business address of Alice L. Walton, Jim C. Walton, the John T. Walton Estate Trust, S. Robson Walton, Walton Enterprises, LLC, and the Walton Family Holdings Trust is P.O. Box 1508, Bentonville, Arkansas, 72712.
(2)Jim C. Walton has pledged 4,251,488 of the Shares directly owned by him as security for a line of credit extended to a company not affiliated with Walmart.
(3)Walton Enterprises, LLC holds a total of 1,000,891,131 Shares. Alice L. Walton, Jim C. Walton, and S. Robson Walton share voting and dispositive power with respect to all Shares held by Walton Enterprises, LLC, individually as managing members of Walton Enterprises, LLC, and in their capacities as cotrustees of the John T. Walton Estate Trust, which is also a managing member of Walton Enterprises, LLC. The managing members of Walton Enterprises, LLC have the power to sell and vote those Shares.
(4)The Walton Family Holdings Trust holds a total of 286,539,635 Shares. Alice L. Walton, Jim C. Walton, and S. Robson Walton, as cotrustees, share voting and dispositive power.

2022 Proxy Statement	101

Stock Ownership
Holdings of Officers and Directors
This table shows the number of Shares held by each director and NEO on April 8, 2022. It also shows the Shares held by all of Walmart’s directors and Executive Officers as a group on that date. As of April 8, 2022, there were 2,752,781,875 Shares outstanding.

Name of Beneficial Owner	Direct or Indirect with Sole Voting and Investment Power(1)	Indirect with Shared Voting and Investment Power	Total	Percent of Class
M. Brett Biggs	295,244	0	295,244	*
Cesar Conde	5,483	0	5,483	*
Timothy P. Flynn	42,462	0	42,462	*
Sarah J. Friar	11,938	0	11,938	*
John R. Furner	274,352	0	274,352	*
Carla A. Harris	10,739	0	10,739	*
Thomas W. Horton	14,603	0	14,603	*
Suresh Kumar	423,501	0	423,501	*
Marissa A. Mayer	34,835	0	34,835	*
Judith J. McKenna	302,116	72,290	374,406	*
Kathryn McLay	228,586	0	228,586	*
C. Douglas McMillon(2)	1,548,115	351,302	1,899,417	*
Gregory B. Penner	71,249	482,878	554,127	*
Steven S Reinemund	28,247	0	28,247	*
Randall L. Stephenson	10,300	0	10,300	*
S. Robson Walton(3)	3,217,600	1,287,430,766	1,290,648,366	46.89%
Steuart L. Walton	49,558	0	49,558	*
Directors and Executive Officers as a Group (21 persons)	7,031,802	1,288,337,236	1,295,369,038	47.06%
*    Less than 1%
(1)These amounts include Shares of unvested restricted stock and restricted stock units held by certain Executive Officers and stock units deferred by certain Outside Directors and certain Executive Officers. For John R. Furner, this amount includes 4,880 deferred stock units that settle in the form of cash upon payout. These amounts also include Shares that the following persons had a right to acquire within 60 days after April 8, 2022, through vested Shares they hold in the 401(k) Plan:

Name	Shares Held in the 401(k) Plan
C. Douglas McMillon	1,837
John R. Furner	1,795
M. Brett Biggs	419
Directors and Executive Officers as a Group (21 persons)	4,051
(2)C. Douglas McMillon also holds 1,900 American Depository Receipts of Wal-Mart de Mexico, S.A.B. de C.V. and 1,200 American Depository Receipts of Massmart Holdings Ltd. These holdings represent less than 1% of each class of security.
(3)The amount shown for S. Robson Walton includes 1,000,891,131 Shares held by Walton Enterprises, LLC and 286,539,635 held by the Walton Family Holdings Trust.

102	www.walmart.com

ANNUAL MEETING INFORMATION

What is a proxy statement, and what is a proxy?
A proxy statement is a document that SEC rules require us to provide you when we ask you to vote on certain matters at a meeting of our shareholders or when we ask you to sign a proxy designating certain individuals to vote on those matters on your behalf. A proxy is your legal designation of another person to vote the Shares you own at a meeting of our shareholders. If you designate someone as your proxy in a written document or electronic transmission, that document or electronic transmission is called a proxy. By signing the proxy card we provide to you or by submitting your proxy over the internet or by telephone, you will designate our Chairman and our CEO as your proxies to cast your vote during the 2022 Annual Shareholders’ Meeting. Walmart’s Board is soliciting your proxy to vote your Shares during the 2022 Annual Shareholders’ Meeting and, if necessary or appropriate, any adjournment or postponement thereof. Walmart pays the cost of soliciting your proxy and reimburses brokers and others for forwarding to you the proxy statement, proxy card, or voting instruction form, and Annual Report to Shareholders and, for certain shareholders, the notice of internet availability of our proxy materials.
2022 Annual Shareholders’ Meeting – Virtual Meeting
When is the 2022 annual shareholders’ meeting?
Our annual shareholders’ meeting this year will be a virtual meeting only and will be conducted via live audio webcast beginning at 10:30 a.m. Central Time on Wednesday, June 1, 2022. There will be no physical meeting location. Although our 2022 Annual Shareholders’ Meeting will be held online as a virtual meeting only, shareholders who held Shares as of the record date for the meeting can still participate in the virtual meeting and ask questions about matters that are relevant to the items of business included in the notice of the meeting as set forth on page 3 above.
How can I participate in the 2022 annual shareholders’ meeting?
Shareholders who owned Shares as of the close of business on April 8, 2022 are entitled to participate in the 2022 Annual Shareholders’ Meeting. Other guests may also listen to the live audio webcast by visiting the “Investors” section of our corporate website at http://stock.walmart.com/investors, but such guests may not vote or ask questions during the 2022 Annual Shareholders' Meeting.
Shareholders of record owning Shares at the close of business on April 8, 2022 are entitled to participate in and vote at the meeting. To participate in the meeting, including to vote, ask questions, and view the list of registered shareholders as of the record date during the meeting, shareholders of record should go to the meeting website at www.virtualshareholdermeeting.com/WMT2022, enter the 16-digit control number found on your proxy card or notice of internet availability of our proxy materials, and follow the instructions on the website. If your Shares are held in street name and your voting instruction form or notice of internet availability of our proxy materials indicates that you may vote those Shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the meeting with the 16-digit access code indicated on that voting instruction form or notice of internet availability of our proxy materials. Otherwise, shareholders who hold their Shares in street name should contact their bank, broker, or other nominee (preferably at least 5 days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the meeting. You will be allowed to log in as early as 30 minutes before the start time on Wednesday, June 1, 2022.
The virtual meeting platform is supported across internet browsers and devices (e.g., desktops, laptops, tablets, and cell phones). If you intend to join the live webcast, you should ensure that you have a strong WiFi or internet connection. We encourage you to access the virtual meeting before it begins, and you should give yourself plenty of time to log in and ensure that you can hear streaming audio prior to the start of the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.
In the event technical issues or other events delay or disrupt the company’s ability to convene the meeting for longer than 30 minutes, the company will make an announcement on the “Investors” section of our corporate website at http://stock.walmart.com/investors regarding a date, time and place for reconvening the 2022 Annual Shareholders’ Meeting. In the event of disorder, technical malfunction or other significant problem that disrupts the 2022 Annual Shareholders’ Meeting, the chair of the meeting may adjourn, recess, or expedite the 2022 Annual Shareholders’ Meeting, or take such other action as the chair of the meeting determines is appropriate in light of the circumstances.

2022 Proxy Statement	103

Annual Meeting Information
How do I ask a question during the 2022 annual shareholders' meeting?
After logging into the meeting, shareholders who held Shares at the close of business on April 8, 2022 may submit questions about the items being voted on by shareholders during the 2022 Annual Shareholders' Meeting or that are otherwise pertinent to the company. Questions submitted must comply with the rules of conduct for the meeting, which will be available to shareholders on the virtual meeting website. Questions from multiple shareholders about the same topic or otherwise generally related may be grouped together, summarized, and answered together at once, and we reserve the right to exclude questions regarding topics that are not pertinent to the meeting, our company, or that are not compliant with the rules of conduct for the meeting. We will endeavor to answer as many pertinent questions as time permits. Responses to pertinent questions that we do not have time to answer during the meeting will be posted to the "Investors" section of our corporate website at http://stock.walmart.com/investors as soon as practicable after the meeting.
If I am unable to participate at the time of the 2022 annual shareholders’ meeting, can I watch or listen at a later time?
If you are unable to participate at the time of the virtual meeting, the audio of the 2022 Annual Shareholders’ Meeting will be available on our corporate website at https://stock.walmart.com/investors for a limited time after the meeting.
Voting
What is the quorum requirement for holding the 2022 annual shareholders’ meeting?
The holders of a majority in voting power of the Shares outstanding and entitled to vote as of the record date for the meeting must be present online at the scheduled time or represented by proxy for business to be transacted at the meeting. As of the close of business on April 8, 2022, the record date for the 2022 Annual Shareholders’ Meeting, Walmart had 2,752,781,875 Shares outstanding.
Who may vote at the 2022 annual shareholders’ meeting?
You may vote during the 2022 Annual Shareholders’ Meeting on Wednesday, June 1, 2022, if you were the holder of record of Shares at the close of business on April 8, 2022, the record date set by the Board for determining those shareholders who are entitled to receive notice of, and to vote on matters at, the 2022 Annual Shareholders’ Meeting. You are entitled to one vote for each director nominee and on each other matter properly presented at the 2022 Annual Shareholders’ Meeting for each Share you owned of record as of close of business on the record date.
If your Shares are registered directly in your name with the company’s transfer agent, Computershare Trust Company, N.A., you are considered a shareholder of record with respect to these Shares. Some shareholders hold Shares through a bank, broker, or other nominee, and are often said to hold these shares in “street name.” These shareholders are considered “beneficial owners” of those Shares. Unless expressly stated otherwise in your voting instruction form or notice of internet availability of our proxy materials, if you held Shares as a beneficial owner in “street name” at the close of business on April 8, 2022, you must obtain a legal proxy, executed in your favor, from the holder of record of those Shares as of that time, to be entitled to be admitted to and participate in the meeting and to vote those Shares during the meeting.
How do I vote?
The process for voting your Shares depends on how your Shares are held. Generally, as discussed above, you may hold Shares as a “record holder” (that is, in your own name) or in “street name” (that is, through a nominee, such as a broker or bank). As explained above, if you hold Shares in “street name,” you are considered to be the “beneficial owner” of those Shares.
Voting by record holders. If you are a record holder, you may submit a proxy with your voting instructions or you may vote during the virtual meeting on Wednesday, June 1, 2022. If you are a record holder and would like to submit your proxy prior to the 2022 Annual Shareholders’ Meeting, you may do so using one of the following four ways:

go to the website www.proxyvote.com and follow the instructions provided;	scan the QR code on your proxy card or notice of internet availability of the proxy materials with your mobile device and follow the instructions provided;	call 1-800-690-6903 using a touch-tone phone (toll charges may apply for calls made from outside the United States) and follow the instructions provided; or	if you received a proxy card in the mail, complete, sign, date, and mail the proxy card in the return envelope provided to you.

Please note that proxies will not be accepted by telephone or internet voting (i.e., before the meeting via www.proxyvote.com) following 11:59 p.m. Eastern Time on May 31, 2022. If you wish to submit a proxy to vote by telephone or internet before the meeting, follow the instructions on your proxy card (if you received a paper copy of the proxy materials) or in the notice of internet availability of the proxy materials. If you received a proxy card in the mail and wish to vote by completing and returning the proxy card via mail, please note that your completed proxy card must be received before the polls close for voting during the 2022 Annual Shareholders’ Meeting on Wednesday, June 1, 2022.

104	www.walmart.com

Annual Meeting Information
If you plan to participate in the 2022 Annual Shareholders’ Meeting on Wednesday, June 1, 2022, and you wish to vote during such time, the virtual meeting platform will allow you to vote your Shares during the meeting. Even if you vote by proxy prior to June 1, 2022, you may still participate in the 2022 Annual Shareholders’ Meeting.
Voting by beneficial owners of shares held in “street name.” If your Shares are held in the name of a broker, bank, or other nominee (that is, your Shares are held in “street name”), you should receive separate instructions from the record holder of your Shares describing how to vote your Shares. If your Shares are held in the name of a broker, bank, or other nominee and you want to vote during the virtual meeting, you will need the unique 16-digit control number which appears on the instructions that accompanied the notice of internet availability or the proxy materials that you received or a legal proxy from your broker, bank, or other nominee holder as well as the unique 16-digit control number.
Voting of shares held in the 401(k) plan or the Walmart Puerto Rico 401(k) plan. If your Shares are held through the 401(k) Plan or the Walmart Puerto Rico 401(k) Plan, you must provide instructions on how you wish to vote your Shares held through such plans no later than 11:59 p.m. Eastern Time on May 25, 2022. If you do not provide such instructions by that time, your Shares will be voted by the Retirement Plans Committee of the respective plan in accordance with the rules of the applicable plan.
What are my voting choices for each of the proposals to be voted on during the 2022 annual shareholders’ meeting?
On Wednesday, June 1, 2022, you are voting on the following items:
PROPOSAL NO. 1: ELECTION OF 11 DIRECTORS
Voting choices and board recommendation:
•vote in favor of each nominee;
•vote in favor of one or more specific nominees;
•vote against each nominee;
•vote against one or more specific nominees;
•abstain from voting with respect to each nominee; or
•abstain from voting with respect to one or more specific nominees.
The Board recommends a vote FOR each of the nominees.
PROPOSAL NO. 2: NON-BINDING, ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Voting choices and board recommendation:
•vote in favor of the advisory resolution;
•vote against the advisory resolution; or
•abstain from voting on the advisory resolution.
The Board recommends a vote FOR the advisory resolution.
PROPOSAL NO. 3: RATIFICATION OF EY’s APPOINTMENT AS INDEPENDENT ACCOUNTANTS FOR FISCAL 2023
Voting choices and board recommendation:
•vote in favor of the ratification;
•vote against the ratification; or
•abstain from voting on the ratification.
The Board recommends a vote FOR the ratification.
PROPOSAL NOS. 4-10: SHAREHOLDER PROPOSALS APPEARING IN THIS PROXY STATEMENT, IN EACH CASE, IF PROPERLY PRESENTED AT THE MEETING
Voting choices and board recommendation:
•vote in favor of each shareholder proposal;
•vote against each shareholder proposal;
•vote in favor of one or more shareholder proposals;
•vote against one or more shareholder proposals;
•abstain from voting on one or more shareholder proposals; or
•abstain from voting on all shareholder proposals.
The Board recommends a vote AGAINST each of the shareholder proposals.

2022 Proxy Statement	105

Annual Meeting Information
Who counts the votes? Are my votes confidential?
Broadridge will count the votes. The Board has appointed two employees of Broadridge as the inspectors of election. Your proxy card or ballot and voting instructions (including proxies cast by phone, mobile device, or over the internet) will not be disclosed unless the law requires disclosure, you request disclosure, or your vote is cast in a contested election (a “contested election” is explained in more detail below). If you write comments on your proxy card or ballot, your comments will be provided to Walmart by Broadridge, but how you voted will remain confidential.
What vote is required to elect a director at the 2022 annual shareholders’ meeting?
To be elected in an “uncontested election” of directors, which under our Bylaws is an election in which the number of nominees for director is not greater than the number of directors to be elected, a director nominee must receive affirmative votes representing a majority of the votes cast by the holders of Shares present or represented by proxy at the meeting and entitled to vote on the election of directors (a “majority vote”). To be elected in a “contested election” of directors, which our Bylaws define as an election in which the number of nominees for director is greater than the number of directors to be elected, directors will be elected by a plurality of the votes of the holders of Shares present or represented by proxy at the meeting and entitled to vote on the election of directors. We expect the election of directors at the 2022 Annual Shareholders’ Meeting to be an uncontested election.
What happens if a director nominee fails to receive a majority vote in an uncontested election at the 2022 annual shareholders’ meeting?
Any incumbent director who is a director nominee and who does not receive a majority of the votes cast must promptly tender his or her offer of resignation as a director to the Chairman of the Board for consideration by the Board. Each director standing for election at the 2022 Annual Shareholders’ Meeting has agreed to resign, effective upon acceptance of such resignation by the Board, if he or she does not receive a majority of the votes cast. The Board must accept or reject the resignation within 90 days following certification of the shareholder vote in accordance with the procedures established by the Bylaws.
If a director’s resignation offer is not accepted by the Board, that director will continue to serve until our company’s next annual shareholders’ meeting and his or her successor is duly elected and qualified or until the director’s earlier death, resignation, or removal.
Any director nominee who is not an incumbent director and who fails to receive a majority of the votes cast in an uncontested election will not be elected as a director, and a vacancy will be left on the Board. The Board, in its sole discretion, may either fill a vacancy resulting from a director nominee not receiving a majority of the votes cast pursuant to the Bylaws or decrease the size of the Board to eliminate the vacancy.
What vote is required to pass the other proposals at the 2022 annual shareholders’ meeting?
At any meeting at which a quorum has been established, the affirmative vote of the holders of a majority in voting power of the Shares present or represented by proxy at the meeting and entitled to vote on the proposal at issue is required for:
•the adoption of the non-binding, advisory resolution to approve the compensation of our NEOs (Proposal No. 2);
•the ratification of the appointment of EY as Walmart’s independent accountants for fiscal 2023 (Proposal No. 3);
•the approval of each of the shareholder proposals, in each case, if properly presented at the meeting (Proposal Nos. 4-10); and
•any other matters properly presented during the meeting.
What is the effect of an “abstention” or a “broker non-vote” on the proposals to be voted on at the 2022 annual shareholders’ meeting?
Abstentions. A Share proxy or ballot marked “abstain” with respect to any proposal is considered as present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Therefore, an abstention will not have any effect on the election of directors. Because each of the other proposals requires the affirmative vote of the holders of a majority in the voting power of the Shares present and entitled to vote on each such proposal, an abstention will have the effect of a vote against each of the other proposals.
Broker Non-Votes. A “broker non-vote” occurs if your Shares are not registered in your name (that is, if you hold your Shares in “street name”) and you do not provide the record holder of your Shares (usually a bank, broker, or other nominee) with voting instructions on any matter as to which, under the NYSE rules for member organizations (such as brokers), a broker may not vote without instructions from you, but the broker nevertheless provides a proxy for your Shares. Shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists, but are not considered “votes cast” or Shares “entitled to vote” with respect to a voting matter. Therefore, a broker non-vote will not have any effect on the outcome of the proposals.

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Annual Meeting Information
Under the NYSE rules for member organizations, matters on which a broker may not vote without your instructions are:
•the election of directors;
•the non-binding, advisory vote to approve the compensation of our NEOs; and
•each of the shareholder proposals described in this proxy statement.
Therefore, if your Shares are not registered in your name and you do not provide instructions to the record holder of your Shares regarding Proposal Nos. 1, 2, and 4-10, a broker non-vote as to your Shares will result with respect to these proposals. The ratification of the appointment of independent accountants is a routine item under the NYSE rules for member organizations. As a result, brokers who do not receive instructions from you as to how to vote on Proposal No. 3 generally may, but are not required to, vote your Shares on that matter in their discretion.
If your Shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your Shares to be voted so you may participate in the shareholder voting on these important matters.
What if I do not specify a choice for a proposal when returning a proxy or a voting instruction form?
We urge all shareholders to express their choices on each voting matter described on the proxy card or the voting instruction form, which you will receive from your broker, bank, or other nominee, if your Shares are held in “street name.”
Shares Owned by Record Holders. If you are a record owner of Shares and you sign and return a proxy card, unless you indicate otherwise, the persons named as proxies on the proxy card will vote your Shares: (i) FOR the election of each of the nominees for director named in this proxy statement; (ii) FOR the non-binding advisory resolution to approve the compensation of our NEOs; (iii) FOR the ratification of the appointment of EY as Walmart’s independent accountants for fiscal 2023; and (iv) AGAINST each of the shareholder proposals appearing in this proxy statement, in each case, if properly presented at the meeting. For any other business or matters properly presented at the 2022 Annual Shareholders’ Meeting, the persons named as proxies on the proxy card shall vote in their discretion.
Shares Held in “Street Name” by Beneficial Owners. If you are a beneficial owner of Shares held in “street name” and you sign and return a voting instruction form to your bank, broker, or other nominee (in accordance with the voting instructions provided by such bank, broker, or other nominee), but do not provide instructions regarding how you wish your Shares to be voted on each of the voting matters described in this proxy statement, then a “broker non-vote” will result with respect to your Shares regarding:
•the election of each of the nominees for director named in this proxy statement;
•the non-binding, advisory resolution to approve the compensation of our NEOs;
•each of the shareholder proposals appearing in this proxy statement; and
•any other matters properly presented at the meeting.
Banks, brokers, and other nominees who do not receive instructions from you regarding the ratification of the appointment of independent accountants generally may, but are not required to, vote on that matter in their discretion.
I completed and returned my proxy card, but I have changed my mind about how I want to vote. Can I revoke my proxy and change my vote?
Yes, if you are a record holder, you may revoke a previously submitted proxy and change your vote by:
•delivering a written notice of revocation to Walmart’s Corporate Secretary at 702 Southwest 8th Street, Bentonville, Arkansas 72716-0215 before the polls close for voting during the 2022 Annual Shareholders’ Meeting;
•signing a proxy bearing a later date than the proxy being revoked and delivering it to Walmart’s Corporate Secretary at the address provided in the Notice of 2022 Annual Shareholders’ Meeting included in this proxy statement before the polls close for voting during the 2022 Annual Shareholders’ Meeting;
•submitting a proxy bearing a later date via the internet (i.e., before the meeting via www.proxyvote.com) or by telephone not later than 11:59 p.m. Eastern Time on May 31, 2022; or
•voting your Shares while logged in and participating in the 2022 Annual Shareholders’ Meeting.
If your Shares are held in street name through a broker, bank, or other nominee, you should contact the record holder of your Shares regarding how to revoke your voting instructions.

2022 Proxy Statement	107

Annual Meeting Information
Proxy Materials
Why did I receive a notice regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?
Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Shareholders’ Meeting to be held on Wednesday, June 1, 2022. This year, we are again taking advantage of the SEC’s rules that allow us to furnish our proxy materials over the internet. As a result, we are mailing to many of our shareholders a notice of internet availability of the proxy materials, rather than a full paper set of the proxy materials.
This notice of internet availability includes instructions on how to access our proxy materials on the internet, as well as instructions on how shareholders may obtain a paper copy of the proxy materials by mail or a printable copy electronically. Shareholders who have affirmatively requested electronic delivery of our proxy materials will receive instructions via email regarding how to access these materials electronically. All other shareholders, including shareholders who have previously requested to receive a paper copy of the materials, will receive a full paper set of the proxy materials by mail.
This distribution process will contribute to our sustainability efforts and will reduce the costs of printing and distributing our proxy materials.
How can I access the proxy materials over the internet? Can I elect to receive proxy materials for future annual meetings electronically? How can I request a paper copy of the proxy materials?
Accessing the Proxy Materials on the Internet. You can access the proxy statement and the Annual Report to Shareholders in the “Investors” section of Walmart’s corporate website at http://stock.walmart.com/annual-reports. In accordance with the SEC’s rules, we do not use software that identifies visitors accessing our proxy materials on our website.
Electing to Receive Proxy Materials for Future Annual Shareholders’ Meetings Electronically. If you wish to join in Walmart’s sustainability efforts, you can instruct Walmart to deliver its proxy materials for future annual shareholders’ meetings to you electronically by email. If you choose to access future proxy materials electronically, you will receive an email with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials electronically will remain in effect until you terminate it. You may choose this method of delivery in the “Investors” section of Walmart’s corporate website at http://stock.walmart.com/annual-reports.
Obtaining a Paper Copy of the Proxy Materials. If you received a notice regarding the internet availability of the proxy materials, then you will find instructions about how to obtain a paper copy of the proxy materials and the Annual Report to Shareholders in your notice. If you received an email notification as to the availability of the proxy materials, then you will find instructions about how to obtain a paper copy of the proxy materials and the Annual Report to Shareholders as part of that email notification. We will mail a paper copy of the proxy materials and the Annual Report to Shareholders to all shareholders to whom we do not send a notice of availability or an email notification regarding the internet availability of the proxy materials.
What should I do if I receive more than one notice of, or email notification about, the internet availability of the proxy materials or more than one paper copy of the proxy materials?
Some shareholders may receive more than one notice of internet availability, more than one email notification, or more than one paper copy of the proxy materials, including multiple proxy cards.
For example, if you hold your Shares in more than one brokerage account, then you may receive a separate notice of internet availability, a separate email notification, or a separate voting instruction form for each brokerage account in which you hold Shares. If you are a shareholder of record and your Shares are registered in more than one name, then you may receive a separate notice of internet availability, a separate email notification, or a separate set of paper proxy materials and proxy card for each name in which you hold Shares. To vote all of your Shares, you must complete, sign, date, and return each proxy card you receive or submit a proxy to vote the Shares to which each proxy card relates by telephone, internet, or mobile device as described above, or vote online and while logged in during the meeting as described above.
If you have Shares held in one or more “street names,” then you must complete, sign, date, and return to each bank, broker, or other nominee through which you hold Shares each voting instruction form received from that bank, broker, or other nominee (or obtain a proxy from each such nominee holder if you wish to vote during the 2022 Annual Shareholders’ Meeting).

108	www.walmart.com

Annual Meeting Information
What is householding, and how can I enroll or opt-out?
If you are a beneficial owner of Shares, your bank, broker, or other nominee may deliver a single set of proxy materials to any household at which two or more shareholders reside unless contrary instructions have been received from you. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses.
Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting their bank, broker, or other nominee. Alternatively, if you wish to receive a separate set of proxy materials for the 2022 Annual Shareholders’ Meeting or future shareholders’ meetings, we will deliver them promptly upon request made by contacting the Global Investor Relations team by any of the means described on page 31 above.
When will the company announce the voting results?
We expect to report the preliminary voting results in a press release on the afternoon of June 1, 2022, which will be available on our corporate website. We will report the official voting results in a filing with the SEC on or before June 7, 2022.
Shareholder Submissions for the 2023 Annual Shareholders’ Meeting
If you wish to submit a shareholder proposal or nomination for possible inclusion in our proxy statement relating to our 2023 Annual Shareholders’ Meeting, send the proposal or nomination, by registered, certified, or express mail to:
Gordon Y. Allison,
Senior Vice President, Office of the Corporate Secretary, Chief Counsel for Finance and Corporate Governance
Walmart Inc.
702 Southwest 8th Street
Bentonville, Arkansas 72716-0215
Any shareholder proposal, other business, or nomination received by the company after the applicable date will not be included in the company’s proxy statement or on the agenda relating to such annual shareholders’ meeting.

Submissions for inclusion in our 2023 proxy materials relating to our 2023 Annual Shareholders’ Meeting*	Must be delivered to or mailed and received at the company’s principal executive offices:
Nomination of one or more director nominees to be included in our 2023 proxy statement submitted under the proxy access provision of our Bylaws***	no earlier than close of business on November 22, 2022** and no later than close of business on December 22, 2022**
Shareholder proposals submitted under SEC Rule 14a-8 to be included in our 2023 proxy statement	no later than close of business on December 22, 2022
*    Shareholder proposals submitted for inclusion in the company’s proxy statement relating to an annual shareholders’ meeting must comply with all requirements of SEC Rule 14a-8. Nomination of a director nominee to be included in the company’s proxy statement under the proxy access provision of our Bylaws must comply with all of the requirements of our Bylaws.
**    Assumes this proxy statement is first released to shareholders on April 21, 2022. Under our Bylaws, if the date of the 2023 Annual Shareholders’ Meeting is more than 30 days before, or more than 60 days after June 1, 2023, then notice must be delivered to or mailed and received at Walmart’s principal executive offices not more than 150 days prior to the date of the 2023 Annual Shareholders’ Meeting nor less than the later of: (i) 120 days prior to the date of the 2023 Annual Shareholders’ Meeting; or (ii) the tenth day following the day on which a public announcement of the 2023 Annual Shareholders’ Meeting is made.
***     See below for applicable deadlines regarding submissions of nominations or business under our Bylaws other than through proxy access (which is noted above).

Other business to be considered at our 2023 Annual Shareholders’ Meeting*	Must be delivered to or mailed and received at the company’s principal executive offices:
Any other business submitted for consideration at our 2023 Annual Shareholders’ Meeting (pursuant to the advance notice provision of our Bylaws) which will not be included in our 2023 proxy statement**	no earlier than close of business on February 1, 2023** and no later than close of business on March 3, 2023**
*    Each such submission or nomination must be submitted by a shareholder of record and comply with the requirements of the applicable provisions of our Bylaws.
**    Assumes the 2022 Annual Shareholders’ Meeting is held on June 1, 2022. Under our Bylaws, if the date of the 2023 Annual Shareholders’ Meeting is held more than 30 days before, or more than 60 days after June 1, 2023, then notice must be delivered to or mailed and received at Walmart’s principal executive offices not more than 120 days prior to the date of the 2023 Annual Shareholders’ Meeting nor less than the later of: (i) 90 days prior to the date of the 2023 Annual Shareholders’ Meeting; or (ii) the tenth day following the day on which a public announcement of the 2023 Annual Shareholders’ Meeting is made. In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the company's nominees must provide the notice required under SEC Rule 14a-19 no later than April 2, 2023, or not later than the date that is 60 days prior to the one-year anniversary of the 2022 Annual Shareholders' Meeting if such meeting takes place on any day other than June 1, 2022.

2022 Proxy Statement	109

Annual Meeting Information
To review the applicable notice requirements contained in our Bylaws, visit our corporate website at http://stock.walmart.com/ investors/corporate-governance/governance-documents. The Board periodically reviews the Bylaws and approves amendments as it deems appropriate. Any amendments to the Bylaws will be reported in a filing with the SEC, as required by Form 8-K, and the amended Bylaws will be filed as an exhibit to an SEC filing and posted on our corporate website at the web address above.
Other Matters
Our company is not aware of any matters that will be considered at the 2022 Annual Shareholders’ Meeting other than the matters described in this proxy statement. If any other matter is properly presented at the 2022 Annual Shareholders’ Meeting, the persons named in the form of proxy will vote on such matters in their discretion. The proxies also have discretionary authority to vote to adjourn the 2022 Annual Shareholders’ Meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations.

110	www.walmart.com

TABLE OF ABBREVIATIONS

The following abbreviations are used for certain terms that appear in this proxy statement:

401(k) Plan	the Walmart 401(k) Plan
Annual Report to Shareholders	Walmart’s Annual Report to Shareholders for fiscal 2022
Associate or associate	an employee of Walmart or one of its consolidated subsidiaries
Associate Stock Purchase Plan	the Walmart Inc. 2016 Associate Stock Purchase Plan, as amended effective February 1, 2018
Audit Committee	the Audit Committee of the Board
Board	the Board of Directors of Walmart
Board committees	the Audit Committee, the CMDC, the Executive Committee, the NGC, the SPFC, and the TeCC
Broadridge	Broadridge Financial Solutions, Inc., representatives of which will serve as the inspectors of election at the 2022 Annual Shareholders’ Meeting
Bylaws	the amended and restated Bylaws of Walmart, effective as of July 23, 2019
CD&A	the Compensation Discussion and Analysis included in this proxy statement
CEO	the Chief Executive Officer of a company
CFO	the Chief Financial Officer of a company
CMDC	the Compensation and Management Development Committee of the Board
Deferred Compensation Matching Plan or DCMP	the Walmart Inc. Deferred Compensation Matching Plan, as amended effective as of November 11, 2021, and which replaced the Officer Deferred Compensation Plan
Director Compensation Deferral Plan	the Walmart Inc. Director Compensation Deferral Plan, as amended effective as of February 1, 2018
EPS	Diluted earnings per share from continuing operations attributable to Walmart
Exchange Act	the Securities Exchange Act of 1934, as amended
Executive Committee	the Executive Committee of the Board
Executive Officers	those senior officers of our company determined by the Board to be executive officers (as defined by Rule 3b-7 under the Exchange Act) as to whom Walmart has certain disclosure obligations and who must report certain transactions in equity securities of our company under Section 16
EY	Ernst & Young LLP, an independent registered public accounting firm
Fiscal or fiscal [year]	Walmart’s fiscal year ending January 31st
GAAP	generally accepted accounting principles in effect in the United States
Independent Directors	this applies to Walmart directors whom the Board has affirmatively determined have no material relationships with our company pursuant to NYSE Listed Company Rules. This also applies to Audit Committee members who meet the requirements of Section 10A of the Exchange Act and Rule 10A-3 under the Exchange Act. Additionally, CMDC members who meet the requirements of Section 10C of the Exchange Act, Rule 10C-1 under the Exchange Act and the heightened independence requirements under the NYSE Listed Company Rules for compensation committee members are considered independent.
Internal Revenue Code	the Internal Revenue Code of 1986, as amended
Management Incentive Plan or MIP	the Walmart Inc. Management Incentive Plan, as amended effective February 1, 2018
Named Executive Officer or NEO	Walmart’s President and CEO, Walmart’s CFO, the next three most highly compensated Executive Officers other than our CEO and CFO, and the Executive Vice President, President and CEO, Sam's Club, whom Walmart is voluntarily including as an NEO in this proxy statement
NGC	the Nominating and Governance Committee of the Board
NYSE	the New York Stock Exchange

2022 Proxy Statement	111

Table of Abbreviations

NYSE Listed Company Rules	the NYSE’s rules for companies with securities listed for trading on the NYSE, as set forth in the NYSE Listed Company Manual
Officer Deferred Compensation Plan or ODCP	the Wal-Mart Stores, Inc. Officer Deferred Compensation Plan, amended and restated effective January 1, 2009, and which was replaced by the Deferred Compensation Matching Plan, effective on February 1, 2012
Outside Directors or Non-Management Directors	the members of the Board who are not employed by Walmart or a consolidated subsidiary of Walmart
PCAOB	the Public Company Accounting Oversight Board
Return on Investment or ROI	our return on investment, calculated as described in Annex A to this proxy statement
SEC	the United States Securities and Exchange Commission
Section 16	Section 16 of the Exchange Act
SERP	the Wal-Mart Stores, Inc. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2009, which was replaced by the Deferred Compensation Matching Plan, effective February 1, 2012
Share or Shares	a share or shares of Walmart common stock, $0.10 par value per share
SOX	the Sarbanes-Oxley Act of 2002
SPFC	the Strategic Planning and Finance Committee of the Board
Stock Incentive Plan	the Walmart Inc. Stock Incentive Plan of 2015, as amended effective as of February 1, 2018
TeCC	the Technology and eCommerce Committee of the Board
TSR	total shareholder return
Walmart, our company, the company, we, our, or us	Walmart Inc., a Delaware corporation (formerly Wal-Mart Stores, Inc.) and, where the context requires, its consolidated subsidiaries
Walmart Foundation	Wal-Mart Foundation, a Delaware nonprofit corporation funded entirely by contributions from Walmart
Walmart.org	the collective philanthropic initiatives of both Walmart and Walmart Foundation and serves as a website where additional information about these collective philanthropic initiatives can be found

112	www.walmart.com

ANNEX A

Non-GAAP Financial Measures
Certain performance metrics discussed under the caption “Executive Compensation—Compensation Discussion and Analysis” in this proxy statement are considered non-GAAP financial measures under the SEC’s rules because they are calculated by excluding or including amounts that are included or excluded in the calculation of comparable measures calculated and presented in accordance with GAAP.
The company uses these performance metrics, which are calculated in accordance with the terms of the company’s incentive plans (collectively, the “Non-GAAP Performance Metrics”), to determine the amounts, if any, payable under the company’s annual cash incentive plan and the outstanding long-term performance equity held by our NEOs. In accordance with the company’s incentive plans, each Non-GAAP Performance Metric is adjusted by excluding certain items from the calculation of such Non-GAAP Performance Metric, as described under the caption “Executive Compensation—Compensation Discussion and Analysis—Fiscal 2022 Performance Goals and Performance” in this proxy statement (the “Excluded Items”).
The following are the Non-GAAP Performance Metrics discussed in this proxy statement:
•constant currency total company operating income (excluding certain items);
•operating income of our Walmart U.S. segment (excluding certain items);
•operating income of our Sam’s Club segment (excluding certain items);
•constant currency operating income of our Walmart International segment (excluding certain items);
•constant currency total company sales (excluding certain items);
•sales of our Walmart U.S. segment (excluding certain items);
•sales of our Sam’s Club segment (excluding certain items);
•constant currency sales of our Walmart International segment (excluding certain items); and
•our adjusted ROI.
Below, we briefly describe how we calculate each Non-GAAP Performance Metric. As permitted by the SEC’s rules and guidance, we do not: disclose the financial measure calculated and presented in accordance with GAAP that is most directly comparable to each Non-GAAP Performance Metric; discuss the reasons why we believe each Non-GAAP Performance Metric is important information for our shareholders to have; or provide a reconciliation of each Non-GAAP Performance Metric to the most directly comparable financial measure calculated and presented in accordance with GAAP. However, we believe it is important for our shareholders to understand how we calculated each of the Non-GAAP Performance Metrics for purposes of the company’s incentive programs.
In the discussion that follows, when we refer to an “as reported” financial measure, we are referring to a financial measure calculated in accordance with GAAP and reflected in our consolidated statement of income for fiscal 2022.
Constant Currency
Certain of the Non-GAAP Performance Metrics are calculated on a constant currency basis. In describing how we calculate such Non-GAAP Performance Metrics, the term currency exchange rates refers to the currency exchange rates we use to convert the operating results for countries where the functional currency is not the U.S. dollar into U.S. dollars or for countries experiencing hyperinflation.
We calculate the effect of changes in currency exchange rates as the difference between current period activity translated using each of the current period’s currency exchange rates and the comparable prior year period’s currency exchange rates. We refer to the results of this calculation as the impact of currency exchange rate fluctuations. When we refer to constant currency operating results, this means operating results without the impact of the currency exchange rate fluctuations. As described under the caption “Executive Compensation—Compensation Discussion and Analysis—Fiscal 2022 Performance Goals and Performance” in this proxy statement, the CMDC sets incentive goals on a constant currency basis, excluding the impact of currency exchange rate fluctuations.

2022 Proxy Statement	113

Annex A
The table below reflects the calculation of constant currency net sales and constant currency operating income for the fiscal year ended January 31, 2022.

	Fiscal Year Ended January 31, 2022
	Walmart International		Total Company
(Dollars in millions)	2022	Percent Change(1)	2022	Percent Change(1)
Net sales:
As reported	$100,959	(16.8%)	$567,762	2.3%
Currency exchange rate fluctuations	$(4,501)	N/A	$(4,501)	N/A
Constant currency net sales	$96,458	(20.5%)	$563,261	1.4%
Operating income:
As reported	$3,758	2.7%	$25,942	15.1%
Currency exchange rate fluctuations	$(265)	N/A	$(265)	N/A
Constant currency operating income	$3,493	(4.6%)	$25,677	13.9%
(1)Change versus prior year comparable period.
Non-GAAP Performance Metrics
We calculated constant currency total company operating income for incentive plan purposes by adding our Walmart U.S. operating income and Sam’s Club operating income to the constant currency operating income of our Walmart International segment (as described below), in each case for fiscal 2022, and adjusting the total of such constant currency operating income by excluding the Excluded Items.
We calculated constant currency operating income of our Walmart International segment for incentive plan purposes by translating the operating income for fiscal 2022 of the countries within our Walmart International segment in which the functional currency is not the U.S. dollar by using the currency exchange rates we used to translate our fiscal 2021 operating income in those countries into U.S. dollars for financial reporting purposes rather than by using the current period’s currency exchange rates, and adjusting such operating income by excluding the Excluded Items.
We calculated constant currency total company sales for incentive plan purposes by adding our Walmart U.S. net sales and Sam’s Club net sales to the constant currency net sales of our Walmart International segment (as described below), in each case for fiscal 2022, and adjusting the total of those net sales by excluding the Excluded Items.
We calculated constant currency Walmart International sales by translating the net sales for fiscal 2022 of those countries within our Walmart International segment in which the functional currency is not the U.S. dollar or countries experiencing hyperinflation by using the currency exchange rates we used to translate our fiscal 2021 net sales in those countries into U.S. dollars for financial reporting purposes rather than by using the current period’s currency exchange rates, and adjusting such net sales by excluding the Excluded Items.
We calculated constant currency adjusted ROI for fiscal 2022 as our adjusted operating income for ROI for fiscal 2022 (as described below) plus our interest income, depreciation and amortization, and rent expense for fiscal 2022 divided by average invested capital for fiscal 2022. We considered average invested capital for fiscal 2022 to be the average of our beginning and ending total assets for fiscal 2022, plus average accumulated depreciation and amortization, less average accounts payable and average accrued liabilities for fiscal 2022. In computing our adjusted operating income for ROI, we excluded from our as reported total company operating income the Excluded Items described under the caption “Executive Compensation—Compensation Discussion and Analysis—Fiscal 2022 Performance Goals and Performance—Impact of Excluded Items on Fiscal 2022 Performance for Incentive Plan Purposes—2022 ROI Adjustments for Long-Term Performance Equity Purposes” in this proxy statement. Although return on investment ("ROI") is a standard financial measure, our calculation of ROI may differ from other companies’ calculations of their ROI.
We calculated operating income of our Walmart U.S. segment and sales of our Walmart U.S. segment by excluding the applicable Excluded Items from the as reported operating income and the as reported net sales, respectively, of our Walmart U.S. segment.
We calculated operating income of our Sam’s Club segment and sales of our Sam’s Club segment by excluding the applicable Excluded Items from the as reported operating income and the as reported net sales, respectively, of our Sam’s Club segment.

114	www.walmart.com

Notice of 2022 Annual Shareholders’ Meeting
Wednesday, June 1, 2022
Virtual meeting at 10:30 a.m. Central Time
www.virtualshareholdermeeting.com/WMT2022

WALMART INC.
702 SW 8TH ST.
BENTONVILLE, AR 72716

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET BEFORE THE MEETING - www.proxyvote.com or scan the QR Barcode above**
Use the Internet to vote by proxy up until 11:59 P.M. Eastern Time on May 31, 2022. If you participate in the Walmart 401(k) Plan or the Walmart Puerto Rico 401(k) Plan, you must vote these shares no later than 11:59 P.M. Eastern Time on May 25, 2022. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic proxy.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 31, 2022. If you participate in the Walmart 401(k) Plan or the Walmart Puerto Rico 401(k) Plan, you must vote these shares no later than 11:59 P.M. Eastern Time on May 25, 2022. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign, and date this proxy card and promptly return it in the postage-paid envelope we have provided to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

**VOTE BY INTERNET DURING THE MEETING**
You may attend the meeting via the Internet and vote during the meeting by going to www.virtualshareholdermeeting.com/WMT2022. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. You may also agree to receive or access proxy materials electronically in future years on Walmart's corporate website at http://stock.walmart.com/annual-reports.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D78182-P66009-Z81756

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**WALMART INC.**

**The Board of Directors recommends a vote "FOR" each of the nominees listed in Proposal 1, "FOR" Proposals 2 and 3, and "AGAINST" Proposals 4 through 10.**

1. Election of Directors

| **Nominees:** | For | Against | Abstain |
|---|---|---|---|
| 1a. Cesar Conde | ☐ | ☐ | ☐ |
| 1b. Timothy P. Flynn | ☐ | ☐ | ☐ |
| 1c. Sarah J. Friar | ☐ | ☐ | ☐ |
| 1d. Carla A. Harris | ☐ | ☐ | ☐ |
| 1e. Thomas W. Horton | ☐ | ☐ | ☐ |
| 1f. Marissa A. Mayer | ☐ | ☐ | ☐ |
| 1g. C. Douglas McMillon | ☐ | ☐ | ☐ |
| 1h. Gregory B. Penner | ☐ | ☐ | ☐ |
| 1i. Randall L. Stephenson | ☐ | ☐ | ☐ |
| 1j. S. Robson Walton | ☐ | ☐ | ☐ |
| 1k. Steuart L. Walton | ☐ | ☐ | ☐ |

| **Company Proposals:** | For | Against | Abstain |
|---|---|---|---|
| 2. Advisory Vote to Approve Named Executive Officer Compensation | ☐ | ☐ | ☐ |
| 3. Ratification of Ernst & Young LLP as Independent Accountants | ☐ | ☐ | ☐ |
| **Shareholder Proposals, in each case, if properly presented at the meeting:** | | | |
| 4. Report on Animal Welfare Practices | ☐ | ☐ | ☐ |
| 5. Create a Pandemic Workforce Advisory Council | ☐ | ☐ | ☐ |
| 6. Report on Impacts of Reproductive Healthcare Legislation | ☐ | ☐ | ☐ |
| 7. Report on Alignment of Racial Justice Goals and Starting Wages | ☐ | ☐ | ☐ |
| 8. Civil Rights and Non-Discrimination Audit | ☐ | ☐ | ☐ |
| 9. Report on Charitable Donation Disclosures | ☐ | ☐ | ☐ |
| 10. Report on Lobbying Disclosures | ☐ | ☐ | ☐ |

If this proxy is signed, dated, and promptly returned, it will be voted in accordance with your instructions shown above. Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. If signing as attorney-in-fact, executor, administrator, trustee, guardian, fiduciary or in another capacity, please indicate full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer(s), and specify the title(s) of such officer(s).

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof will be voted on by the proxy holders in their discretion.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Annual Shareholders' Meeting**

**June 1, 2022 at 10:30 A.M., Central Time**

**www.virtualshareholdermeeting.com/WMT2022**

**Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders' Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D78183-P66009-Z81756

## WALMART INC.

**SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE**
**ANNUAL SHAREHOLDERS' MEETING OF WALMART INC.**
**TO BE HELD VIRTUALLY AT WWW.VIRTUALSHAREHOLDERMEETING.COM/WMT2022 ON JUNE 1, 2022**

I have received the Notice of 2022 Annual Shareholders' Meeting (the "Meeting") to be held on June 1, 2022, and the related Proxy Statement furnished by Walmart Inc.'s ("Walmart") Board of Directors. I appoint GREGORY B. PENNER and C. DOUGLAS MCMILLON, and each of them, as my proxies and attorneys-in-fact, with full power of substitution, to represent me and to vote all shares of Walmart common stock that I am entitled to vote at the Meeting or any adjournments or postponements thereof in the manner shown on this form as to the matters shown on the reverse side of this form and in their discretion on any other matters that properly come before the Meeting or any adjournments or postponements thereof. If I participate in the Walmart 401(k) Plan or the Walmart Puerto Rico 401(k) Plan and I have a portion of my interest invested in Walmart stock, I also direct the Retirement Plans Committee of the respective plan to take such actions necessary to vote the stock which is attributable to my interest in the manner shown on this form as to the matters shown on the reverse side of this form at the Meeting, and in its discretion on any other matters that properly come before the Meeting or any adjournments or postponements thereof.

**You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. If this proxy is signed, dated, and promptly returned, it will be voted in accordance with your instructions shown on the reverse side; however, if you do not provide instructions, this proxy will be voted "FOR" each director nominee listed in Proposal 1, "FOR" Proposals 2 and 3, "AGAINST" Proposals 4 through 10, and in their discretion on any other matters that are properly presented at the Meeting or any adjournments or postponements thereof.**

Please sign exactly as your name appears hereon. Joint owners should each sign. If signing as attorney-in-fact, executor, administrator, trustee, guardian, fiduciary or in another capacity, please indicate full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer(s), and specify the title(s) of such officer(s).